UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

C&F FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
⌧	No fee required.
◻	Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

C&F Financial Corporation
3600 La Grange Parkway
Toano, Virginia 23168

Dear Fellow Shareholders:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of C&F Financial Corporation, the holding company for Citizens and Farmers Bank.  The meeting will be held on Tuesday, April 19, 2022, at 3:30 p.m., Eastern Time.  Due to concerns relating to the latest wave of COVID-19 infections, and in the interest of providing the safest environment possible, we will be holding this year’s Annual Meeting of Shareholders in an online format only.  You will be able to attend the 2022 Annual Meeting online, vote your shares and submit your questions by visiting https://web.lumiagm.com/284158993 and entering the 11-digit control number included on your proxy card and the meeting code c&f2022 (case sensitive). The accompanying Notice and Proxy Statement describe the matters to be presented at the Annual Meeting.  Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly.  You have a choice of voting your shares by proxy over the Internet, by telephone or by signing, dating and mailing the enclosed proxy card.  Please take the time to vote by proxy now so that your shares are represented at the meeting.  If you decide to attend and vote at the Annual Meeting, you can revoke your proxy at any time before it is voted at the Annual Meeting (provided that, if you hold your shares through a bank, broker or other holder of record and you wish to vote at the Meeting, you must obtain a legal proxy or broker’s proxy and provide proof of your legal proxy as authority to vote the shares at the Annual Meeting).

We appreciate your continuing loyalty and support of C&F Financial Corporation.

Sincerely,

Larry G. Dillon	Thomas F. Cherry
Executive Chairman	President and Chief Executive Officer

Toano, Virginia

March 11, 2022

C&F FINANCIAL CORPORATION

3600 La Grange Parkway

Toano, Virginia 23168

________________________________________________________________

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

_________________________________________________________________

TO BE HELD APRIL 19, 2022

The 2022 Annual Meeting of Shareholders of C&F Financial Corporation (the “Corporation”) will be held on Tuesday, April 19, 2022, at 3:30 p.m., Eastern Time.  You will be able to attend the 2022 Annual Meeting online, vote your shares and submit your questions by visiting https://web.lumiagm.com/284158993 and entering the 11-digit control number included on your proxy card and the meeting code c&f2022 (case sensitive).  The meeting will be held for the following purposes:

1.	To elect four Class II directors to the Board of Directors of the Corporation to serve until the 2025 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this Notice.
2.	To approve the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan.
3.	To approve, in an advisory, non-binding vote, the compensation of the Corporation’s named executive officers disclosed in the Proxy Statement.
4.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 16, 2022, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Jason E. Long
Secretary

March 11, 2022

IMPORTANT NOTICE

Your vote is important. You have a choice of voting by proxy over the Internet, by telephone or by signing, dating and mailing the enclosed proxy card.  Please take the time to vote by proxy now so that your shares are represented at the Annual Meeting.

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C&F FINANCIAL CORPORATION

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

i

Overview of C&F Financial Corporation

C&F Financial Corporation (the “Corporation”) is a financial institution that has been focused on serving our customers and communities for the past 95 years. We employ a diversified business strategy through our three business segments:

●	Community banking segment – Provides retail and commercial banking products and services and full service brokerage offerings throughout eastern and central Virginia,
●	Mortgage banking segment – Originates and sells residential mortgage loans in five states and offers services related to mortgage banking to other mortgage lenders,
●	Consumer finance segment – Engaged in indirect consumer lending, providing financing for automobile, marine and recreational vehicles in 21 states.

Proxy Summary

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of the Corporation will be held on Tuesday, April 19, 2022, at 3:30 p.m. Eastern Time in an online format only. The following matters will be considered at the Annual Meeting. Please refer to the information contained in this Proxy Statement related to each of these matters in considering your vote.

Proposal		Recommendation of the Board
ONE	Election of directors	FOR ALL
TWO	Approval of the Corporation’s 2022 equity compensation plan	FOR
THREE	Approval of the compensation of the Corporation’s named executive officers (non-binding)	FOR
FOUR	Ratification of the appointment of the Corporation’s independent registered public accounting firm	FOR

2021 Financial Results

Net income and earnings per share grew 29.9 percent and 31.2 percent, respectively, for 2021 compared to 2020, and adjusted net income and adjusted earnings per share grew 33.8 percent and 35.3 percent, respectively. The Corporation reported return on average equity (“ROE”) and return on average assets (“ROA”) for 2021 of 14.77 percent and 1.34 percent, respectively. Adjusted ROE and adjusted ROA for 2021 were 15.22 percent and 1.38 percent, respectively.

Note 1:  Adjusted net income, adjusted earnings per share, adjusted ROE and adjusted ROA are financial measures that are not consistent with U.S. generally accepted accounting principles (“GAAP”) that are considered by the Corporation as part of its executive compensation program.  Refer to Appendix A for information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable U.S. GAAP financial measures.

Note 2:  Measures shown above represent the median adjusted ROE and median adjusted ROA for the Corporation’s Incentive Compensation Peer Group for each year, as discussed further in the Compensation Discussion and Analysis in this Proxy Statement. The Incentive Compensation Peer Groups used in 2020 and 2019 can be found in Appendix C.

Pay for Performance

The compensation of our executive officers includes incentive compensation and is structured to pay for performance, in order to align our compensation program with the interests of shareholders. In 2021, 53% of the total direct compensation of our Chief Executive Officer was incentive compensation, and was based in part on the Corporation’s performance relative to a peer group of 20 other banks.  The results of the performance measures used to determine the amounts of the short-term cash incentive compensation award and the long-term equity incentive compensation award for the Chief Executive Officer for 2021 performance are shown below. These awards are discussed in further detail in the Compensation Discussion and Analysis.

Short-term cash incentive compensation award	Long-term equity incentive compensation award
Composite ranking of ROA and ROE	3-year growth in tangible book value plus dividends
4th out of 21 banks	4th out of 21 banks
85th percentile	85th percentile

Our Board of Directors

We believe that our Board of Directors possesses the skills, expertise, character, judgment and other qualities necessary to provide meaningful, independent leadership and oversight of the Corporation’s business operations and strategy.  Each of our directors and director nominees has the requisite skills, qualifications and personal traits sought by the Nominating Committee in a highly qualified director.  Our Board of Directors, including the director nominees, collectively offer a variety of valuable skills and experience, and a diversity of backgrounds and perspectives, as summarized below. Our Board of Directors includes two members of management and eleven independent directors.

Board of Directors Skills and Experience

Community banking experience

Financial expertise

Legal expertise in corporate, lending and real estate law

Real estate brokerage and development

Business management and organizational leadership

Human resources management

Marketing and advertising expertise

Bank regulatory matters

Risk management

Knowledge of the customers and communities we serve

Corporate Responsibility

We are committed to fulfilling our responsibilities to a variety of stakeholders as a community financial institution: our customers, our communities, our employees and our shareholders.  We have identified the following priorities related to our corporate responsibility and have taken steps to advance these priorities through our business and investment decisions:

● Bank On consumer checking account designed to expand access to safe and affordable accounts ● ●

Access to banking and financial products and services

●
Offer a consumer checking account with a national Bank On certification, designed to expand access for underbanked consumers
●
Offer checking account products with low or no fees
●
Participate in programs with the Federal Home Loan Bank of Atlanta and federal agencies that offer financing for first time homebuyers

Diversity, equity and inclusion (“DEI”)

●
Formed an entity-wide diversity council in 2021, which includes our Chief Executive Officer (“CEO”), to develop a DEI strategy
●
Utilizing an external consultant to study our DEI climate and make recommendations
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Maintain an affirmative action and equal employment opportunity policy

Investing in our communities

●
Encourage our employees to participate in service events with partner organizations
●
Give our employees up to 16 hours of paid time to volunteer in their communities with organizations of their choice
●
Members of our senior management, including our CEO, serve on the boards of various community and civic organizations
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Provide financial support to local organizations in our communities

Employee wellness and development

●
Provide on-site access to healthcare services through a clinic for our employees and their dependents
●
Offer health-related initiatives for our employees, including free annual preventative care and biometric screenings, incentives for vaccination and tobacco cessation and events to promote a healthy lifestyle
●
Provide education benefits, including tuition reimbursement, student loan repayment and training opportunities

GENERAL INFORMATION

2022 Annual Meeting of Shareholders and Proxy Information

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the enclosed proxy to be used at the Annual Meeting, to be held Tuesday, April 19, 2022, at 3:30 p.m. Eastern Time.  You will be able to attend the Annual Meeting online, vote your shares and submit your questions in accordance with the rules of conduct for the meeting by visiting https://web.lumiagm.com/284158993 and entering the 11-digit control number included on your proxy card and the meeting code c&f2022 (case sensitive). If you choose to attend the Annual Meeting online without providing an 11-digit control number, you may access the meeting as a guest at https://web.lumiagm.com/284158993, but will not be able to vote your shares during the meeting or submit questions.  The approximate mailing date of this Proxy Statement and accompanying proxy is March 11, 2022.

You may log into https://web.lumiagm.com/284158993 beginning at 3:00 p.m. Eastern Time on April 19, 2022, and the Annual Meeting will begin promptly at 3:30 p.m.

Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our meeting rules of conduct, which shareholders can view on the meeting website at https://web.lumiagm.com/284158993.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 19, 2022

The Notice of the 2022 Annual Meeting of Shareholders, this Proxy Statement, form of proxy and the 2021 Annual Report to Shareholders are available on the internet at the following website:

http://www.astproxyportal.com/ast/08723/

Voting by Proxy or During the Meeting

You will receive multiple printed copies of the Proxy Statement and accompanying proxy if you hold your shares in different ways (such as, joint tenancy, through a trust, in a custodial account, etc.) or in more than one account. You should vote the shares represented by each proxy card you receive to ensure that all of your shares are voted.

Shareholders of record can vote at the Annual Meeting or by proxy. There are three ways for shareholders of record to vote by proxy:

●	By Internet – you can vote over the Internet by following the instructions on the proxy card (you will need the control number on the proxy card);
●	By Telephone – you can vote by telephone (toll-free) by following the instructions on the proxy card (you will need the control number on the proxy card); or
●	By Mail – you can vote by mail by signing, dating and mailing the proxy card in the accompanying postage paid envelope.

If you hold your shares through a bank, broker or other holder of record, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers.

Shareholders of record may vote at the Annual Meeting at https://web.lumiagm.com/284158993 by entering the 11-digit control number included on your proxy card and the meeting code c&f2022 (case sensitive).  If your shares are held in the name of your bank, broker or other nominee and you wish to vote your shares at the Annual Meeting or submit questions at the Annual Meeting, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker or other nominee) and then register your legal proxy with American Stock Transfer & Trust LLC, the Corporation’s stock transfer agent, prior to the meeting. The stock transfer agent will then provide you with a control number that you can use to vote and submit questions at the Annual Meeting by visiting https://web.lumiagm.com/284158993 and entering that control number and the meeting code c&f2022 (case sensitive). If you hold your shares through a bank, broker or other holder of record and vote your shares according to the instructions of the holder of record, you may attend the Annual Meeting without obtaining a legal proxy by accessing the meeting as a guest at https://web.lumiagm.com/284158993, but will not be able to vote your shares during the meeting or submit questions. Requests to register your legal proxy must be received by 5:00 p.m. Eastern Time on April 14, 2022.  To register your legal proxy, you must submit proof of your legal proxy reflecting the number of shares held along with your name and email address by mail, email or facsimile to:

American Stock Transfer & Trust LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

proxy@astfinancial.com

Fax: (716) 765-8730

If you vote by proxy in time for the Annual Meeting, the individuals named on the proxy card (the “proxies”) will vote your shares in accordance with your instructions.  If you properly submit a proxy without specifying how to vote your shares with respect to a proposal, such proxy will be voted according to the recommendation of the Board of Directors.

Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting.

Voting by proxy over the Internet, by telephone or by mailing a proxy card will not affect your right to attend or to vote at the Annual Meeting.

Questions Before or During the Meeting

You may submit written questions in advance of the Annual Meeting beginning on April 1, 2022 by emailing your question to investor@cffc.com with the subject “Annual Meeting”.  You will not receive an e-mail reply to your question.  You may also ask questions during the Annual Meeting by using the message function within the online meeting.

During the Annual Meeting, we intend to answer questions that are pertinent to shareholders generally and the matters to be considered at the meeting, subject to time constraints.  We may group and answer together questions that are substantially similar to avoid repetition.

Revocation of Proxies

Submission of a proxy will not affect a shareholder’s right to attend or to vote at the Annual Meeting.  Any shareholder who has properly submitted a proxy may revoke it by attending the Annual Meeting and voting online during the meeting.

If you are a shareholder of record, you may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods:

●	By submitting a written notice of revocation to the Secretary of the Corporation by the close of business on April 18, 2022;
●	By submitting by the close of business on April 18, 2022 a completed proxy card bearing a later date than any other proxy submitted by you;
●	By Internet by following the Internet voting instructions on the proxy card (you will need the control number on the proxy card) prior to the Annual Meeting;
●	By telephone by following the telephone voting instructions on the proxy card (you will need the control number on the proxy card) prior to the Annual Meeting; or
●	By attending the Annual Meeting and voting online.

Your last submitted Internet vote, telephone vote or proxy card vote with respect to the same shares is the one that will be counted.

Voting Rights of Shareholders

Only those common shareholders of record at the close of business on February 16, 2022 are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof.  The number of shares of Corporation common stock outstanding and entitled to vote at the Annual Meeting is 3,554,544.  The Corporation has no other class of voting stock outstanding.  A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shareholders who attend the Annual Meeting by following the instructions above will be considered to be attending the meeting “in person.”

Each share of Corporation common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting.  Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

With regard to the election of directors, votes may be cast in favor or withheld.  If a quorum is present, the four nominees receiving the greatest number of affirmative votes cast at the Annual Meeting, even if less than a majority, will be elected directors; therefore, votes withheld and broker non-votes will have no effect.

For all other proposals, votes may be cast in favor or against, or shareholders may abstain from voting. Approval of these other proposals (i.e., the approval of the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan, the non-binding advisory vote to approve executive compensation and the ratification of the appointment of the Corporation’s independent registered public accounting firm) requires an affirmative vote of a majority of the votes cast on the matter.  Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they generally do not count as votes cast and, therefore, will have no effect for purposes of determining whether such a matter is approved.

Routine and Non-Routine Proposals

Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name generally may vote on the proposal without receiving voting instructions from the owner.  If a proposal is non-routine, the broker or other entity generally may vote on the proposal only if the owner has provided voting instructions.  A “broker non-vote” occurs when a broker or other entity returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the broker or other entity has not received voting instructions from the beneficial owner of the shares.  The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022 is considered a routine matter, while the election of directors, approval of the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan and the non-binding advisory vote to approve executive compensation are considered to be non-routine matters.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Corporation.  Solicitations will be made only by the use of the mail, except that officers and regular employees of the Corporation and Citizens and Farmers Bank (the “Bank”) may make solicitations of proxies in person, by telephone or by mail, acting without compensation other than their regular compensation.  We anticipate that brokerage houses and other nominees, custodians and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Corporation will reimburse them for their charges and expenses in this connection.  The Corporation engaged D. F. King & Co., Inc. to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $5,000 plus expenses.

BOARD AND GOVERNANCE MATTERS

PROPOSAL ONE

ELECTION OF DIRECTORS

The Corporation’s Board is divided into three classes (I, II and III) of directors.  The term of office for Class II directors will expire at the Annual Meeting.  Four persons named below will be nominated to serve as Class II directors.  If elected, the Class II nominees will serve until the 2025 Annual Meeting of Shareholders.  All director nominees currently serve as directors of the Corporation.

The Corporation’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Nominating Committee.

The Board is not aware of any family relationship among any director, director nominee or executive officer; nor is the Board aware of any involvement of any director, director nominee or executive officer, currently or in the past ten years, in any legal proceedings that would be material to an evaluation of the ability or integrity of any director, director nominee or executive officer.  None of the directors or director nominees serves, nor in the past five years has any director or director nominee served, as a director of any other public company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE FOUR NOMINEES NOMINATED TO SERVE AS CLASS II DIRECTORS.

Director Nominees and Directors Continuing to Serve

Certain information concerning the nominees for election at the Annual Meeting as Class II directors is set forth below, as well as certain information about the remaining Class I and III directors who will continue in office until the 2024 and 2023 Annual Meetings of Shareholders, respectively, including the qualifications, skills and experience that the Board believes make the director or director nominee a good fit for service on the Board.  The Board of Directors of the Bank (the “Bank Board”) consists of the thirteen current members of the Corporation’s Board listed below and Bryan E. McKernon, President and CEO of C&F Mortgage Corporation.

Class II Director Nominees—To Serve Until the 2025 Annual Meeting
Name	Principal Occupation During Past Five Years and Qualifications, Skills and Experience

Audrey D. Holmes Director since 2007 Age 64

Ms. Holmes owns and operates her own legal practice, Audrey D. Holmes, Attorney-at-Law.  Ms. Holmes conducts business in communities served by the Bank.  Ms. Holmes’ business experience as a sole practitioner is enhanced by her participation in a number of professional, civic and religious organizations.  As a small business owner and through her community involvement, Ms. Holmes understands many of the challenges faced by the Bank’s customers.

Elizabeth R. Kelley Director since 2017 Age 61

Ms. Kelley is managing director and co-owner of Blue Heron Management LLC, a business and management consulting and advisory firm and co-owner of Divin’ Off the Dock, Inc. a retail business located in West Point.  Prior to becoming a consultant and small business owner, Ms. Kelley served as president and chief operating officer of The Martin Agency (“Martin”), an international full-service advertising agency headquartered in Richmond, Virginia, until April 2018. During her tenure at Martin, she worked in a variety of roles including in account management, creative and human resources. She became a partner in 2005, assumed the role of chief operating officer in 2011, and was named president of the agency in 2016. Ms. Kelley currently serves on the Hampden-Sydney College board of trustees, and is a member of the West Point Chamber of Commerce.  Ms. Kelley has served as a member of the Bank Board since June 2016.  Ms. Kelley’s diverse experience in business and strategy, including with a company that specializes in, among other things, advertising, strategic planning, and building the relationship between brand and consumers, brings valuable expertise to the Board.

James T. Napier Director since 2016 Age 69

Mr. Napier is the president of Napier Realtors ERA headquartered in Chesterfield County, Virginia, with branch offices serving Powhatan County, Henrico County, the City of Richmond and the tri-cities area.  Mr. Napier has been president of the firm since 1991 and involved in the real estate business since 1976. Mr. Napier served on the board of directors of Central Virginia Bankshares, Inc. from 1997 until its acquisition by the Corporation in 2013.  Since that time, Mr. Napier has served as a member of the Bank Board.  Mr. Napier’s experience in real estate, his experience as the president of a real estate company and his years of experience on the board of a community bank provide him the leadership skills and attributes desired to serve as a director.

Paul C. Robinson Director since 2000 Age 64

Mr. Robinson is the president of Francisco, Robinson and Associates, Inc., a real estate brokerage firm.  Mr. Robinson has gained practical business experience through over 42 years in the real estate business, including over 28 years as a firm owner/principal broker.  In addition, Mr. Robinson previously served as an elected member of the Board of Supervisors for New Kent County, and has represented New Kent County, Virginia, on multi-jurisdictional boards in the greater Richmond region.  Through his experiences in business and government services, Mr. Robinson has developed relevant financial, accounting and compliance knowledge.  In addition, Mr. Robinson’s past experience as an elected public official provides insight into the workings of local government, issues facing constituents, many of whom reside in the Bank’s banking footprint, and how to effectively manage input from numerous stakeholders to make the most appropriate decisions.

Class I Directors—Serving Until the 2024 Annual Meeting
Name	Principal Occupation During Past Five Years and Qualifications, Skills and Experience

Larry G. Dillon[1] Director since 1989 Age 69

Mr. Dillon is the Executive Chairman of the Boards of Directors of the Corporation and the Bank. Mr. Dillon has worked for the Corporation and the Bank for over 44 years and has been Chairman since 1998.  He served as Chief Executive Officer from 1989 until December 31, 2018, and as President from 1989 until December 2014.  Prior to becoming President and Chief Executive Officer, Mr. Dillon served in several capacities including Chief Operating Officer and Commercial Lending Officer.  Mr. Dillon is well versed in all business and operational aspects of the Corporation and the Bank and has the strong leadership qualities that are necessary to lead the Board and Corporation as a whole.  In addition to his duties at the Corporation and the Bank, Mr. Dillon has served as president of the Virginia Bankers Association and has served on several committees within that organization.  Mr. Dillon has served as a leader in several community organizations in communities served by the Bank.  Prior to joining the Bank, Mr. Dillon worked for the State Corporation Commission Bureau of Financial Institutions.  All of these experiences provide Mr. Dillon with valuable insights for leading a community bank and serving on the Corporation’s Board.

James H. Hudson III Director since 1997 Age 73

Mr. Hudson is an attorney-at-law for Hudson Law, PLC.  Mr. Hudson has practiced law for over 44 years in the primary footprint of the Bank and is the current mayor of one of the communities served by the Bank.  Mr. Hudson’s work centers on real estate, both residential and commercial, and includes, among other things, loan workouts, collateralizations and foreclosures.  Mr. Hudson’s experience and insights in these areas allow the Board to have more robust discussions and establish appropriate direction for the Corporation.

C. Elis Olsson Director since 2007 Age 57

Mr. Olsson is vice president and director of operations for Martinair, Inc. (“Martinair”), an aircraft charter and management company.  Mr. Olsson has been with Martinair since May 2000.  Mr. Olsson, as a vice president of Martinair, in addition to his operational duties, has responsibility for the review of financial information of Martinair.  Prior to Martinair, Mr. Olsson worked for a Fortune 500 company where he held numerous roles including regional sales manager and vice president of operations.  He also served on the board of directors for the Fortune 500 company.  Mr. Olsson is actively involved in various community organizations in the markets the Bank serves.  Mr. Olsson’s background brings valuable operational and financial expertise to the Board.

D. Anthony Peay Director since 2019 Age 62

Mr. Peay is a retired CPA and community banker with over 37 years of experience in the banking industry.  Mr. Peay served as the Chief Financial Officer of Union Bankshares Corporation (now Atlantic Union Bankshares Corporation) for 18 years until his promotion to Chief Banking Officer in 2012, a position he held until his retirement in 2017.  During his time with Union Bankshares Corporation, Mr. Peay was a key member of the executive team with responsibility for accounting, financial reporting and investor relations, as well as playing a vital role in the company’s merger and acquisition activity.  Mr. Peay has significant experience with the preparation of Securities and Exchange Commission (“SEC”) filings, including periodic and annual reports and registration statements.  Mr. Peay’s background enables him to provide significant contributions to the Board regarding the financial performance of the Corporation and its compliance requirements as an SEC registrant, as well as overall management and strategic initiatives.

Dr. Jeffery O. Smith Director since 2020 Age 54

Dr. Smith has served for over 30 years in public education as an educator and administrator, including work in eight Virginia public school divisions and serving as the current superintendent of Hampton City Schools in Hampton, Virginia since July 2015. Dr. Smith has also been a leader in many community and civic organizations, which has included serving on the boards of directors of Sentara Healthcare, Smart Beginnings Virginia Peninsula and Virginia Air & Space Center, and on the board of trustees for the Williamsburg Health Foundation. Dr. Smith’s knowledge of complex organizations, business practices and the communities we serve enables him to provide significant insights concerning the Corporation’s strategic objectives.

Class III Directors—Serving Until the 2023 Annual Meeting
Name	Principal Occupation During Past Five Years and Qualifications, Skills and Experience

Dr. Julie R. Agnew Director since 2017 Age 52

Dr. Agnew is the Richard C. Kraemer Term Professor of Finance and Economics at the College of William & Mary’s Raymond A. Mason School of Business (“Mason School of Business”).  From 2014 until 2016, she was the Director of the Boehly Center for Excellence in Finance at the Mason School of Business. She is a TIAA Institute Fellow, a member of the Wharton School’s Pension Research Council Advisory Board and a Research Associate for the Center for Retirement Research at Boston College. Prior to pursuing her doctorate, Dr. Agnew worked as an analyst in investment banking for Salomon Brothers in New York City and as an equity research associate for Vector Securities International in Chicago.  Dr. Agnew has served as a member of the Bank Board since June 2016.  Dr. Agnew’s experience enables her to provide significant insights regarding the finances and economic risks of the Corporation.

J. P. Causey Jr.[1] Director since 1984 Age 78

In addition to being a self-employed attorney-at-law, Mr. Causey is Plan Administrator for Canal Corporation, formerly Chesapeake Corporation.  Mr. Causey previously served as executive vice president, secretary and general counsel for Canal Corporation, formerly a SEC registrant, from 2001 to 2011.  Mr. Causey had 27 years of experience with Canal Corporation.  During his time with Canal Corporation, Mr. Causey actively participated in the development of corporate strategy and in evaluating risk.  Mr. Causey also had direct supervisory responsibility for the corporate legal, communications, human resources, business ethics, environmental compliance and internal audit functions.  Mr. Causey played an active part in the drafting and/or review of periodic SEC filings and other corporate communications.  Mr. Causey’s background enables him to provide significant contributions with respect to the Corporation’s overall management, as well as with respect to its compliance obligations.

Thomas F. Cherry Director since 2015 Age 53

Mr. Cherry is the President and Chief Executive Officer of the Corporation and the Bank. Mr. Cherry has worked for the Corporation and the Bank for over 25 years.  He has been Chief Executive Officer since January 1, 2019 and President since December 2014 and was appointed to the Boards of Directors of the Corporation and the Bank in January 2015.  Mr. Cherry also previously served as Secretary from 2002 until 2018 and Chief Financial Officer from 2004 until 2016.  Mr. Cherry is well versed in all business and operational aspects of the Corporation and the Bank and has strong leadership qualities.  In addition to his duties at the Corporation and the Bank, Mr. Cherry has served on several committees of the Virginia Bankers Association.  Mr. Cherry has served in several community organizations in communities served by the Bank.  Prior to joining the Bank, Mr. Cherry worked for Price Waterhouse LLP (prior to its merger with Coopers & Lybrand to create PwC).  All of these experiences provide Mr. Cherry with valuable insights for leading a community bank and serving on the Corporation’s Board.

George R. Sisson III Director since 2020 Age 68

Mr. Sisson served on the board of directors of Peoples Bankshares, Incorporated (“Peoples”) and Peoples Community Bank from 1987 until its acquisition by the Corporation in 2020, and served as chairman of the board of directors beginning in 2005.  As a director and chairman, Mr. Sisson was involved in setting the strategic objectives of the company, establishing corporate policies, the approval of loans, and leading the organization.  Mr. Sisson owned and operated Peoples Insurance Agency of Montross from 1976 until he sold it effective January 1, 2020.  His experience as a director and small business owner provides him the leadership skills and attributes desired to serve as a director.

1	If prior to 1994, refers to the year the director joined the Bank Board, prior to the Corporation’s becoming the holding company for the Bank.

Composition of the Board of Directors

The Nominating Committee seeks a diverse group of candidates who possess the background, skills and expertise to make significant contributions to the Board, the Corporation and its shareholders.  The Board believes that it is better able to fulfill its responsibility to shareholders when it benefits from a variety of experiences, backgrounds and perspectives.  Consideration is given to assuring that the Board, as a whole, adequately reflects the diversity of our constituencies and the communities in which we conduct our business. The following table contains certain demographic information about the Board.

Board Diversity Matrix (As of March 11, 2022)
Total Number of Directors	13
	Female	Male
Part I: Gender Identity
Directors	3	10
Part II: Demographic Background
African American or Black	-	1
Alaskan Native or Native American	1	-
White	2	9

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Corporation and time available for meetings and consultation on Corporation matters.  Further, all director nominees must possess the aptitude or experience to understand fully the legal responsibilities of a director and the governance processes of a public company, as well as the personal qualities to be able to make an active and substantial contribution to Board deliberations, including, but not limited to, intelligence and wisdom, self-assuredness, interpersonal and communication skills, courage and inquisitiveness.  Consideration will also be given to financial management, reporting and control expertise or other experiences that would qualify the individual as an “audit committee financial expert” under established standards.

The Board has concluded that each director and director nominee possesses the personal traits described above.  In considering the directors’ and the director nominees’ individual experience, qualifications, attributes and skills, the Board has concluded that the appropriate experience, qualifications, attributes and skills are represented for the Board as a whole and for each of the Board’s committees.  In addition, each director and director nominee possesses characteristics that led the Board to conclude that such person should serve as a director.  The specific experience, qualifications, attributes and skills that the Board believes each director and director nominee possesses are discussed in the tables beginning on page 9.

Board Leadership Structure and Risk Oversight

Prior to January 1, 2019, the Corporation operated using the traditional U.S. board leadership structure, under which our CEO also served as Chairman of the Board.  In connection with Mr. Dillon’s decision in 2018 to step back from being CEO of the Corporation and the Bank, the Board decided to separate the roles of CEO and Chairman of the Board effective with the appointment of Mr. Cherry as CEO, effective January 1, 2019. Mr. Dillon has been a member of the Board since 1989 and is the second longest serving director of the Corporation and the Bank. The Board determined that Mr. Dillon’s knowledge of the Corporation and his Board experience make him the best choice to serve as Chairman of the Board.  We believe the Board and the Corporation also benefit from the continuity that Mr. Dillon provides in chairing the Board.

In February 2020, the Board designated Mr. Olsson as the lead independent director.  Mr. Olsson presides over executive sessions of the Board, which are attended solely by independent directors.  Mr. Olsson also refers to the appropriate Board committee any issue brought to his attention by shareholders, directors and others.  Mr. Olsson is the primary communicator between the independent directors and the CEO, although individual Board members may communicate directly with the CEO and vice versa and may freely discuss their views with other Board members at any time.

The Corporation believes that its leadership structure allows the directors to provide effective oversight of its risk management function.  The Audit Committee oversees the accounting and financial reporting processes of the Corporation, as well as legal and compliance matters and risk management.  As described in the Audit Committee Charter, the Board has delegated to the Audit Committee the responsibility of overseeing the internal controls of the Corporation along with its adherence to compliance and regulatory requirements. On at least a quarterly basis, the Corporation’s Director of Internal Audit provides a comprehensive report to the Audit Committee regarding the Corporation’s key risks, including operational, financial, credit quality, cyber and other risks. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board is actively involved in overseeing this function for the Corporation. On a routine basis, the Board receives reports from the Audit Committee Chair and discusses risks that the Corporation is facing. The full Board also engages in periodic discussions with the President and CEO, Chief Financial Officer (“CFO”) and other corporate officers as the Board may deem appropriate. In addition to the roles performed by the Audit Committee, the Compensation Committee considers the risks that may arise through our compensation programs.  The Compensation Committee Chair also reports to the Board on a routine basis.  The Corporation believes that its leadership structure promotes effective Board oversight of risk management, because Board committees comprised solely of independent directors actively monitor the Corporation’s risk management, and the committee chairs, each of whom is an independent director, are provided with the information necessary to evaluate the specific risks relevant to each committee’s areas of accountability.

As described below, on an annual basis, the Nominating Committee evaluates our Board leadership structure to ensure that it remains the optimal structure for our Corporation and our shareholders.

Director Independence

The Board has determined that all non-employee directors, who comprise a majority of the Corporation’s Board, satisfy the independence requirements of the NASDAQ Stock Market (“NASDAQ”) listing standards.  The Board has affirmatively determined that directors Agnew, Causey, Holmes, Hudson, Kelley, Napier, Olsson, Peay, Robinson, Smith, and Sisson are independent within the meaning of the NASDAQ listing standards.  In conjunction with this determination, the Board considered the Corporation’s relationship with Mr. Hudson.  The firm of Hudson Law, PLC, of which Mr. Hudson is a member, was retained to perform legal services for the Corporation during fiscal years 2019, 2020 and 2021, for fees of approximately $74,000, $81,000 and $79,000, respectively, and continues to provide such services in 2022.  The Board determined that the relationship did not interfere with Mr. Hudson’s ability to exercise independent judgment as a director of the Corporation.  During 2021, the Board held three regularly-scheduled executive session meetings attended solely by its independent directors.

Board Evaluation Process

The Board believes in a robust self-evaluation process.  Each year, all members of the Board complete a detailed questionnaire regarding the Board’s performance and Board governance and processes.  In connection with the evaluation process, the qualifications and performance of all Board members are reviewed prior to their re-nomination to the Board.  Annually, the Audit Committee and Compensation Committee each conducts a self-evaluation of its performance and procedures, including the adequacy of its charter, and reports the results to the Board.

Board Committees and Attendance

During 2021, there were 14 meetings of the Board of Directors of the Corporation.  Each director attended at least 75 percent of all meetings of the Board and Board committees on which he or she served.

The Corporation has not adopted a formal policy on Board members’ attendance at its annual meeting of shareholders, although all Board members are encouraged to attend and historically most have done so.  All Board members attended the Corporation’s 2021 Annual Meeting of Shareholders.

The Board has three standing committees, which are the Audit, Compensation and Nominating Committees.  Each of these committees is comprised solely of independent directors.  The duties of the committees are set forth in their respective committee charters.  Each of the committee chairs is responsible for directing the work of the committee in fulfilling its responsibilities.  In addition to these standing committees, all of the directors participate in the Corporation’s annual strategic planning process.

The following table sets forth the current committee membership of the Board.

Director	Board of Directors Committees
	Audit[1]	Compensation[1]	Nominating[1]
Julie R. Agnew	X		X
J.P. Causey Jr.	X	Chair	X
Thomas F. Cherry
Larry G. Dillon
Audrey D. Holmes			X
James H. Hudson III		X	X
Elizabeth R. Kelley		X	X
James T. Napier	X		X
C. Elis Olsson	X	X	Chair[3]
D. Anthony Peay	Chair[2]		X
Paul C. Robinson	X		X
George R. Sisson III			X
Jeffery O. Smith			X
Meetings during 2021	12	5	3

1    All members of the Audit, Compensation, and Nominating Committees are, and during 2021 were, non-employee directors and are, and during 2021 were, independent for such purpose according to NASDAQ listing standards and SEC regulations.

2    Mr. Peay qualifies as an “audit committee financial expert” under SEC regulations.

[3]	In addition to his role as Chair of the Nominating Committee, Mr. Olsson serves as the Board’s lead independent director.

Audit Committee

The Audit Committee engages the Corporation’s independent registered public accounting firm, approves the scope of the independent registered public accounting firm’s audit, reviews the reports of examination by the regulatory agencies, the independent registered public accounting firm and the internal auditor, and regularly provides updates to the Board as to the Audit Committee’s activities.  The Board has adopted a charter for the Audit Committee which is posted on the Corporation’s website at www.cffc.com under “Investor Relations/Corporate Overview/Corporate Governance.”  See “Report of the Audit Committee” on pages 68 and 69.

Compensation Committee

The Compensation Committee recommends the level of compensation to be paid to the directors of the Corporation and the Bank, executive officers of the Corporation and certain key officers of the Bank and its subsidiaries, administers all incentive and equity compensation plans for the benefit of such officers, directors and employees and consultants eligible to participate in such plans, and regularly provides updates to the Board as to the Compensation Committee’s activities.  The Compensation Committee also oversees the Corporation’s management resources, including succession planning and management development activities.  The Board has adopted a charter for the Compensation Committee which is posted on the Corporation’s website at www.cffc.com under “Investor Relations/Corporate Overview/Corporate Governance.”  See “Compensation Committee Report” on page 56.

Nominating Committee

The Nominating Committee’s primary responsibility is to identify individuals who have the desired experience, qualifications, attributes and/or skills to serve on the Board of Directors and to recommend to the Board for selection, candidates for all directorships to be filled by the Board or by the Corporation’s shareholders. As noted above, the Nominating Committee considers diversity in its evaluation of candidates for Board membership, seeking to ensure that the Board is diverse and consists of individuals with various and relevant career experience and backgrounds. The Board has adopted a charter for the Nominating Committee which is posted on the Corporation’s website at www.cffc.com under “Investor Relations/Corporate Overview/Corporate Governance.”

While there are no formal procedures for shareholders to submit director recommendations, the Nominating Committee will consider candidates recommended by shareholders in writing.  Such written submissions should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director.  All such shareholder recommendations should be submitted to the attention of the Corporation’s Secretary, 3600 La Grange Parkway, Toano, Virginia 23168, and must be received no later than January 1, 2023 in order to be considered by the Nominating Committee for the annual election of directors in 2023.  Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating Committee.

The Nominating Committee evaluates potential nominees, whether proposed by shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information.  Candidates whose evaluations are favorable are then chosen by majority vote of the Nominating Committee to be recommended for nomination by the full Board.  The full Board then selects and nominates candidates for election as directors by the shareholders at the Annual Meeting.  The Nominating Committee follows the same process to identify new candidates for recommendation to the full Board in the event of a vacancy on the Board.  No director is eligible to serve on the Board after the Annual Meeting following his or her 75th birthday.  This provision does not apply to any person serving as a director of the Bank on December 31, 1984.

In accordance with the Corporation’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an Annual Meeting, if the shareholder gives written notice of his or her intent to make such nomination.  A shareholder nomination must include the nominee’s written consent to serve as a director of the Corporation if elected; sufficient background information with respect to the nominee including, but not limited to, the nominee’s name and address, the amount and nature of the nominee’s beneficial ownership of the Corporation’s securities, his or her principal occupation for the past five years, his or her age, and a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as director; sufficient identification of the nominating shareholder, including the shareholder’s name and address; a description of any arrangements or understandings between the shareholder and the nominee pursuant to which the nomination is to be made by the shareholder; and a representation by the shareholder that he or she is the owner of stock of the Corporation entitled to vote at the Annual Meeting and that he or she intends to appear at the Annual Meeting (in person or by proxy) to nominate the individual specified in the notice.  No such nomination was made for the annual election of directors in 2022. Nominations must be received by the Corporation’s Secretary at the Corporation’s principal office in Toano, Virginia, no later than February 9, 2023 for the annual election of directors in 2023.  These requirements are more fully described in Article III, Section 16 of the Corporation’s bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Corporation’s Secretary.

In addition to satisfying the foregoing requirements under the Corporation’s bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies for the annual election of directors in 2023 in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2023.

Director Compensation

The following table provides compensation information for the year ended December 31, 2021 for each non-employee director of the Corporation’s Board of Directors.

Director Compensation for 2021

	Fees
	Earned or
	Paid in	Stock	All Other
	Cash[2]	Awards[3]	Compensation[4]	Total
Name[1]	($)	($)	($)	($)
Julie R. Agnew	32,925	24,035	2,108	59,068
J. P. Causey Jr.	40,930	24,035	2,108	67,073
Audrey D. Holmes	26,505	24,035	2,108	52,648
James H. Hudson III	29,180	24,035	2,108	55,323
Elizabeth R. Kelley	29,180	24,035	2,108	55,323
James T. Napier	31,235	24,035	2,108	57,378
C. Elis Olsson	38,065	24,035	2,108	64,208
D. Anthony Peay	39,511	24,035	1,312	64,858
Paul C. Robinson	32,925	24,035	2,108	59,068
George R. Sisson III	26,505	24,035	1,312	51,852
Jeffery O. Smith	26,505	24,035	649	51,189

1	Mr. Dillon, the Corporation’s Executive Chairman of the Board, and Mr. Cherry, the Corporation’s President and CEO, are not included in this table. Both are employees of the Corporation and thus receive no compensation for service as a director. The compensation received by Messrs. Dillon and Cherry as employees of the Corporation is shown in the Summary Compensation Table on page 57.
2	Includes any fees deferred pursuant to the Corporation’s Non-Qualified Deferred Compensation Plan for Directors. Under the plan, each director may elect to defer any or all of his or her fees. Deferral elections are made in December of each year for amounts to be earned in the following year.
3	Reflects the grant date fair value of the restricted stock award granted to each non-employee director on February 16, 2021 under the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan, calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC Topic 718”), based on the closing price of the Corporation’s stock on the date of grant. As of December 31, 2021, directors Agnew, Causey, Holmes, Hudson, Kelley, Napier, Olsson, and Robinson each had 1,400 shares of unvested restricted stock awards outstanding; directors Peay and Sisson each had 975 shares of unvested restricted stock awards outstanding; and director Smith had 550 shares of unvested restricted stock awards outstanding.

4	The amounts represent nonforfeitable dividends paid on unvested restricted stock awards pursuant to the 2013 Stock and Incentive Compensation Plan.

The Compensation Committee, appointed by the Board, annually reviews and evaluates the compensation of the Board, including the appropriate mix of cash and equity compensation.  The Compensation Committee recommends changes in compensation to the Board for approval.  In June 2021, the Compensation Committee engaged Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consultant, to update the review of director compensation that was performed in June 2019.  The peer group used for the director compensation review was the same peer group used for the 2021 review of President and CEO and CFO compensation, which is described on page 38 under “Compensation Benchmarking and Peer Group Analysis.”  The review found that total director compensation, which includes cash and equity, was at the 67th percentile of the peer group.  The cash component of director compensation was at the 61st percentile of the peer group.  In addition, the review found that the total board cost was at the 76th percentile.  As a result of this review, upon the recommendation of the Compensation Committee, the Board approved certain increases to the Board’s compensation, effective January 1, 2022.

During 2021, non-employee members of the Corporation’s Board each received an annual retainer of $12,110.  In addition, Mr. Causey, as Chair of the Corporation’s Compensation Committee, received an additional annual retainer of $5,330, Mr. Peay, as Chair of the Corporation’s Audit Committee, received an additional annual retainer of $6,586 and Mr. Olsson, as Chair of the Nominating Committee, received an additional annual retainer of $3,000.  The retainers are payable in quarterly installments.  Each non-employee member of the Corporation’s Board also earned a single fee of $1,155 for attendance at monthly Board, Bank Board, Bank subsidiary board, and Nominating Committee meetings, as applicable.  Additionally, each member of the Audit or Compensation Committee earned a fee of $535 for attendance at each meeting of the Audit or Compensation Committee.

In addition to cash compensation, non-employee members of the Corporation’s Board are eligible to participate in the 2013 Stock and Incentive Compensation Plan.  Under the 2013 Stock and Incentive Compensation Plan, directors are eligible to receive awards of restricted stock units, stock options, stock appreciation rights, restricted stock and other stock-based awards.  On February 16, 2021, each non-employee director was granted 550 shares of restricted stock, and the fair value of the restricted stock on the grant date was $43.70 per share.  Subject to accelerated vesting under certain circumstances, these shares of restricted stock vest in their entirety on the third anniversary of the grant date.  If shareholders approve the Corporation’s 2022 Stock and Incentive Compensation Plan as described in Proposal Two, non-employee directors will be eligible to receive awards of restricted stock units, stock options, restricted stock and other stock-based awards under the 2022 Stock and Incentive Compensation Plan.

Compensation of the non-employee members of the Corporation’s Board for 2022 remains generally the same as it was in 2021, except that the annual retainer for board service increased to $12,500 from $12,110, the annual retainer for the Chair of the Audit Committee increased to $6,852 from $6,586, the annual retainer for the Chair of the Compensation Committee increased to $5,540 from $5,330, the annual retainer for the Chair of the Nominating Committee increased to $4,000 from $3,000, the monthly attendance fee for Board, Bank Board, Bank subsidiary board and Nominating Committee meetings increased to $1,200 from $1,155, and the attendance fee for Audit or Compensation Committee meetings increased to $560 from $535 per meeting.  Additionally, beginning in 2022, restricted stock awards granted to non-employee directors will generally vest in their entirety on the date of the annual meeting of shareholders in the following year, subject to earlier accelerated vesting under certain circumstances.

Holding Period/Stock Ownership Guidelines. Once restricted stock awards vest, non-employee members of the Board of Directors of the Corporation may not sell more than 50 percent of the award until a minimum level of stock ownership is achieved.  Each non-employee director is required to own shares of the Corporation’s stock having an aggregate value at least equal to three times the amount of the annual Board of Directors retainer paid for regular service on the Board.

Shareholder Communications with the Corporation’s Board of Directors

The Corporation provides a process for shareholders to send communications to the Board of Directors.  Shareholders who wish to contact the Board or any of its members may do so by addressing their written correspondence to C&F Financial Corporation, Board of Directors, c/o Secretary, 3600 La Grange Parkway, Toano, Virginia 23168.  Correspondence directed to an individual Board member will be referred, unopened, to that member.  Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

EQUITY COMPENSATION PLAN

PROPOSAL TWO

APPROVAL OF C&F FINANCIAL CORPORATION
2022 STOCK AND INCENTIVE COMPENSATION PLAN

The Corporation is asking shareholders to approve the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan (the “2022 Plan”).  The principal purposes of the 2022 Plan are to (i) promote the long-term growth and profitability of the Corporation and its subsidiaries, (ii) to provide key employees, non-employee directors and consultants with an incentive to achieve corporate objectives, (iii) to attract and retain individuals of outstanding competence, and (iv) to provide key employees, non-employee directors and consultants with incentives that are closely linked to the interests of all shareholders of the Corporation, in each case without exposing the Corporation or its subsidiaries to imprudent risks.

The 2022 Plan was approved by the Board on February 15, 2022 based upon the recommendation of the Compensation Committee. Subject to approval by shareholders at the Annual Meeting, the 2022 Plan will become effective as of April 19, 2022. The 2022 Plan will make available a fixed pool of 200,000 shares of the Corporation’s common stock that may be issued pursuant to awards granted under the plan to employees, non-employee directors and consultants as compensation during a term of no more than ten years.  If the 2022 Plan is approved by shareholders, the  Corporation intends to register the 200,000 shares available under the 2022 Plan with the SEC pursuant to a registration statement on Form S-8 shortly after the Annual Meeting and prior to granting awards in connection with such shares.

The Corporation currently maintains the C&F Financial Corporation 2013 Stock and Incentive Compensation Plan (the “2013 Plan”). As of February 28, 2022, 172,674 shares of common stock remained available for awards under the 2013 Plan, which expires on April 15, 2023. If the 2022 Plan is approved by shareholders, no new awards will be granted under the 2013 Plan or any prior equity compensation plan of the Corporation after the Annual Meeting. Awards previously granted under the 2013 Plan will remain outstanding in accordance with their terms, but none of the remaining shares of common stock authorized under the 2013 Plan or any prior equity compensation plan of the Corporation will be transferred to or used under the 2022 Plan. Awards under the 2013 Plan or any prior equity compensation plan that are forfeited will not increase the number of shares available for awards under the 2022 Plan.

As of February 28, 2022, the closing price per share of the Corporation’s common stock as reported on the NASDAQ Stock Market was $[].

The significant terms of the 2022 Plan are described in this proxy statement. This description is only a summary and is qualified in its entirety by reference to the 2022 Plan, which is included in Appendix B to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE THE C&F FINANCIAL CORPORATION 2022 STOCK AND INCENTIVE COMPENSATION PLAN.

Plan Highlights

The Corporation believes that an equity compensation plan is an important component of its overall compensation program and is necessary for the Corporation to continue to attract and retain individuals of outstanding competence as key employees, non-employee directors or consultants.  The Corporation believes further that the 2022 Plan is designed to align compensation with shareholders’ interests, promote pay for performance and provide participants with incentives that reward generating long-term shareholder value, while maintaining sound governance practices and not encouraging excessive risk taking.  The Corporation estimates that the 2022 Plan’s share reserve of 200,000 shares of common stock will allow the Corporation to maintain its equity compensation practices for a period of five years based on current circumstances, including the value of the Corporation’s common stock, the number of eligible participants in the 2013 Plan in the last twelve months, and the value of awards granted in the last twelve months.  However, this is an estimate based on factors that are subject to change, and the actual number of awards granted in any year may be higher or lower than anticipated for a variety of reasons.

Some of the key features of the 2022 Plan that enable the Corporation to maintain sound governance practices in granting awards include:

●	No “Evergreen” Provision: Shares authorized for issuance under the 2022 Plan are not automatically replenished.
●	No Discounted Stock Options: The 2022 Plan prohibits the grant of stock options with an exercise price less than the fair market value of the Corporation’s common stock on the award date.
●	No Repricing of Stock Options: The 2022 Plan generally prohibits the repricing of stock options without shareholder approval.
●	No Liberal Share Recycling: Under the 2022 Plan, shares of the Corporation’s common stock used to pay the exercise price of a stock option or to satisfy tax withholding obligations in connection with an award will not be added back (recycled) to the aggregate plan limit. In addition, the gross number of shares associated with a stock option exercise, and not just the net shares issued upon exercise, will count against the aggregate plan limit.
●	Minimum Vesting Periods: Subject to accelerated vesting under certain circumstances, the 2022 Plan requires a minimum vesting period of one year for awards subject to time-based conditions and a minimum performance period of one year for awards subject to achievement or satisfaction of performance goals, with the exception of up to 5 percent of the shares available for grant under the 2022 Plan and certain other limited exceptions.
●	Protective Provisions and Clawback: The 2022 Plan provides for the forfeiture of outstanding awards upon termination of a participant’s employment or service for any reason, other than in cases as may be specified in award agreements, including death or disability, and subjects all awards under the 2022 Plan to clawback or recovery by the Corporation or a related entity as may be required to be made pursuant to the terms of any clawback, repayment or similar policy of the Corporation as such may be in effect from time to time or any applicable federal or other law, rule, regulation or stock exchange listing requirement.
●	Independent Committee Administration: Awards to executive officers and non-employee directors under the 2022 Plan are recommended or approved by the Compensation Committee, which is composed entirely of independent directors.
●	Term of the 2022 Plan: No awards may be granted under the 2022 Plan more than ten years from the date of shareholder approval.

Key Data

Overhang and Potential Dilution. The following table provides certain additional information regarding awards outstanding and shares available to be awarded under the 2013 Plan as of December 31, 2021 and February 28, 2022.

Overhang	December 31, 2021	February 28, 2022
Number of outstanding unvested restricted stock awards under the 2013 Plan	140,577	141,227
Number of shares available to be awarded under the 2013 Plan	188,604	172,674

Potential dilution is equal to the number of shares associated with outstanding awards plus the number of shares available for future awards under a plan divided by the sum of (a) the total number of shares of common stock outstanding and (b) the total outstanding and available shares under the plan. As of February 28, 2022, the Corporation’s potential dilution under the 2013 Plan was approximately 8.43 percent. If the 2022 Plan is approved by shareholders, no new awards will be granted under the 2013 Plan or any prior equity compensation plan of the Corporation after the Annual Meeting.  If the 2022 Plan had been approved by shareholders as of February 28, 2022, the potential dilution from equity awards authorized for issuance under the 2022 Plan would have increased slightly to approximately 9.09 percent. While the Corporation is aware of the potential dilutive effect of equity awards, it also recognizes the significant performance benefits that may be derived from including such awards in the Corporation’s compensation program.

Burn Rate. The following table sets forth information to calculate the Corporation’s burn rate under the 2013 Plan for the last three fiscal years. The burn rate is calculated by converting full value shares of restricted stock granted under the 2013 Plan into option equivalent awards (assuming a conversion factor of 2.0) and dividing by weighted average shares outstanding.

	Year Ended December 31,
	2021	2020	2019
Shares of restricted stock granted	41,912	47,385	36,115
Weighted average shares outstanding	3,604,119	3,648,696	3,450,745
Burn rate (using option equivalent conversion factor of 2.0x)	2.33%	2.60%	2.09%

Purpose of the 2022 Plan

The principal purposes of the 2022 Plan are (i) to promote the long-term growth and profitability of the Corporation and its subsidiaries, (ii) to provide key employees, non-employee directors and consultants with an incentive to achieve corporate objectives, (iii) to attract and retain individuals of outstanding competence, and (iv) to provide key employees, non-employee directors and consultants with incentives that are closely linked to the interests of all shareholders of the Corporation, in each case without exposing the Corporation or its subsidiaries to imprudent risks.

Administration

The 2022 Plan will be administered by the Compensation Committee of the Board of Directors or a subcommittee thereof (for purposes of this discussion, the “Committee”), unless the Board determines otherwise. The Committee has the power to select plan participants, to grant awards and to determine the terms and conditions of awards and the extent to which performance goals are satisfied or achieved, as the Committee considers appropriate. In addition, subject to the terms of the 2022 Plan, the Committee has the authority, among other things, to construe and interpret the plan, to establish, amend or waive rules or regulations for the plan’s administration, to accelerate the exercisability of any award, the end of any performance period or the termination of any restrictions applicable to any award, and to make all other determinations for administration of the 2022 Plan. The Committee may delegate authority under the 2022 Plan to the Corporation’s Chief Executive Officer or the Chief Financial Officer, except in the case of awards to the Corporation’s officers or directors subject to Section 16 of the Exchange Act.

Eligibility

The 2022 Plan provides that awards may be granted to key employees, non-employee directors (including members of the Bank’s regional advisory board), and consultants of the Corporation and its subsidiaries. Key employees include officers or other employees of the Corporation and certain of its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Corporation and its subsidiaries. Consultants include individuals providing bona fide consulting or advisory services to the Corporation or its subsidiaries. If shareholders approve this proposal, as of February 28, 2022, approximately 140 employees, 11 non-employee directors on the Board of Directors of the Corporation and 7 non-employee regional advisory directors would be eligible to receive awards under the 2022 Plan based on the Corporation’s historical compensation practices.  The 2013 Plan did not include consultants as eligible recipients of awards under that plan, and the Corporation has not historically granted awards to consultants.  If the 2022 Plan had been approved by shareholders as of February 28, 2022, there would have been no individual consultants whom the Corporation would have considered to be eligible to receive awards under the 2022 Plan as of such date.  In the future, the Committee would consider, on a case-by-case basis, whether individual consultants would be eligible for awards under the 2022 Plan.

No Repricing

The 2022 Plan prohibits stock option repricing, including by way of exchange for another award (except in connection with a corporate transaction such as a change in control or an event referred to in the “Changes in Capitalization and Similar Changes” section below) unless the repricing is submitted to and approved by shareholders.

Shares Subject to the 2022 Plan

Subject to approval by shareholders, the aggregate number of shares of common stock reserved for issuance under the 2022 Plan is 200,000.

In general, if any award granted under the 2022 Plan terminates, expires, is cancelled or lapses for any reason other than by virtue of exercise or settlement, or if shares issued pursuant to an award are forfeited, the shares associated with such award will be available for future awards under the 2022 Plan. However, any shares withheld by the Corporation, delivered by the participant, or otherwise used to pay the exercise price of an option or to satisfy withholding taxes associated with an award will not be available for future awards under the 2022 Plan. Further, in the event shares are withheld or delivered in connection with an option exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon the exercise.

Minimum Vesting

Subject to accelerated vesting under certain circumstances approved by the Committee, the 2022 Plan requires a minimum vesting period of one year for awards subject to time-based conditions and a minimum performance period of one year for awards subject to achievement or satisfaction of performance goals, with the exception of up to 5 percent of the shares available for grant under the 2022 Plan and certain other limited exceptions.

Performance Goals

Awards granted under the 2022 Plan may be performance-based compensation awards. For awards subject to performance-based vesting, exercisability or other conditions, the Committee will determine the performance period during which a performance goal must be met. The performance period will generally be at least one year, subject to applicable provisions of the 2022 Plan regarding accelerated vesting events. Attainment of any performance goal is subject to certification by the Committee. Performance goals may include a threshold level of performance below which no payment or vesting will occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

For performance-based compensation awards under the 2022 Plan, the Committee may select a performance goal, at its discretion, that may include, but is not limited to, any one or more of the following for any performance period: (a) net income and earnings per share (before or after interest, taxes, depreciation or amortization); (b) pre-tax, pre-provision measures of income or net income; (c) revenues; (d) return measures (including, but not limited to, total shareholder return, return on average assets, return on average shareholders’ equity, return on investment and return on average tangible equity or average tangible common equity); (e) interest or net interest income; (f) net interest income on a tax equivalent basis; (g) net interest margin; (h) net interest margin on a tax equivalent basis; (i) net non-interest expense to average assets; (j) interest-sensitivity gap levels; (k) expense targets, efficiency ratio or other expense measures; (l) assets under management; (m) levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); (n) market share; (o) growth in target market relationships; (p) investments; (q) value of assets; (r) asset quality levels; (s) charge-offs; (t) loan-loss reserves; (u) non-performing assets; (v) business expansion or consolidation (acquisitions and divestitures); (w) strategic plan development and implementation; (x) share price; (y) regulatory compliance; (z) satisfactory internal or external audits; (aa) satisfactory regulatory examination results; (bb) measures of book value of equity, tangible equity or tangible common equity or ratios of such measures to a measure of assets, risk-weighted assets or tangible assets; (cc) improvement of financial ratings; (dd) achievement of balance sheet or income statement objectives; or (ee) any component or components of the foregoing.  In its discretion, the Committee may provide for any performance goal to include or exclude the effects of events that occur during the relevant period, including, without limitation:  (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) other non-recurring items; (iii) material extraordinary items that are both unusual and infrequent; (iv) non-budgeted items; (v) an event or series of events either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management; (vi) asset write-downs; (vii) litigation or claim judgments or settlements; (viii) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable performance goals; (ix) any reorganization and restructuring programs; (x) acquisitions or divestitures; and (xi) discontinued operations and dispositions of business units or segments). Any performance goal(s) may be used to measure the performance of the Corporation as a whole or any subsidiary, division, business unit, line of business or business segment of the Corporation or any combination thereof, as the Committee may deem appropriate. Such performance may be measured on a diluted or non-diluted basis, in absolute terms or measured against or in relationship to a pre-established target, the Corporation's budget or budgeted results, previous period results, and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate, or any combination thereof.

Satisfaction or achievement of performance goals will be evaluated and determined by the Committee.  To the extent permitted in the applicable award agreement, the Committee may, in its discretion, adjust the compensation or economic benefit due upon satisfaction or achievement of performance goals and adjust the performance goals themselves and/or the length of the applicable performance period.

Types of Awards under the 2022 Plan

Stock Options. A stock option entitles the participant to purchase shares of the Corporation’s common stock at the exercise price. Stock options granted under the 2022 Plan may be incentive stock options or non-qualified stock options, although non-employee directors and consultants are not eligible to receive incentive stock options. The Committee will fix the exercise price at the time the stock option is granted, but the exercise price cannot be less than 100% of the shares’ fair market value on the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Corporation, 110% of the shares’ fair market value on the grant date). The value in incentive stock options, based on the shares’ fair market value on the grant date, that can be exercisable for the first time in any calendar year under the 2022 Plan or any other similar plan maintained by the Corporation is limited to $100,000 per participant. To the extent approved by the Committee, the exercise price may be paid in cash, by delivery of shares of common stock having a fair market value at the time of exercise equal to the exercise price, by the Corporation withholding shares otherwise issuable upon the exercise having an aggregate fair market value at the time of exercise equal to the exercise price, through a “cashless exercise” involving a broker, or by a combination of the foregoing. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that stock options will not be exercisable after ten years from the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Corporation, five years from the grant date). Awards of stock options will not provide for the payment or accumulation of dividends or dividend equivalents with respect to the stock options or underlying common stock prior to the exercise of the option and issuance of shares.

Restricted Stock Awards. Restricted stock is stock that is subject to forfeiture and may not be transferred by a participant until the restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the participant must remain employed, engaged or serving on the applicable board or may require the achievement of one or more performance goals. Holders of restricted stock will have voting and, unless otherwise provided by the Committee, dividend rights.  Participants receiving restricted stock awards are generally not required to pay the Corporation for the awards.

Restricted Stock Unit Awards. A restricted stock unit is an award that is the right to receive shares of common stock or the cash equivalent thereof. Payment of the value of restricted stock units will not be made until the restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the participant must remain employed, engaged or serving on the applicable board or may require the achievement of one or more performance goals, in which case the award may be called a “performance unit” or a “performance stock unit.”

Holders of restricted stock units have no right to vote the shares represented by the units unless and until the underlying shares are issued. While holders of restricted stock units are not eligible to receive dividend payments on the units (because dividend payments are only available for shares that have been issued and are outstanding), the Committee may provide for deemed dividends or other distributions with respect to a restricted stock unit award under such terms and subject to such limitations as the Committee deems appropriate and may provide for current payment of such deemed dividends or other distributions or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the restricted stock units to which they are attributable.

Payment for vested restricted stock units may be made, as determined by the Committee, in cash or shares of common stock or a combination thereof.  Participants receiving restricted stock units are generally not required to pay the Corporation for the awards.

Other Stock-Based Awards. The Committee may also grant other forms of equity-based awards not described above which the Committee determines to be consistent with the purpose of the 2022 Plan and the interests of the Corporation, subject to such terms as shall be determined by the Committee.

Performance-Based Compensation Awards. Any award granted under the 2022 Plan may be a performance-based compensation award. A performance-based compensation award includes conditions on the payment, vesting, exercise, full enjoyment or receipt of the award related to the satisfaction or achievement of certain performance goals established and certified by the Committee, and may include service-based conditions. The Committee will determine the terms and conditions of each performance-based compensation  award, including the performance goals and performance period.

Minimum Stock Ownership Guidelines and Holding Period

Consistent with the Corporation’s goal to promote stock ownership among directors and executive officers and to further align their interests with those of shareholders, the Corporation has adopted stock ownership guidelines for our non-employee directors, executive officers and certain other officers, as discussed in more detail on pages 17 and 41.  Until a non-employee director or executive officer has met the minimum stock ownership level, the non-employee director or executive officer must retain and hold at least 50 percent of any vested restricted stock award.

Transferability

In general, awards granted under the 2022 Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered by a participant, other than upon the death of the participant. A participant may designate a beneficiary to receive any award that may be paid or exercised after his or her death.

Termination of Employment or Service

Unless otherwise provided by the Committee, in the event that a participant’s employment or service with the Corporation and its subsidiaries terminates for any reason, the unvested portion of awards granted under the 2022 Plan will automatically be forfeited.  The  Committee may provide for vesting of awards in connection with the termination of a participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a “change in control,” (as defined in the 2022 Plan) with or without the further consent of the Committee. Unless otherwise provided by the Committee or as may be required by applicable law, transfers between the Corporation and/or any subsidiary shall be disregarded, and changes in status among that of an employee, a non-employee director or a consultant, do not constitute a termination of employment or service.

Change in Control

In the event of a “change in control” (as defined in the 2022 Plan), the Committee may, as to any outstanding award, either at the time an award is made or any time thereafter, take any one or more of the following actions in its discretion and without the consent of the participant: (i) provide for acceleration of the vesting, delivery, and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, any award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement, or cancellation of any award by the Corporation, for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of a participant’s rights had such award been currently exercisable or payable; (iii) provide for the replacement of any stock-settled award with a cash-settled award; (iv) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or (v) cause any award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change in control.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of the Corporation’s common stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Corporation’s capital stock, the aggregate number and kind of shares reserved under the 2022 Plan and subject to outstanding awards under the 2022 Plan, the exercise price of options, and other relevant provisions will be proportionately, equitably and appropriately adjusted by the Committee in its discretion. For instance, a two-for-one stock split would generally double the number of shares reserved under the 2022 Plan. Similarly, a two-for-one stock split would generally double the number of shares covered by each outstanding award and reduce the exercise price of outstanding stock options by one-half.

Termination of or Changes to the 2022 Plan

The Board of Directors may terminate, amend, or modify the 2022 Plan in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the “Code), under the rules and regulations under Section 16 of the Exchange Act, under the rules and regulations of the exchange on which the Corporation’s common stock is then listed, by any regulatory body having jurisdiction with respect thereto, or pursuant to any other applicable laws, rules, or regulations. No termination, amendment, or modification of the 2022 Plan, other than in connection with a change of control or capital adjustment pursuant to the 2022 Plan or as required by applicable law, may adversely affect any awards previously granted under the 2022 Plan without the participant’s written consent.

Duration

Unless terminated sooner by the Board of Directors as described above, no award will be granted under the 2022 Plan after April 18, 2032.  Awards granted under the 2022 Plan on or before April 18, 2032 will remain outstanding in accordance with their terms.

Clawback

All awards granted under the 2022 Plan (whether vested or unvested) will be subject to clawback or recovery by the Corporation or a related entity as may be required pursuant to the terms of the Corporation’s clawback, repayment or similar policy, discussed beginning on page 51, as may be in effect from time to time or by applicable federal or other law, rule, regulation or applicable listing standard of any exchange on which the stock is then listed or reported. Such recovery could in certain circumstances require repayment or forfeiture of awards or any shares or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards.

Certain Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences of awards under the 2022 Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws. Tax laws are subject to change. This summary is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax or legal advice to participants in the 2022 Plan, as the consequences may vary with the types of awards granted, the identity of the participants, and the method of payment or settlement of an award. In addition, this summary is not intended to be exhaustive, does not constitute legal advice or tax advice to any person and does not describe possible “golden parachute” excise taxes, municipal, state or foreign income tax consequences of awards, federal employment taxes or the tax consequences of any participant’s death.  Generally, all amounts taxable as ordinary income to participants under the 2022 Plan in respect of awards are expected to be deductible by the Corporation as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.  Under Section 162(m) of the Code, the Corporation generally cannot deduct compensation paid to certain covered employees of more than $1,000,000 annually.

Stock Options. A participant recognizes no taxable income when a non-qualified stock option is granted.  A participant who exercises a non-qualified stock option will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price.  A participant’s tax basis in shares of common stock received upon exercise of a non-qualified stock option will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

A participant recognizes no taxable income when an incentive stock option is granted or exercised.  So long as the participant meets the applicable holding period requirements for shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Corporation will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of common stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending on how long the shares are held). If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending on how long the shares are held). Notwithstanding the above, individuals subject to alternative minimum tax may recognize ordinary income upon exercise of an incentive stock option.

Restricted Stock. If a participant receives shares of restricted stock under the 2022 Plan and does not make the Section 83(b) election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the shares. A participant receiving shares of restricted stock generally will recognize ordinary income in the amount of the fair market value of the shares of restricted stock at the time the stock is no longer subject to forfeiture (i.e., has vested), less the consideration paid for the restricted stock (if any).  A participant’s tax basis in shares of restricted stock will generally be equal to the income recognized when the forfeiture conditions lapse, and the participant’s holding period for the shares will begin at that time. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending on how long the shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the shares of restricted stock, to recognize taxable ordinary income on the grant date equal to the excess of the fair market value of the shares of restricted stock on the grant date (determined without regard to the restrictions) over the amount of the purchase price of the restricted stock (if any). By making a Section 83(b) election the participant will recognize no additional compensation income when the forfeiture conditions lapse.  If the participant makes an election under Section 83(b), the holding period will commence on the grant date and the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions. Upon the sale of the shares of restricted stock, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares were held. However, if the shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election, but will be entitled to claim a short-term or long-term capital loss with respect to the shares to the extent of the consideration paid by the participant for such shares. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the shares of restricted stock are issued.

Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Corporation. If, however, the participant makes a Section

83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Corporation.

Restricted Stock Units. A participant will not realize income in connection with the grant of a restricted stock unit or the credit of any related deemed dividends or other distributions (if applicable) to his or her account. Upon settlement of a restricted stock unit and delivery of shares of common stock and/or cash to the participant, the participant generally will be required to include as taxable ordinary income in the year of receipt, an amount equal to the amount of cash and the fair market value of any shares received. For each share of common stock received in respect of a restricted stock unit, the taxation of the post-settlement appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.  A participant will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the participant.

Performance-Based Compensation Awards

A participant generally will not realize income in connection with grant of a performance-based compensation award. Upon the settlement of such award, participants generally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any shares received. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in the “Restricted Stock” section.

Other Stock-Based Awards.

The taxation of other stock-based awards will depend upon the design of such awards.

Section 409A. Section 409A of the Code (“Section 409A”) imposes certain requirements on non-qualified deferred compensation arrangements, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after an election to defer compensation has been made or compensation has been deferred. For certain individuals who are “specified employees”, Section 409A requires that such individual’s distribution commence no earlier than six months after the individual's separation from service.

Under current Internal Revenue Service guidance, certain awards under the 2022 Plan are generally excluded from non-qualified deferred compensation to which Section 409A applies. These excluded awards generally include stock options under which shares of the Corporation’s common stock are issued and restricted stock and restricted stock units that are paid at or shortly after vesting. Depending on their specific terms, other awards under the 2022 Plan may be treated as non-qualified deferred compensation to which Section 409A applies, and in such case it is generally the Corporation’s intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Section 409A.

If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award generally will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A generally fails to comply with the provisions of Section 409A, Section 409A imposes an additional 20 percent federal income tax on compensation recognized as ordinary income, as well as possible interest requirements with respect to such amounts, and will have certain withholding requirements.

New Plan Benefits

If the 2022 Plan is approved by shareholders, awards granted under the 2022 Plan will be at the discretion of the Committee.  No determination has been made as to the awards, if any, that any individuals who would be eligible to participate in the plan will be granted in the future under the 2022 Plan, and accordingly the number of shares related to any awards to be granted to any participant or group of participants is not determinable as of the date of this Proxy Statement.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021 with respect to compensation plans under which equity securities of the Corporation are authorized for issuance. This table does not include the shares that would be available for issuance under the 2022 Plan if it is approved by shareholders.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation plans
	be issued upon exercise	exercise price of	(excluding securities
	of outstanding options	outstanding options	reflected in column (a))[2]
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by shareholders [1]	—	$—	188,604
Equity compensation plans not approved by shareholders[3]	—	—	—
Total	—	$—	188,604

1	Consists of the 2013 Plan.
2	Reflects shares available to be granted under the 2013 Plan as of December 31, 2021. If shareholders approve the 2022 Plan at the Annual Meeting, no additional awards will be granted under the 2013 Plan.
3	The Corporation does not have any equity compensation plans that have not been approved by shareholders.

EXECUTIVE COMPENSATION

PROPOSAL THREE

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As part of implementing the “say-on-pay” requirements of Section 14A of the Exchange Act, the SEC requires an advisory, non-binding shareholder vote to approve the compensation of the named executive officers disclosed in this Proxy Statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not to endorse the Corporation’s executive pay program.  Accordingly, our shareholders are hereby given the opportunity to cast an advisory vote on the Corporation’s executive compensation as described below in this Proxy Statement under the heading “Compensation Discussion and Analysis” and the tabular disclosure of named executive officer compensation and the related material.

The Corporation has in place comprehensive executive compensation plans.  This Proxy Statement fully and fairly discloses all material information regarding the compensation of the Corporation’s named executive officers, so that shareholders can evaluate the Corporation’s approach to compensating its executives.  The Corporation believes that its executive compensation is competitive, is focused on pay for performance principles, is strongly aligned with the long-term interests of our shareholders and is necessary to attract and retain experienced, highly qualified executives critical to the Corporation’s long-term success and the enhancement of shareholder value within the Corporation’s risk profile.  The Board of Directors believes the Corporation’s executive compensation achieves these objectives, and, therefore, unanimously recommends that shareholders vote “for” the proposal.

Because this vote is advisory, it will not be binding on the Board of Directors and will not be construed as overruling any decision made by the Board. The Compensation Committee and the Board will take into account the outcome of this advisory vote when considering future executive compensation arrangements, but they are not required to do so.

The Corporation anticipates that the next “say-on-pay” vote will occur at the 2023 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL TO PROVIDE ADVISORY, NON-BINDING APPROVAL OF THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors of the Corporation (for purposes of this discussion, the “Committee”) has responsibility for establishing, implementing and continually monitoring adherence to the Corporation’s compensation philosophy. This discussion provides a description of the Corporation’s compensation of its named executive officers (also referred to as “NEOs”), listed below, including the philosophy, objectives, process and rationale for making decisions about compensation and specific decisions made related to the compensation of these NEOs during 2021.

Name	Title as of December 31, 2021
Thomas F. Cherry	President and Chief Executive Officer
Jason E. Long	Executive Vice President, Chief Financial Officer and Secretary
Larry G. Dillon	Executive Chairman of the Board
Bryan E. McKernon	President and Chief Executive Officer of C&F Mortgage Corporation
S. Dustin Crone	President and Chief Executive Officer of C&F Finance Company

Executive Summary

Performance Highlights.

(Dollars in thousands, except for per share data)	Year Ended December 31,
	2021	2020	2019
Net income	$29,123	$22,424	$18,850
Adjusted net income[1]	$30,011	$22,431	$19,503

Earnings per share - basic and diluted	$7.95	$6.06	$5.47
Adjusted earnings per share - basic and diluted[1]	$8.20	$6.06	$5.66

Return on average equity	14.77%	12.54%	12.02%
Adjusted return on average equity[1]	15.22%	12.54%	12.44%
Return on average assets	1.34%	1.14%	1.20%
Adjusted return on average assets[1]	1.38%	1.14%	1.25%

[1]

Adjusted net income, adjusted earnings per share, adjusted ROE and adjusted ROA are financial measures that are not consistent with U.S. GAAP that are considered by the Corporation as part of its executive compensation program.  Refer to Appendix A  for information regarding these non-GAAP financial measures, including a reconciliation to the most directly comparable U.S. GAAP financial measures.

Additional highlights of the Corporation’s performance in 2021 are as follows:

●	Average total loans at the community banking segment for 2021 increased by 4.4 percent compared to 2020, excluding the effects of loans originated under the Paycheck Protection Program;
●	Average total loans at the consumer finance segment for 2021 increased by 8.6 percent compared to 2020, and the consumer finance segment experienced net recoveries of 0.14 percent of average loans in 2021, compared to net charge-offs of 1.54 percent in 2020;
●	Provision for loan losses decreased $10.5 million compared to 2020, due primarily to releases of reserves, partially offset by provision for new loan growth at both the community banking and consumer finance segments;
●	Mortgage banking segment loan originations decreased 18 percent compared to the record production of 2020, but were higher than any year in the Corporation’s history prior to 2020; and

●	During 2021 the Corporation returned cash of $12.9 million to shareholders (which included cash dividends of $5.7 million and share repurchases of $7.3 million), compared to cash returned to shareholders of $6.2 million in 2020 and $9.5 million in 2019.

Compensation Highlights. The Committee makes decisions about executive compensation with the objective of aligning the interests of executives with the interests of shareholders by rewarding achievement with a balance of short-term and long-term incentives.  The Committee primarily focuses its decisions about executive compensation on total direct compensation, which comprises salary, short-term cash incentive compensation, and long-term equity incentive compensation.

* “Average of Other NEOs” as shown above excludes Mr. McKernon, whose short-term cash incentive compensation is determined pursuant to his employment agreement. Mr. McKernon’s salary, short-term cash incentive compensation, and long-term equity incentive compensation accounted for 12 percent, 85 percent and 3 percent, respectively, of his 2021 total direct compensation.

Total direct compensation as shown above reflects the Committee’s decisions about compensation based on performance for the years indicated.  As such, restricted stock grants are included in the year of the performance used in determining the amount of the grant and are shown based on the dollar value of the actual award approved by the Committee.  This differs from the Summary Compensation Table on page 57, which includes restricted stock grants in the year in which they are granted based on the grant date closing stock price, which is not always the same as the dollar value of the actual award approved by the Committee. Total direct compensation above for 2021 and 2020 includes restricted stock granted in 2022 based on 2021 performance and restricted stock granted in 2021 based on 2020 performance, respectively, whereas the Summary Compensation Table includes in 2021 and 2020 restricted stock granted in 2021, which was awarded by the Committee based on 2020 performance and restricted stock granted in 2020, which was awarded by the Committee based on 2019 performance, respectively. Total direct compensation as shown above also excludes perquisites such as personal use of Corporation-owned automobiles and matching charitable contributions and excludes indirect compensation such as compensation related to defined contribution plans or defined benefit plans, whether amounts are accrued or distributed in the current year. Refer to the Summary Compensation Table for further details.

Based on the performance of the Corporation in 2021 and the incentive-based compensation awards established by the Committee, the Committee could have awarded Mr. Cherry a short-term cash incentive compensation award of up to 73 percent of his annual base salary.  Mr. Cherry recommended to the Committee that his award be less than that amount, and the Committee ultimately awarded him a short-term cash incentive compensation award that was 67 percent of his annual base salary, or 92 percent of what was allowed to be granted.  The Committee could have awarded Mr. Cherry a long-term equity incentive compensation award of up to 62 percent of his annual base salary.  Mr. Cherry recommended to the Committee that his award be less than that amount, and the Committee ultimately awarded him a long-term equity incentive compensation award that was 47 percent of his annual base salary, or 76 percent of what was allowed to be granted.  The total direct compensation of the Corporation’s NEOs is discussed further below.

Base Salary. The Committee increased Mr. Cherry’s base salary by 14.0 percent to $440,000 effective January 1, 2021 and increased the other NEOs’ salaries by a range of zero to 12.3 percent effective January 1, 2021, commensurate with broader salary increases in our market, those provided to non-officer employees of the Corporation, changes in individual executives’ responsibilities, and the results of the executive compensation review conducted during 2019.

Short-Term Cash Incentive. Based on the Corporation’s adjusted ROA and ROE in 2021 compared to the 2021 Incentive Compensation Peer Group (as defined below) and Mr. Cherry’s recommendation to the Committee that his award be less than the amount allowed, the Committee awarded Mr. Cherry a short-term cash incentive compensation award of $295,000, or 67 percent of his annual base salary and 92 percent of what was allowed to be granted. Based on the Corporation’s 2021 net income and individual performance criteria, the Committee awarded Mr. Long a short-term cash incentive compensation award of $100,000, or 39 percent of his annual base salary. The Committee awarded short-term cash incentive compensation awards to Messrs. Dillon, McKernon and Crone of $50,000, $1,652,020 and $160,000, respectively.  The award granted to Mr. Dillon was based on an evaluation of his individual involvement and performance in matters of corporate strategy and governance.  The award granted to Mr. McKernon was determined pursuant to his employment agreement, and was calculated as a percentage of the income before taxes of C&F Mortgage Corporation (“C&F Mortgage”).  The award granted to Mr. Crone was based on the performance of C&F Finance Company (“C&F Finance”) and achievement of strategic objectives.  See pages 42 to 45 for further details on the 2021 short-term cash incentive compensation awards.

Long-Term Equity Incentive. Each NEO except Mr. Dillon was granted a 2021 long-term equity incentive compensation award of restricted stock that included an annual component and a performance component and was subject to graded vesting over a period of three years from the date of grant, with one third of the award vesting after each year, with earlier vesting on the later of the date the executive attains age 65 or one year from the grant date for an executive turning 65 during the vesting period.  The annual component of the restricted stock award is fixed as a percentage of base salary for each NEO.  The amount of the performance component was determined by reference to the Corporation’s three-year growth in tangible book value plus dividends paid to shareholders for the period 2019-2021 compared to the 2021 Incentive Compensation Peer Group and, in the case of Messrs. McKernon and Crone, on their respective business unit performance. The portion of the 2021 long-term equity incentive compensation award granted to each NEO that was attributable to corporate performance was based on 150 percent of the target award value for that component.  The award granted to Mr. Dillon was based on an evaluation of his involvement and performance in matters of corporate strategy and governance and was subject to cliff vesting one year from the date of grant because Mr. Dillon has attained the age of 65.  Long-term equity incentive compensation awards included in 2021 total direct compensation above were granted on February 15, 2022 and are not included in the Summary Compensation Table. See pages 45 to 48 for further details on the 2021 long-term equity incentive compensation awards.

Changes to Executive Compensation Program Adopted Since 2020.  During 2021 (and on February 15, 2022 in the case of certain agreements with Mr. McKernon), the Corporation adopted several changes to its executive compensation program.  Prior to these changes, in the case of certain executive officers, the terms of existing change in control agreements and certain unvested awards made it likely that upon a change in control and termination of employment some portion of certain payments or benefits to be awarded to the executive either (a) would be “excess parachute payments” under Section 280G of the Code, resulting in payment of additional tax gross-up benefits and adverse tax consequences to the Corporation or (b) would be reduced in order to avoid the consequences of excess parachute payments, including an excise tax imposed on the executive officer, either of which outcome would be inconsistent with the intended design of the Corporation’s executive compensation program. The Committee determined that the most significant factors contributing to the likelihood of such outcomes were the vesting provisions of certain equity awards and supplemental retirement (“SERP”) contributions and determined further that such vesting provisions were also inconsistent with general market practices and imposed service conditions on executive officers that were longer than service conditions imposed by most of the Corporation’s peers for similar awards.

Based on the foregoing and other determinations and recommendations of the Committee and to more closely align certain aspects of the Corporation’s executive compensation program with current market practices, the Board approved the following changes, which were recommended by the Committee and were based in part on consultations with Pearl Meyer.

●	Removed all Section 280G tax gross-up provisions from agreements with executive officers;
●	Future equity awards granted to executive officers will be subject to graded vesting over three years (subject to earlier vesting in certain circumstances, including in the event the executive turns 65 during the vesting period) rather than cliff vesting after five years;
●	SERP contributions for executive officers will vest within five years rather than upon retirement;
●	Removed provisions that allowed for payment of termination benefits following a change in control in the event the executive officer voluntarily terminates employment without good reason during certain “window periods;”
●	Approved agreements that provide for a severance benefit for certain executive officers in case of their termination by the Corporation without cause or by the executive with good reason, each as defined in the related agreements;
●	Obtained covenants of confidentiality, non-disparagement, non-piracy, non-solicitation and non-competition from certain executive officers in certain circumstances;
●	Increased the payments and benefits due to certain executive officers upon termination of employment under certain conditions following a change in control;
●	Modified the performance measures used to determine the amounts of certain incentive compensation awards beginning in 2022;
●	Simplified the design and administration of the Corporation’s nonqualified deferred compensation plan; and
●	Made conforming changes to certain outstanding awards, including restricted stock awards and SERP contributions, in regards to the vesting period, which resulted in acceleration of vesting of certain awards for NEOs.

These changes are discussed in further detail within this Compensation Discussion and Analysis.

Compensation Philosophy and Process

The Committee is responsible for ensuring that the total compensation paid to executives is fair, reasonable and competitive.  The Committee may, consistent with applicable law, regulations, NASDAQ requirements or plan provisions, delegate certain of its authority to the CEO, a designee, or other appropriate members of management, including matters relating to the compensation or election as officers of employees of the Corporation or its subsidiaries, other than the Corporation’s executive officers.

Overall Philosophy.  Our executive compensation program is designed to reward the achievement of specific goals consistent with the overall strategy of the Corporation, and to align executives’ interests with those of our shareholders by rewarding performance that exceeds established goals within the Corporation’s risk profile, with the ultimate objective of generating and sustaining long-term shareholder value.

Our overall compensation strategy is based on the following four principles:

●	Performance driven – Executive compensation is tied to achievement of certain annual and long-term goals, including attainment of both financial performance objectives and strategic business objectives, in some cases relative to peers;
●	Shareholder aligned – The benchmarks, objectives, and types of awards included in the executive compensation program are designed to align executives’ interests with those of our shareholders;
●	Competitive – Executive compensation packages are intended to attract and retain key executives who are crucial to the long-term growth and profitability of the Corporation; and
●	Balanced – Our executive compensation program includes both fixed and variable compensation, short-term and long-term incentives, and cash and equity-based awards, and balances the competitive compensation of executive talent with overall best practices of governance and the safety and soundness of the Corporation.

The Corporation is committed to promoting the longevity of its key employees who are critical to its continued competitiveness and long-term success.  In addition to providing for ongoing development and opportunities for advancement for our employees, the Corporation promotes retention and the long-term commitment of key employees through our overall compensation program in the following ways:

●	Restricted Stock – Equity awards to key employees of the Corporation and its subsidiaries are in the form of restricted stock that is subject to time-based vesting requirements;
●	Retirement Plan – The Bank offers a cash balance pension plan to all employees hired prior to January 1, 2022, under which participants’ accounts are credited each year in increasing amounts based on age and tenure as a percentage of compensation; and
●	Nonqualified Plan – The Corporation makes discretionary supplemental retirement contributions into the accounts of certain officers under a nonqualified defined contribution plan. Contributions vest immediately for the Chairman and CEO, within five years from the date of each contribution for other executive officers, and generally at retirement for other key employees.

The following key governance highlights illustrate some of the ways we execute our executive compensation program in keeping with our overall philosophy.

Our Executive Compensation – Key Governance Highlights
✔	Pay for performance. A significant portion of our NEOs’ total direct compensation is variable compensation linked to established performance metrics.
✔

No excessive perquisites. We provide benefits to NEOs that we believe to be reasonable and consistent with our peers, which accounted for three percent or less of each NEO’s total compensation in 2021.

✔	Independent compensation consultant. The Committee periodically engages Pearl Meyer for compensation consulting services related to executive and director compensation.
✔

Peer group comparisons. We periodically benchmark executive compensation against a relevant group of peer companies, and we measure performance against peer companies for our performance-based cash and equity incentive compensation awards.

✔

Additional time vesting. Our restricted stock awards to key employees, including annual and performance-based components of restricted stock granted to executives, are subject to further vesting conditions to promote tenure and commitment of key employees.

✔	Stock ownership requirements. All executive officers and directors are subject to stock ownership guidelines that establish minimum holding requirements.
✔	No tax gross-ups. We did not make any tax gross-up payments to executives in 2021. Additionally, all legacy agreements have been modified to remove tax gross-up and window period provisions.
✔	Clawback policy. Incentive compensation payments to executive officers are subject to the Corporation’s clawback policy in the event of a material financial reporting restatement.

Role of the Compensation Committee

The Committee, which is comprised solely of independent directors, determines and recommends to the Board the compensation of the CEO and approves all compensation of the Corporation’s executive officers other than the CEO and certain other senior officers of the Corporation and its subsidiaries.  In connection with the determination of executive compensation, the Committee considers feedback received from shareholders on the executive compensation program, including the results of advisory, non-binding votes to approve the compensation of the NEOs.  The Corporation also evaluates both performance and compensation to ensure that the Corporation maintains its ability to attract and retain top talent in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of the Corporation’s peer companies.

The Committee selects the corporate, business unit, and individual performance goals and metrics used in determining the short-term cash incentive compensation and long-term equity incentive compensation awards that are consistent with the Corporation’s overall compensation philosophy and the long-term interests of its shareholders.  The Committee reviews the performance of the Corporation, business units, and individual executive officers relative to these incentive compensation goals and determines the amount of each incentive compensation award.  The Committee considers input from the CEO with respect to the compensation of senior officers other than the CEO.  From time to time, as it deems appropriate, the Committee engages an independent compensation consultant to advise the committee on such matters as benchmarking of executive compensation, the form and structure of the components of executive compensation, and the mix of the components of executive compensation elements.  The Committee also reviews and approves, as appropriate, any new incentive compensation plans, including equity-based plans, and, as may be deemed necessary, any amendments to existing plans relating to executive officers and other senior officers.

The Committee also administers the Corporation’s equity-based plans and recommends awards to the Board for approval including stock options, restricted stock awards, performance stock awards, restricted stock units or other similar awards as provided in the 2013 Plan. If shareholders approve the Corporation’s 2022 Plan as described in Proposal Two, no further awards will be granted under the 2013 Plan.  Instead, the Committee will administer the 2022 Plan and recommend future awards to the Board for approval under that plan.

Role of Management

The Committee obtains input from the CEO regarding the compensation of executive officers other than the CEO and certain other senior officers of the Corporation and its subsidiaries.  In particular, the CEO provides the Committee with a review of the performance of each of these senior officers and makes a recommendation to the Committee for changes in base salary.  The CEO does not participate in discussions or decisions related to his own compensation.

Role of Independent Compensation Consultant

During 2019 and again in 2021, the Committee engaged Pearl Meyer to perform an updated executive compensation review (the “2019 Review” and the “2021 Review,” respectively).  The 2019 Review was completed and presented to the Committee in June 2019 and the 2021 Review was completed and presented to the Committee in September 2021.  Both reviews were performed to assess the reasonableness of the overall compensation of the President and CEO, the CFO, and certain other senior officers of the Bank.  The 2019 Review and 2021 Review used a peer group analysis and a market analysis.  The peer group analysis reviewed base salary, total cash compensation and total compensation.  Total compensation for purposes of the peer group analysis included total cash compensation plus equity and retirement compensation.  The market analysis reviewed base salary and total cash compensation.  In addition to assessing the reasonableness of the overall level of compensation of the President and CEO, the CFO, and certain other senior officers of the Bank, both reviews considered the structure of incentive compensation awards for the President and CEO, the CFO, and certain other senior officers of the Bank.  As part of the 2021 Review, Pearl Meyer also reviewed and provided recommendations related to the design of the Corporation’s executive compensation program, including the Corporation’s Management Incentive Plan (“MIP”), nonqualified deferred compensation plan and certain agreements with its NEOs and certain other senior officers.

Based on recommendations from Pearl Meyer in the 2021 Review, the Committee approved changes in the short-term cash incentive compensation award effective in 2022.  The changes update the annual cash award incentive for the CFO to operate in the same manner as the annual cash award incentive for the CEO.  Beginning with the 2022 plan year, the annual cash award incentive targets for the CFO will be based solely on achievement of goals with respect to the Corporation’s ROE and ROA, in each case as defined by the Committee, compared to a peer group of banks selected by the Committee. Prior to the amendments, the annual cash award incentive targets for the CFO were based on the net income of the Corporation and other measurements deemed relevant by the Committee.  The Committee believes that basing the CFO’s annual cash award incentive on ROE and ROA aligns his incentive compensation with that of the CEO, and rewards each of them for overall corporate performance in order to generate and sustain long-term shareholder value.

In addition, beginning with the 2022 plan year, unless otherwise provided by the Committee, the performance component of the long-term equity incentive compensation awards to executive officers will be based on (or in the case of certain executive officers, based in part on) achievement of goals with respect to the

Corporation’s three-year annual return on tangible common equity, as defined by the Committee, compared to a peer group of banks selected by the Committee.  The Committee believes that basing a portion of the equity awards under the MIP on the three-year annual return on tangible common equity more closely aligns the MIP with current market practices for long-term equity incentive compensation awards for executive officers, and aligns the interests of executive officers with those of the Corporation’s common shareholders by rewarding executive officers for long-term corporate performance in order to generate and sustain long-term shareholder value.  Prior to the changes, the performance component of the long-term equity incentive compensation awards to executive officers were based on achievement of goals with respect to the Corporation’s three-year annual growth in tangible book value, as defined by the Committee, compared to a peer group of banks selected by the Committee.

During 2019, 2020 and 2021, Pearl Meyer did not provide any consulting services to the Corporation other than in connection with non-employee director and executive compensation, and Pearl Meyer maintains no other economic relationship with the Corporation.  The Committee assessed the independence of Pearl Meyer pursuant to SEC and NASDAQ rules and concluded that the advice it receives from Pearl Meyer is objective and not influenced by other relationships that could be viewed as conflicts of interest.

Compensation Benchmarking and Peer Group Analysis

2019 Executive Compensation Benchmarking. The group of peer companies used in the 2019 Review (the “2019 Compensation Benchmarking Peer Group”) consisted of 25 publicly-traded commercial financial institutions headquartered in Virginia, Kentucky, Maryland, North Carolina, South Carolina, Tennessee and West Virginia, ranging in asset size from approximately $1 billion to $3 billion.  The median asset size of the financial institutions in this peer group as of December 31, 2018 was $1.7 billion compared to the Corporation’s consolidated total assets at December 31, 2018 of $1.5 billion.  Based on these criteria, the following financial institutions were included in the 2019 Compensation Benchmarking Peer Group:

2019 Compensation Benchmarking Peer Group
American National Bankshares Inc. (VA)	Old Line Bancshares, Inc. (MD)
CapStar Financial Holdings, Inc. (TN)	Old Point Financial Corporation (VA)
Community Bankers Trust Corporation (VA)	Peoples Bancorp of North Carolina, Inc. (NC)
The Community Financial Corporation (MD)	Premier Financial Bancorp, Inc. (WV)
First Community Bancshares, Inc. (VA)	Reliant Bancorp, Inc. (TN)
First Community Corporation (SC)	Select Bancorp, Inc. (NC)
First United Corporation (MD)	Severn Bancorp, Inc. (MD)
FVCBankcorp, Inc. (VA)	Shore Bancshares, Inc. (MD)
Howard Bancorp, Inc. (MD)	SmartFinancial, Inc. (TN)
Limestone Bancorp, Inc. (KY)	Southern First Bancshares, Inc. (SC)
MainStreet Bancshares, Inc. (VA)	Southern National Bancorp of Virginia, Inc. (VA)
MVB Financial Corporation (WV)	Summit Financial Group, Inc. (WV)
National Bankshares, Inc. (VA)

The peer group analysis indicated that total cash compensation of Mr. Cherry, CEO, and Mr. Long, CFO, was at the 49th and 25th percentile, respectively, of the 2019 Compensation Benchmarking Peer Group.

The market analysis was based on data from the following:

●	American Bankers Association’s 2018 Compensation and Benefits Survey
●	Pearl Meyer: 2018 National Banking Compensation Survey Report
●	Kenexa’s 2018 CompAnalyst compensation database

●	2019 Compensation Benchmarking Peer Group and other additional Pearl Meyer proprietary survey sources

The market analysis concluded total cash compensation for the CEO and CFO was approximately at the 51st and 33rd percentile, respectively, of the 2019 Compensation Benchmarking Peer Group.  In evaluating the results of the peer group analysis and the market analysis, the Committee considered roles and responsibilities, experience, tenure, performance and other factors with respect to each executive’s pay positioning compared to these results.  In consideration of these factors, the results of the 2019 Review concluded that base salary for our CEO and CFO was below the median in our market and that overall executive compensation for our executive officers was competitive with the market.  The Committee considered these results when making 2021 executive compensation decisions.

2021 Executive Compensation Benchmarking. The group of peer companies used in the 2021 Review (the “2021 Compensation Benchmarking Peer Group”) consisted of 24 publicly-traded commercial financial institutions headquartered in Virginia, Kentucky, Maryland, North Carolina, South Carolina, Tennessee and West Virginia, ranging in asset size from approximately $1.3 billion to $3.4 billion.  The median asset size of the financial institutions in this peer group as of December 31, 2020 was $1.8 billion compared to the Corporation’s consolidated total assets at December 31, 2020 of $2.1 billion.  Based on these criteria, the following financial institutions were included in the 2021 Compensation Benchmarking Peer Group:

2021 Compensation Benchmarking Peer Group
American National Bankshares Inc. (VA)	National Bankshares, Inc. (VA)
Blue Ridge Bankshares, Inc. (VA)	Old Point Financial Corporation (VA)
CapStar Financial Holdings, Inc. (TN)	Partners Bancorp (MD)
Community Bankers Trust Corporation (VA)	Peoples Bancorp of North Carolina, Inc. (NC)
First Community Bancshares, Inc. (VA)	Primis Financial Corporation (VA)
First Community Corporation (SC)	Reliant Bancorp, Inc. (TN)
First United Corporation (MD)	Select Bancorp, Inc. (NC)
FVCBankcorp, Inc. (VA)	Shore Bancshares, Inc. (MD)
Howard Bancorp, Inc. (MD)	SmartFinancial, Inc. (TN)
Limestone Bancorp, Inc. (KY)	Southern First Bancshares, Inc. (SC)
MainStreet Bancshares, Inc. (VA)	Summit Financial Group, Inc. (WV)
MVB Financial Corporation (WV)	The Community Financial Corporation (MD)

The peer group analysis indicated that total cash compensation of Mr. Cherry, CEO, and Mr. Long, CFO, was at the 38th and 42nd percentile, respectively, of the 2021 Compensation Benchmarking Peer Group.

The market analysis was based on data from the following:

●	Pearl Meyer: 2020 National Banking Compensation Survey Report
●	McLagan’s 2020 Regional Banking Compensation Survey
●	Kenexa’s 2020 CompAnalyst compensation database
●	2020 Compensation Benchmarking Peer Group and other additional Pearl Meyer proprietary survey sources

The market analysis concluded total cash compensation for the CEO and CFO was approximately at the 44th and 38th percentile, respectively, of the 2021 Compensation Benchmarking Peer Group.  In evaluating the results of the peer group analysis and the market analysis, the Committee considered roles and responsibilities, experience, tenure, performance and other factors with respect to each executive’s pay positioning compared to these results.  In consideration of these factors, the results of the 2021 Review concluded that base salary for our CEO was below the median in our market and that overall executive compensation for our executive officers was competitive with the market.  The Committee considered these results when making 2022 executive compensation decisions.

Performance Relative to Peers. In addition to the use of the 2019 and 2021 Compensation Benchmarking Peer Groups for evaluating base salaries and total direct compensation, the Committee also uses a group of peer companies for assessing relative performance of the Corporation in determining incentive compensation awards.  Similar criteria as the 2019 and 2021 Compensation Benchmarking Peer Groups, described above, are used to determine relative performance peer groups in subsequent years, with the companies meeting those criteria subject to change from year to year as the peer group is updated to account for changes in asset size due to mergers, acquisitions or growth.  In 2021, the peer group used for assessing relative performance of the Corporation for incentive compensation awards (the “2021 Incentive Compensation Peer Group”) consisted of 20 publicly-traded commercial financial institutions headquartered in Virginia, Kentucky, Maryland, North Carolina, South Carolina, Tennessee and West Virginia, which were still in existence and reported financial performance as of December 31, 2021. The asset size for this peer group ranged from approximately $1.3 billion to $3.4 billion, with a median of $1.8 billion based on December 31, 2020 assets, compared to the Corporation’s consolidated total assets at December 31, 2020 of $2.1 billion.  Based on these criteria, the following financial institutions were included in the 2021 Incentive Compensation Peer Group:

2021 Incentive Compensation Peer Group
American National Bankshares Inc. (VA)	National Bankshares, Inc. (VA)
Blue Ridge Bankshares, Inc. (VA)	Old Point Financial Corporation (VA)
CapStar Financial Holdings, Inc. (TN)	Partners Bancorp (MD)
First Community Bancshares, Inc. (VA)	Peoples Bancorp of North Carolina, Inc. (NC)
First Community Corporation (SC)	Primis Financial Corporation (VA)
First United Corporation (MD)	Shore Bancshares, Inc. (MD)
FVCBankcorp, Inc. (VA)	SmartFinancial, Inc. (TN)
Limestone Bancorp, Inc. (KY)	Southern First Bancshares, Inc. (SC)
MainStreet Bancshares, Inc. (VA)	Summit Financial Group, Inc. (WV)
MVB Financial Corporation (WV)	The Community Financial Corporation (MD)

Results of Say-on-Pay Votes

The Committee values the input of the Corporation’s shareholders regarding the design and effectiveness of its executive compensation program.  Moreover, although the advisory shareholder vote to approve executive compensation is non-binding, the Committee considers the outcome of this vote each year when making compensation decisions for our CEO and other NEOs.  At our 2021 Annual Meeting of Shareholders, the votes cast in favor of our executive compensation program in the “say-on-pay” vote were 94 percent, which represents an increase from 90 percent at the 2020 and was the same as the percentage of votes cast in favor at the 2019 Annual Meetings of Shareholders.  Nonetheless, because market practice and our business needs continue to evolve, the Committee continually evaluates our compensation program and makes changes when warranted.

Equity Ownership Guidelines

The executive compensation program includes awards of equity incentive compensation in the form of restricted stock, as discussed further below.  Upon vesting of restricted stock awards, executive officers remain subject to equity ownership guidelines in order to promote stock ownership among the executive officers and to further align their interests with those of shareholders.  Until an executive officer has met the minimum stock ownership level, the executive officer must retain and hold at least 50 percent of any vested restricted stock award.  Minimum stock ownership levels are defined for each executive officer as a multiple of base salary as shown in the following table.

Minimum Stock Ownership (Multiple of Base Salary)
Thomas F. Cherry	3x
Jason E. Long	1x
Larry G. Dillon	1x
Bryan E. McKernon	2x
S. Dustin Crone	1.5x

Elements of Executive Compensation

The Corporation’s executive compensation program consists of fixed and variable compensation in the form of cash and equity, as well as compensation through tax-qualified and nonqualified retirement and other deferred compensation plans and certain reasonable perquisites.  The Committee uses these elements in combination, guided by the four principles of our compensation strategy identified in “Overall Philosophy” on page 35, to provide compensation to our executives that is consistent with our compensation philosophy.  Each element of executive compensation, including the purpose of each element and how the Committee determines the amount of each element, is discussed in further detail below.

Base Salary.  We provide base salaries to compensate NEOs for services rendered during the fiscal year and to attract and retain talented executives.  Base salaries for the CEO and CFO are determined based on their positions and responsibilities by using market data.  Salary levels are considered annually as part of the Committee’s performance review process as well as upon a promotion or other change in job responsibilities.  The Committee targets base salaries for executives at the median of the Corporation’s peer financial institutions in the 2019 Compensation Benchmarking Peer Group, while providing a competitive total compensation package through other elements of the executive compensation program.  During its review of base salaries for executives for 2021, the Committee primarily considered:

●	Market data provided by Pearl Meyer in 2019;
●	Compensation data for the 2019 Compensation Benchmarking Peer Group;
●	Responsibilities of the executive;
●	Internal review of the executive’s compensation relative to other officers; and
●	Individual performance of the executive.

Mr. Dillon’s base salary is established based on his individual contributions in matters of corporate governance and strategy and was unchanged from 2020. Mr. McKernon’s base salary is established by his employment agreement, which is discussed in further detail under “Employment and Change in Control Agreements” on page 52.  Mr. Crone’s base salary is established based on recommendations from the CEO which are based on the overall performance of C&F Finance.  Performance of C&F Finance is evaluated based on net income, asset quality measures and earning asset growth as well as achievement of other strategic goals as evaluated by the CEO and the Committee.

The Committee adjusted the base salaries of NEOs in 2021 as shown in the table below.  All salary changes took effect January 1, 2021.

	Base Salary
	2020	2021
	($)	($)
Thomas F. Cherry	386,000	440,000
Jason E. Long	227,000	255,000
Larry G. Dillon	250,000	250,000
Bryan E. McKernon	235,000	235,000
S. Dustin Crone	263,000	271,000

Short-Term Cash Incentive Compensation Award.  The primary form of variable cash compensation for executives, except Mr. Dillon, is the short-term cash incentive compensation award under the MIP.  The Committee awards short-term cash incentive compensation awards to reward executives for achievement of specific goals selected by the Committee in order to generate and sustain long-term shareholder value.  Under the MIP, at the beginning of 2021, the Committee established the performance criteria and the award formula or matrix by which short-term cash incentive compensation awards under the MIP were to be determined.  The Committee selects performance criteria and grants short-term cash incentive compensation awards based on the Corporation’s long-term strategy and competitive priorities.  The Committee selected corporate, business unit, and individual performance criteria, which may be measured in some cases using objective performance metrics compared to a peer group and a formula or matrix to calculate a short-term cash incentive compensation award amount, and in other cases using qualitative performance outcomes.  Under the Corporation’s MIP, performance criteria for incentive compensation awards vary based on the position and responsibilities of each executive officer.  The Committee may use discretion to adjust any short-term cash incentive compensation award if it determines such an adjustment would be in the best interests of the Corporation and its shareholders.  The Committee also set a target award amount as a percentage of annual base salary for each executive officer other than Messrs. McKernon and Crone, whose awards are calculated by reference to each award’s performance criteria.

Mr. Dillon’s short-term cash incentive compensation opportunity is not covered by the MIP.  Mr. Dillon’s short-term cash incentive compensation award is based on the Committee’s evaluation of his individual involvement and performance in matters of corporate strategy and governance.  The Committee may determine an award amount that is up to 20 percent of Mr. Dillon’s base salary.

The following table shows the targets, outcomes of calculated performance measures, and actual awards granted under the 2021 short-term cash incentive compensation award.  The actual award granted to Mr. Cherry was less than the award calculated using the relevant performance measures, as discussed above and below.

		Short-Term Cash Incentive Compensation Award
		Target	Calculated	Calculated		Actual
	Base	Award as %	Award as %	Award as %	Calculated	Award as %	Actual
	Salary	of Base[1]	of Target[1,2]	of Base	Award	of Base	Award
	($)	(%)	(%)	(%)	($)	(%)	($)
Thomas F. Cherry	440,000	45	163	73	321,750	67	295,000
Jason E. Long	255,000	25	157	39	100,000	39	100,000
Larry G. Dillon	250,000	20	100	20	50,000	20	50,000
Bryan E. McKernon	235,000	n/a	n/a	703	1,652,020	703	1,652,020
S. Dustin Crone	271,000	n/a	n/a	59	160,000	59	160,000

1	The short-term cash incentive compensation award amounts for Messrs. McKernon and Crone are determined based on the profitability of their respective business units and, in the case of Mr. Crone, certain other performance criteria as discussed below. Mr. Dillon’s short-term cash incentive compensation award is based on the Committee’s evaluation of his individual involvement and performance in matters of corporate strategy and governance and has a target and maximum of 20 percent of Mr. Dillon’s base salary.

2	The short-term cash incentive compensation award for Messrs. Cherry and Long is based on corporate and individual performance criteria, discussed in further detail below, which are evaluated individually and collectively by the Committee in determining the award amount. These performance criteria are not entirely measured using objective metrics or a formula in order to calculate an award amount.

President and CEO.  For Mr. Cherry, the short-term cash incentive compensation award is designed to reward overall corporate performance.  Performance is evaluated by determining a composite ranking of the Corporation’s ROE and ROA performance among the financial institutions of the 2021 Incentive Compensation Peer Group.

The Committee established threshold, target and maximum performance levels for the composite ranking, expressed as a percentile, and corresponding award amounts as a percentage of the target award amount as shown in the table below.  Performance outcomes between the threshold and target levels and between the target and maximum levels result in a calculated award amount determined using a straight-line interpolation.

	Threshold	Target	Maximum
ROE/ROA Composite Ranking (Percentile)	40th	60th	90th
Award Amount as a Percentage of Target Award	50%	100%	175%(1)

1	The maximum calculated short-term cash incentive compensation award under the MIP is 200 percent of the target award amount and results from a composite ranking that is (1) at or above the 90th percentile relative to the 2021 Incentive Compensation Peer Group and (2) first among Virginia banks in the 2021 Incentive Compensation Peer Group. Otherwise, the award amount corresponding to the 90th percentile performance level is 175 percent of the target award amount.

The composite ranking is based on the rankings of each financial institution based on ROE and ROA.  The Committee typically adjusts the ROE and ROA of the Corporation and the financial institutions in the peer group for nonrecurring items of income or expense.  In the composite ranking, the ROE ranking is weighted two-thirds and the ROA ranking is weighted one-third as shown in the table below.  For 2021, the Committee considered adjustments to ROE and ROA for the Corporation and its peers related to certain nonrecurring items, which included pension settlement accounting, merger related expenses, gains on sales of loans, debt extinguishment costs and impairment charges, and determined that such adjustments did not affect the composite ranking of the Corporation for purposes of the 2021 short-term cash incentive compensation award.  Based on the adjusted ROE and ROA for 2021 of the Corporation and the financial institutions of the 2021 Incentive Compensation Peer Group, the Corporation achieved results at the 85th percentile.

Performance Relative to 2021 Incentive Compensation Peer Group

ROE Ranking	ROA Ranking	Composite Ranking (Percentile)	Calculated Award Amount (% of Target)
5th out of 21 (Weighted 66 2/3%)	6th out of 21 (Weighted 33 1/3%)	4th out of 21 (85th)	163%

The Corporation’s ROE/ROA composite ranking resulted in a calculated award amount of $321,750 for Mr. Cherry.  The calculated award amount may be adjusted by the Committee.  In particular, the Committee considers asset quality at the Bank, C&F Mortgage and C&F Finance in evaluating whether the full calculated award amount has been earned, and may use other factors in its discretion to adjust the award amount.  Based on the calculated award amount and Mr. Cherry’s recommendation to the Committee that his award be less than the calculated award amount, the Committee awarded Mr. Cherry a short-term cash incentive compensation award of $295,000, or 67 percent of his annual base salary and 92 percent of what was allowed to be granted.

Other NEOs.  Mr. Long’s short-term cash incentive compensation award was based on performance criteria related to corporate and individual performance.  Based on these performance criteria, the Committee may determine an award amount that is up to 200 percent of Mr. Long’s target award amount.  In determining Mr. Long’s award, the Committee considers the following indicators of performance:

●	Net income of the Corporation,
●	Performance relative to budget,
●	Performance of Mr. Long’s subordinates (which include the finance functions of the Corporation and the compliance and loan administration functions of the Bank),
●	Results of audit and regulatory examinations (including audits performed by our independent registered public accounting firm and our internal audit function, safety and soundness examinations performed by banking regulators, and compliance reviews), and
●	Achievement of strategic initiatives of the Corporation that are assigned to Mr. Long.

Based on the outcomes of these performance criteria, the Committee awarded Mr. Long a short-term cash incentive compensation award equal to 39 percent of his annual base salary.

Mr. Dillon’s short-term cash incentive compensation award, which is not under the MIP, is based on an evaluation of his individual involvement and performance in matters of corporate strategy and governance.  The Committee may determine an award amount that is up to 20 percent of Mr. Dillon’s base salary. Based on the outcomes of these performance criteria, the Committee awarded Mr. Dillon a short-term cash incentive compensation award equal to 20 percent of his annual base salary.

Mr. McKernon’s short-term cash incentive compensation award is calculated as a percentage of the income before taxes of C&F Mortgage in accordance with his employment agreement, which is described in further detail under “Employment and Change in Control Agreements” on page 52.  Due in part to an environment of low interest rates during 2021, C&F Mortgage’s loan production exceeded any year in its history other than 2020. Net income for the mortgage banking segment decreased by 28 percent compared to 2020 as a result of lower mortgage loan production, and Mr. McKernon’s short-term cash incentive compensation award also decreased by 28 percent compared to 2020.

Mr. Crone’s short-term cash incentive compensation award amount is determined based on the sum of two components.  The first component is the product of an award percentage and the net income of C&F Finance.  The maximum award percentage for the first component is determined on a sliding scale based on the ROA of C&F Finance and can be at most 1.35 percent.  Based on the 2021 ROA of C&F Finance, the maximum award percentage was 1.14 percent.  In determining an award percentage within the award percentage range, the Committee considers the following indicators of performance:

●	Delinquency on loans at C&F Finance,
●	Charge off rates,
●	Loan growth,
●	Net income and net income relative to budget,
●	Performance of Mr. Crone’s subordinates at C&F Finance and
●	Results of audit and regulatory examinations related to C&F Finance.

The second component is based on achievement of individual strategic objectives included in the Corporation’s strategic plan, whereby the Committee can award Mr. Crone a short-term cash incentive up to 30 percent of his base salary.

Based on the outcomes of these performance criteria, the Committee awarded Mr. Crone a short-term cash incentive compensation award equal to 0.94 percent of the net income of C&F Finance for the first component and 25 percent of his base salary for the second component.  The sum of both components represents a total short-term cash incentive award of 59 percent of Mr. Crone’s base salary.

Changes for 2022. Beginning in 2022, Mr. Long’s short-term cash incentive compensation award will be determined in a similar manner as the President and CEO.  The Committee believes that basing Mr. Long’s annual cash award incentive on ROE and ROA aligns his incentive compensation with that of the President and CEO of the Corporation and the Bank, and rewards each of them for overall corporate performance in order to generate and sustain long-term shareholder value.

Long-Term Equity Incentive Compensation Award.  The Corporation grants equity compensation to executives in order to provide long-term incentives to achieve corporate objectives and generate and sustain shareholder value without exposing the Corporation or its subsidiaries to imprudent risks, and to align their personal interests with the long-term financial success of the Corporation.  Long-term equity incentive compensation awards are established under the MIP, except for Mr. Dillon, and equity securities are issued pursuant to the 2013 Plan, which was approved by shareholders and adopted by the Corporation effective April 16, 2013, in the form of restricted stock, restricted stock units, stock options, stock appreciation rights or other stock-based awards.

The primary form of equity awards granted by the Committee is restricted stock.  All awards of restricted stock to executive officers beginning with the 2021 long-term equity incentive compensation awards are subject to graded vesting over a period of three years, with one third of the award vesting after each year, on condition of continuous employment with the Corporation or its subsidiaries, and any unvested shares are forfeited upon termination prior to vesting, with earlier vesting on the later of the date the executive attains age 65 or one year from the grant date for an executive turning 65 during the vesting period.  Vesting also may be accelerated in certain circumstances, including retirement.  Unvested restricted stock cannot be sold or transferred by the executive officer but entitles the executive officer to voting rights and non-forfeitable dividends equivalent to common stock.  The Committee believes that this time-based vesting of restricted stock is consistent with the objectives of retaining talented executives and promoting long-term tenure of its key employees, as unvested restricted stock provides an incentive to remain with the Corporation and its subsidiaries in order to fulfill the vesting condition and realize the full award value.

The long-term equity incentive compensation award under the MIP includes an annual component and a performance component.  The annual component, which is fixed as a percentage of annual base salary for each NEO, serves to provide each NEO with a consistent element of his annual compensation that promotes tenure with the Corporation and aligns his long-term interests with those of our shareholders.  The annual component is earned through continued employment and consistent individual performance during the year and until the grant date of the award.  The performance component serves to compensate executives based on the financial performance of the Corporation and its subsidiaries compared to our peers.  The performance component is variable and is earned based on a corporate performance measure, which reflects consolidated performance, and, in the case of Messrs. McKernon and Crone, business unit performance measures.

At the beginning of 2021, for each NEO, except for Mr. Dillon, the Committee set a target total award value as a percentage of annual base salary and established allocations of the target award value to the annual award and each performance measure as shown in the following table.

2021 Long-Term Equity Incentive Compensation Awards

	Thomas F. Cherry	Jason E. Long	Bryan E. McKernon	S. Dustin Crone
Target Total Award Value	45% of annual base salary	25% of annual base salary	20% of annual base salary	25% of annual base salary

Annual Award Allocation	25%	50%	50%	50%
Corporate Performance Allocation	75%	50%	25%	25%
Business Unit Performance Allocation	n/a(1)	n/a(1)	25%	25%

1	The performance component of the long-term equity incentive compensation awards for Messrs. Cherry and Long is based solely on the corporate performance measure.

In determining the award amount for the performance component, the Committee assigns a performance score to each corporate and business unit performance measure based on the results of the performance measure during the relevant period.  The total award value of the long-term equity incentive compensation award for each NEO is determined using the target total award value, the allocations to the annual award and each performance measure, and the performance scores for each performance measure, as shown below.

For the performance period 2019 to 2021, corporate performance was measured by reference to the Corporation’s three-year growth in tangible book value plus dividends paid to shareholders relative to the 2021 Incentive Compensation Peer Group.  Tangible book value is a non-GAAP measure defined by the Committee for purposes of measuring performance as common equity excluding accumulated other comprehensive income or loss, less goodwill and intangible assets. Corporate performance for purposes of the 2021 long-term equity incentive compensation award was determined using the performance period 2019-2021.  For purposes of the corporate performance measure, the Committee may adjust reported common equity of the Corporation or any financial institution in the 2021 Incentive Compensation Peer Group for nonrecurring items, including changes in common equity related to income, expense, gain, loss or other events including mergers and acquisitions and other issuances of capital.  The Committee adjusted common equity of the Corporation and each of its peers for purposes of the corporate performance measure to exclude the effect on tangible book value of mergers and acquisitions and other issuances of capital.  The Committee also considered adjustments related to the effects of stock repurchase activity and certain nonrecurring items of income and expense similar to those adjustments considered for purposes of the composite ranking of ROE and ROA performance discussed above, but determined that such adjustments would have no effect on the corporate performance score for purposes of the 2021 long-term equity incentive compensation award.  The Committee established threshold, target and maximum performance levels for the corporate performance measure, expressed as a percentile relative to the 2021 Incentive Compensation Peer Group, and corresponding performance scores as a percentage of the target award value allocated to the corporate performance measure as shown in the table below.  Performance outcomes between the threshold and target levels and between the target and maximum levels result in a calculated performance score determined using a straight-line interpolation.  Based on the outcome of the corporate performance measure, the Committee determined the corporate performance score for the 2021 long-

term equity incentive compensation award to be 150 percent of the target award value allocated to the corporate performance measure for each NEO.

	Threshold	Target	Maximum	Actual
Corporate Performance Measure (Percentile)	40th	60th	80th	85th 4th out of 21
Corporate Performance Score	50%	100%	150%	150%

For the business unit performance measures, the Committee evaluates the performance, primarily in regards to earnings and achievement of strategic objectives, of C&F Mortgage and C&F Finance and determines a business unit performance score for each business unit between zero and 150 percent.  Business unit performance for purposes of the 2021 long-term equity incentive compensation award was determined using the performance period of the year ended December 31, 2021.  Based on the performance of C&F Mortgage and C&F Finance, the Committee determined the business unit performance score for each business to be 100  and 87 percent, respectively, for purposes of the 2021 long-term equity incentive compensation awards granted to Messrs. McKernon and Crone.

Mr. Dillon’s long-term equity incentive compensation opportunity is not covered by the MIP.  Mr. Dillon’s long-term equity incentive compensation award is based on the Committee’s evaluation of his individual involvement and performance in matters of corporate strategy and governance.  The Committee may determine an award amount of a number of shares with a value of up to 20 percent of Mr. Dillon’s base salary.  Based on the Committee’s evaluation of these performance criteria, the Committee awarded Mr. Dillon a long-term equity incentive compensation award equal to 20 percent of his annual base salary, which based on the average closing stock price of the Corporation for the 20 business days preceding the award date, rounded to the next greater multiple of 25 shares, was equivalent to 975 shares.

The 2021 long-term equity incentive compensation target, calculated and actual award values for each component and performance measure are shown in the table below for each of the NEOs, except for Mr. Dillon.  Awards of restricted stock under the long-term equity incentive compensation award were granted to NEOs on February 15, 2022.  The number of shares awarded was determined based on the average closing stock price of the Corporation for the 20 business days preceding the award date, which was $52.10 per share, rounded to the next greater multiple of 25 shares.  Based on the calculated award amount and Mr. Cherry’s recommendation to the Committee that his award be less than the calculated award amount, the Committee awarded Mr. Cherry a long-term equity incentive compensation award of $208,000, or 76 percent of the calculated award.

		Calculated Award
	Target Award	Annual	Corporate	Business Unit		Actual Award	Actual
	Value	Award	Performance	Performance	Total	Value	Award
	($)	($)	($)	($)	($)	($)	Shares[1]
Thomas F. Cherry[2]	198,000	49,500	222,750	n/a	272,250	208,000	4,000
Jason E. Long	63,750	31,875	47,813	n/a	79,688	79,688	1,550
Larry G. Dillon[3]	50,000	n/a	n/a	n/a	50,000	50,000	975
Bryan E. McKernon	47,000	23,500	17,625	11,750	52,875	52,875	1,025
S. Dustin Crone	67,750	33,875	25,406	14,736	74,017	74,017	1,425

1	The number of shares awarded is determined based on the average closing stock price of the Corporation for the 20 business days preceding the award date, which was $52.10 per share, rounded to the next greater multiple of 25 shares. Because this average price is often different from the closing price on the grant date, the Actual Award Value in this table and the grant date fair value reported in the Stock Awards column of the Summary Compensation Table in the 2023 proxy statement will not necessarily be the same.
2	As discussed above, Mr. Cherry was awarded a long-term equity incentive compensation award that was less than the amount allowed under the MIP.
3	Mr. Dillon’s long-term equity incentive compensation award is based on the Committee’s evaluation of his individual involvement and performance in matters of corporate strategy and governance and has a target and maximum of 20 percent of Mr. Dillon’s base salary.

Changes for 2022. Beginning in 2022, unless otherwise provided by the Committee, the long-term equity incentive compensation awards to executive officers will be based on (or in the case of certain executive officers, based in part on) achievement of goals with respect to the Corporation’s three-year annual return on tangible common equity, as defined by the Committee, compared to a peer group of banks selected by the Committee.  The Committee believes that basing a portion of the equity awards on the three-year annual return on tangible common equity more closely aligns with current market practices for long-term equity incentive compensation awards for executive officers, and aligns the interests of executive officers with those of the Corporation’s common shareholders by rewarding executive officers for long-term corporate performance in order to generate and sustain long-term shareholder value.

Modification of Previously Granted Awards. During 2021, in connection with the change in the form of long-term equity incentive compensation awards to restricted stock awards subject to graded vesting over three years, the Board modified outstanding restricted stock awards to NEOs to provide for cliff vesting after three years rather than after five years.  This resulted in vesting of awards granted in 2017 and 2018, and a shortening of the vesting period for awards granted in 2019, 2020 and 2021.  This change in vesting helps to lessen the likelihood of adverse tax consequences to executive officers or the Corporation or a cutback of awards related to termination in certain circumstances involving a change in control as a result of provisions related to excess parachute payments and was made in conjunction with removing provisions for 280G tax gross-up payments for all NEOs.

Retirement and Deferred Compensation Plans.  The Corporation’s subsidiaries sponsor several tax-qualified benefit plans, including both a defined benefit retirement plan and defined contribution plans, which are available to most employees of either the Bank, C&F Mortgage or C&F Finance, and in which our NEOs are participants.  Additionally, the Corporation sponsors a nonqualified deferred compensation plan for the benefit of certain senior officers and its non-employee directors.  Our tax-qualified plans are offered in order to assist our employees in attaining financial security for retirement and for employee retention.  Our nonqualified plan is offered to provide flexibility to our senior officers and directors by providing deferral opportunities otherwise restricted by qualified plan limits and to establish a long-term retention incentive for our executives.

Retirement Plan.  The Bank offers the Virginia Bankers Association Cash Balance Pension Plan for Citizens & Farmers Bank (the “Retirement Plan”) as a tax-qualified cash balance pension plan for employees hired prior to January 1, 2022.  Under the Retirement Plan, participants’ accounts are credited each year based on a percentage of each participant’s annual compensation including salary and bonus (subject to limitations under the requirements of the Code.  Participants’ accounts are also credited for interest upon each participant’s accumulated balance.  The applicable compensation credit percentage ranges between 1 percent and 12 percent, increasing with a participant’s age and years of credited service at the end of each plan year.  Interest credits are based on the 30-year Treasury rate plus 150 basis points, but may not be less than 3 percent or more than the IRS third segment rate.  Messrs. Dillon, Cherry and Long are participants in the Retirement Plan.

Upon having completed at least three years of service or reaching age 65, participants become vested in the Retirement Plan.  Upon termination from the Bank or after reaching age 62 while employed, vested participants may receive the amount then credited to the participant’s cash balance account in a lump sum or may defer benefits until age 65.  Participants who defer benefits after termination continue to receive interest credits until age 65 and then may receive an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married).  The participant may also choose from other optional forms of benefit, including a lump sum payment in the amount of the cash balance account paid in one installment or in three annual installments. In 2021, Mr. Dillon requested a lump sum distribution of his accrued benefits under the Retirement Plan. He will continue to accrue benefits under the Retirement Plan as an active participant in the plan from the time of his in-service distribution until his separation from service as an employee.

Prior to 2009, the Bank offered the Virginia Bankers Association Master Defined Benefit Pension Plan for Citizens & Farmers Bank, which was a traditional pension plan and was converted to the current cash balance pension plan effective December 31, 2008.  Participants with balances in the Retirement Plan that were converted from the traditional pension plan, including Mr. Cherry, may be entitled to benefits greater than the interest credits calculated under the Retirement Plan, pursuant to IRS rules for tax-qualified retirement plans.  Benefits pursuant to such rules may fluctuate from year to year, due in part to changes in interest rates.

Defined Contribution Plans.  The following tax-qualified defined contribution plans are offered by the Corporation’s subsidiaries:

●	Virginia Bankers Association Master Defined Contribution Plan for Citizens and Farmers Bank (the “Bank 401(k) Plan”)
●	C&F Mortgage Corporation 401(k) Plan (the “Mortgage 401(k) Plan”)
●	Defined Contribution 401(k) and Profit-Sharing Plan sponsored by the Virginia Bankers Association, which is offered by C&F Finance (the “Finance 401(k) Plan”)

Our NEOs are participants in our defined contribution plans, including the Bank 401(k) Plan (Messrs. Dillon, Cherry and Long), the Mortgage 401(k) Plan (Mr. McKernon) and the Finance 401(k) Plan (Mr. Crone).  Under these plans, the Corporation makes matching contributions on voluntary deferrals by NEOs, subject to limitations under each plan and the requirements of the Code.  Matching contributions under the Bank 401(k) Plan and the Finance 401(k) Plan are up to 5 percent of each participant’s covered compensation.  Matching contributions under the Mortgage 401(k) Plan are discretionary, based on, among other factors, the profitability of C&F Mortgage.  Each of the plans also provide for discretionary employer contributions.  Investments under each of the plans are directed by participants’ elections from among various investment options available under the plans, and participants’ accounts earn a return based on the actual return of those investment elections.

Nonqualified Plan.  The Corporation offers the C&F Financial Corporation Non-Qualified Deferred Compensation Plan for Executives (the “Nonqualified Plan”) for senior officers and directors of the Corporation and its subsidiaries.  The plan allows executive officers to make deferrals of salary or cash incentive compensation.  The Corporation makes discretionary contributions into executive officers’ accounts under the Nonqualified Plan.  Discretionary contributions prior to 2021 have included (1) amounts related to benefits that would have been received as matching contributions under tax-qualified plans except for statutory limitations that apply to employer contributions under those plans (“Excess Benefits”) and (2) additional amounts as SERP contributions for certain executive officers.  Participants’ accounts under the Nonqualified Plan earn a return based on investment elections made by participants among various investment options available under the plan.

During 2021, the Nonqualified Plan was amended to simplify the design and administration of the plan regarding future discretionary contributions by the Corporation. The amendment removed separate plan provisions for discretionary contributions related to Excess Benefits, while discretionary contributions continue to be permitted in the form of SERP contributions.  The Board also approved an amendment to the vesting schedule for certain SERP contributions previously made by the Corporation for Messrs. Long and Crone, such that past unvested SERP contributions will become vested within five years of each contribution. SERP contributions made for performance periods beginning before January 1, 2017 vested in full on December 21, 2021.

For Messrs. Cherry and Dillon, the Corporation’s discretionary SERP contributions are vested immediately in recognition of their performance and service over their careers.  As of December 31, 2021, for Messrs. Long and Crone, the Corporation’s discretionary SERP contributions vest within five years from the time of each contribution, subject to earlier vesting under certain conditions, including death, disability or a change in control.  Mr. McKernon was not awarded a SERP contribution for 2021.  For 2021, the Corporation made discretionary SERP contributions to the Nonqualified Plan totaling $93,500, $29,000, $26,700, and $32,325 for Messrs. Cherry, Long, Dillon and Crone, respectively.  These contributions were made in 2022 and are reported as earned in 2021 in the Summary Compensation Table on page 57.

Perquisites and Other Benefits.  The Corporation provides our NEOs with benefits that we believe are reasonable and consistent with our overall compensation program as part of a competitive compensation package for attracting and retaining talented executives.  Perquisites offered to NEOs, which may include personal use of Corporation-owned automobiles, matching charitable contributions, an executive physical exam every two years, club dues, financial advisory services, and tax preparation services, are common among the Corporation’s peer financial institutions.  Effective January 1, 2015, the Committee approved an additional perquisite for Mr. Dillon that provides for post-retirement medical, prescription and dental benefits for Mr. Dillon and his spouse for life.  Mr. Dillon is eligible to begin receiving this perquisite upon retirement from employment.  Perquisites to any individual NEO that exceeded $10,000 in a particular year are included in the Summary Compensation Table on page 57.

NEOs also participate in other benefit plans that are available to our employees generally.  These plans include medical, dental, life, and disability insurance.

Compensation Policies and Practices as They Relate to Risk Management.  The Corporation, under the guidance of the Committee, has reviewed the compensation policies and practices of the Corporation as they relate to risk management.  This review included both executive officer and non-executive officer compensation policies and practices and factors in place to mitigate any excess risk.  In conducting the review, management focused on the risks associated with the Corporation's compensation policies and practices and evaluated those risks in light of the Corporation's operations and the internal compensation approval and compliance systems developed by the Corporation.  The Corporation has determined that its policies and practices, including mitigating factors, are not reasonably likely to have a material adverse effect on the Corporation.

The Committee utilizes the position of senior compensation risk officer and meets with the Corporation’s senior compensation risk officer to discuss, evaluate and review senior executive officer (“SEO”) compensation plans and other employee compensation plans and the risks these plans pose to the Corporation.  In connection with this risk review, the Committee’s goal is to identify and limit or mitigate features in SEO and other employee compensation plans that could encourage SEOs or other employees to take unnecessary and excessive risks that threaten the Corporation’s value (including behavior focused on short-term results rather than long-term shareholder value).  In addition, the Committee will discuss, evaluate and review employee compensation plans and eliminate or mitigate features that could encourage the manipulation of reported earnings to enhance an employee’s compensation.  These reviews are completed at least once per year.

For the review conducted during September of 2021, the Committee evaluated each of the plans included in this discussion with the senior risk officer, as well as several additional employee compensation arrangements that provide for variable cash compensation, bonus, commission or incentive payments to employees other than SEOs. As a result of the risk and manipulation review, the Compensation Committee concluded that these plans do not encourage unnecessary and excessive risks that threaten the value of the Corporation or promote the manipulation of reported earnings to enhance the compensation of any employee and determined that the potential risks arising from these plans are not reasonably likely to have a material adverse effect on the Corporation.

Role of Discretion in the Compensation Process.  In fulfilling its responsibilities over the executive compensation program, the Committee must make decisions that are inherently subjective.  The Committee has established compensation plans and arrangements that place limits on the Committee’s ability to exercise discretion in compensation decisions, including the MIP, which does not allow the Committee to increase the amount of any long-term equity incentive compensation award under the plan above the maximum amount calculated for any such award under the terms of the plan.  The Committee retains the discretion to reduce the amount of any award determined under the terms of the MIP, including the short-term cash incentive compensation award and the long-term equity incentive compensation award.  In compensation decisions for 2021, the Committee used discretion to grant less than the calculated short-term cash incentive compensation award for Mr. Cherry as described on page 44, to grant less than the calculated long-term equity incentive compensation award for Mr. Cherry, to adjust measures of ROE and ROA for the Corporation and its peers under the short-term cash incentive compensation award as described on page 43, and to adjust measures of tangible book value for the Corporation and its peers under the long-term equity incentive compensation award as described on page 46.

Clawback Policy.  The Corporation’s clawback policy provides that in the event of a restatement to correct material non-compliance with any financial reporting requirements under applicable securities laws, any excess incentive compensation paid to executive officers that was based or determined in whole or in part upon the Corporation’s financial statements that were subsequently restated may be recovered from the executive officers.  Excess incentive compensation is the amount that would not have been paid to the executive officers if the incentive compensation had been determined based on the restated financial statements.  However, if the Committee determines that the accounting error resulted from intentional misconduct by executive officers, then the Corporation may recover up to 100 percent of any incentive compensation received by those executive officers during the years subject to the restatement.  Recovery of amounts under this clawback policy from an executive officer may include reimbursement to the Corporation of cash paid to the executive officer, offsetting the amount to be recovered against future payments to the executive officer, cancellation of any outstanding vested or unvested shares awarded to the executive officer, or other means available to the Corporation by law.  Such recovery may extend to gains realized by the executive officer upon sale or transfer of equity awards and may be in addition to other remedies that may be available to the Corporation, including termination of employment.  The Committee may, however, determine that repayment is not required in the event the Committee determines that to do so would be unreasonable or it would be in the long-term interests of the Corporation not to require repayment.

Prohibition on Hedging and Pledging Transactions.  Under the Corporation’s insider trading policy, directors and executive officers, including the named executive officers, are prohibited from (i) pledging the Corporation’s stock as collateral for loans and (ii) selling the Corporation’s stock “short,” trading in the Corporation’s stock in or through a margin account or otherwise engaging in hedging transactions or speculative or short-term trading of the Corporation’s stock. These provisions are part of the Corporation’s overall program to prevent the Corporation’s directors and executive officers, including the named executive officers, from trading on material non-public information.

Tax and Accounting Implications.  As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Corporation may not deduct compensation of more than $1,000,000 annually that is paid to certain individuals.  In 2021, the Corporation paid compensation that was not deductible to the Corporation to Mr. Cherry of $455,000, to Mr. Dillon of $219,000, and to Mr. McKernon of $995,000.  Amounts paid to Messrs. Cherry and Dillon in 2021 included deferred compensation earned in prior years, and amounts paid to Mr. McKernon were pursuant to his employment agreement.  The Committee believes it is in the Corporation’s and its shareholders’ best interests to retain flexibility to pay appropriate compensation levels and therefore may choose to pay compensation that will not be deductible under Section 162(m) of the Code in order to ensure competitive levels of total compensation for the Corporation’s executive officers.

Employment and Change in Control Agreements

The Corporation may be required to make payments of severance or other benefits upon termination of an executive officer or a change in control of the Corporation pursuant to certain agreements and other arrangements as detailed below.

Cherry Employment Agreement.  On December 23, 2021, the Corporation, the Bank and Mr. Cherry entered into an employment agreement (the “Cherry Employment Agreement”). The Cherry Employment Agreement has an initial term of one year and will renew for successive one-year periods unless either party provides written notice of non-renewal during the then-current term.  The Cherry Employment Agreement provides for payment of base salary and the executive’s eligibility to receive such equity awards and cash incentive compensation as determined by the Board or its designee.  Incentive-based compensation paid to the executive is subject to clawback as may be required under the Corporation’s clawback policy or under provisions of applicable law, SEC rule or regulation or stock exchange requirement.  In addition, the Cherry Employment Agreement entitles the executive to participation in employee benefit plans as determined by the Board or its designee.  Under the Cherry Employment Agreement, in the event of termination of employment due to death or incapacity (as defined in the agreement), the executive is entitled to (a) unpaid base salary through the date of termination and (b) any other benefits vested and payable under any plans, policies or programs (collectively, the “Accrued Obligations”).  Under the Cherry Employment Agreement, in the event of termination of employment without cause (as defined in the agreement) while the Cherry Employment Agreement is in place or during the one-year period following the termination of the Cherry Employment Agreement due to non-renewal by the Corporation (generally referred to as a termination without cause) or by the executive for good reason (as defined in the agreement), then, provided the executive timely executes a general release of claims, the executive is entitled to the Accrued Obligations and a lump-sum cash payment equal to the executive’s annual base salary in effect immediately preceding the termination of employment and, provided certain conditions are met, a monthly payment equal to the employer-paid portion of COBRA continuation coverage, payable for 12 months.  In the event of termination of employment without cause or by the executive for good reason, post-termination payments will cease if the executive fails to comply with the covenants set forth in the Cherry Employment Agreement.  Under the Cherry Employment Agreement, in the event of termination of employment for cause or by the executive without good reason, the executive is entitled to the Accrued Obligations.  The Cherry Employment Agreement requires the executive to comply with confidentiality and non-disparagement covenants as well as 12-month non-piracy and non-solicitation covenants.  The Cherry Employment Agreement will terminate if a change in control of the Corporation or the Bank occurs during the executive’s employment and any severance benefits payable upon a termination of employment on or following such change in control shall be determined and paid solely pursuant to Mr. Cherry’s change in control agreement, as described below.  In the event of termination of the Cherry Employment Agreement, the executive remains obligated to comply with the confidentiality, non-disparagement, non-piracy and non-solicitation covenants as set forth in the agreement.

Long and Crone Employment Agreements.  On December 23, 2021, the Corporation, the Bank and Jason E. Long entered into an employment agreement (the “Long Employment Agreement”), and also on December 23, 2021, the Corporation, C&F Finance and S. Dustin Crone entered into an employment agreement (the “Crone Employment Agreement”). The Long Employment Agreement and the Crone Employment Agreement have substantially identical provisions as the Cherry Employment Agreement.

McKernon Employment Agreement.  Mr. McKernon is employed by C&F Mortgage under an employment agreement originally entered into in 1995 and amended and restated as of January 1, 2013 and subsequently amended and restated as of February 15, 2022 (the “McKernon Employment Agreement”).  Other than clarifying the application of the Corporation’s clawback policy as discussed further beginning on page 51, the February 15, 2022 amendment and restatement of the employment agreement did not change the structure of the employment agreement as in effect prior to February 15, 2022.  Mr. McKernon was responsible for bringing all of the critical personnel and operations of C&F Mortgage to the Corporation at no cost to the

Corporation.  Under the agreement, C&F Mortgage employs Mr. McKernon as its President and CEO under a three-year “evergreen” agreement, which remains in effect at all times unless and until terminated as permitted by the agreement.  Either party, by notice to the other at any time and for any reason, may give notice of an intention to terminate the agreement three years from the date notice is received by the other.  Additionally, either party may terminate the agreement in the event C&F Mortgage fails to meet certain specified financial performance criteria for a stipulated period or of a stipulated amount within a prescribed time period.  The agreement terminates upon the death or disability of Mr. McKernon, or upon the failure of either party to fulfill its obligations under the agreement.  Under the agreement, C&F Mortgage in 2021 paid Mr. McKernon an annual base salary of $235,000, payable in monthly installments.  C&F Mortgage also is obligated to pay Mr. McKernon a bonus, computed and paid on a monthly basis, based upon a variable percentage of C&F Mortgage’s financial performance for the preceding month, subject to adjustment annually in order that the total bonus for a fiscal year will be equal to the specified percentage as determined by the year-end financial performance amount on which the bonus is based.  C&F Mortgage has the right, at any time and at its option, to “buy out” Mr. McKernon’s agreement and terminate his employment for an amount based upon C&F Mortgage’s financial performance.  In the event of a termination of his employment for any reason other than pursuant to a three-year notice, C&F Mortgage also may purchase a limited non-solicitation commitment from Mr. McKernon.

The agreement also provides that Mr. McKernon will be entitled, during his employment, to benefits commensurate with those furnished to other employees of C&F Mortgage.  The agreement also contains provisions requiring confidentiality of information regarding C&F Mortgage.  Mr. McKernon may terminate the McKernon Employment Agreement upon an event of “covered termination” as defined in his change in control agreement, as described below.  Any termination of the McKernon Employment Agreement also will terminate Mr. McKernon’s change in control agreement, except a termination of the McKernon Employment Agreement as described in the preceding sentence.

The primary change effected by the February 15, 2022 amendment and restatement of Mr. McKernon’s employment agreement is to clarify the application of the Corporation’s clawback policy. The amended and restated agreement provides that any incentive-based compensation or award Mr. McKernon receives will be subject to clawback as may be required under the Corporation’s clawback policy (or similar clawback policy of any subsidiary or affiliate of the Corporation) or under provisions of applicable law, SEC rule or regulation or stock exchange requirement.

Change in Control Agreements.  The Corporation has entered into “change in control agreements” with each of the NEOs (the “CIC Agreements”) because the Board has determined that it is in the best interest of the Corporation and its shareholders to have the continued dedication of these executives, notwithstanding the possibility, threat or occurrence of a change in control.  The CIC Agreements provide for payments of severance in cash as well as group health and other benefits following termination.  In addition to the CIC Agreements, other benefits may be provided following a change in control of the Corporation under the 2013 Plan and, if shareholders approve the Corporation’s 2022 Plan as described in Proposal Two, future awards granted under the 2022 Plan, including accelerated vesting of restricted stock awards.

During 2021, the Corporation amended and restated the CIC Agreements for Messrs. Dillon, Cherry, Long and Crone.  Among other changes, the amended and restated CIC Agreements (i) removed Section 280G tax gross-up provisions for Messrs. Cherry and Dillon, (ii) increased the payments and benefits due to Messrs. Cherry, Long and Crone upon termination of employment under certain conditions following a change in control, and (iii) removed provisions that allowed for payment of termination benefits following a change in control in the event the executive officer voluntarily terminates employment for any reason during certain “window periods.”  Effective December 23, 2021 for all NEOs other than Mr. McKernon, and effective February 15, 2022 for Mr. McKernon, the CIC Agreements provide for benefits to be paid on a “best net after-tax” basis, such that the executive’s change in control benefits will be reduced to avoid excise taxes related to excess parachute payments under Section 280G of the Code only if such a reduction would result in greater after-tax compensation than without a reduction. The Corporation no longer has any agreements with executives or other officers that include Section 280G tax gross-up provisions.

The CIC Agreement with Mr. Cherry (the “Cherry CIC Agreement”) provides for certain payments and benefits in the event of a termination of employment by the Corporation without cause (as defined in the agreement) or by Mr. Cherry for good reason (as defined in the agreement) during the two-year period following a change in control (as defined in the agreement).  In such event, Mr. Cherry (i) would be entitled to receive a lump sum cash payment equal to the sum of 2.99 times his highest annual base salary during the 24-month period preceding the change in control and 2.99 times his highest annual bonus for the three fiscal years preceding the change in control and (ii) would generally be entitled to receive continuing benefits under group health plans providing medical, prescription, dental and vision benefits (the “Group Health Plans”) for a period of three years following termination.  Additionally, the Cherry CIC Agreement provides for a special termination payment equal to the sum of two times his highest annual base salary during the 24-month period preceding his termination and three times his highest annual bonus for the three fiscal years preceding his termination in the limited circumstance in which Mr. Cherry’s employment is involuntarily terminated without cause prior to a change in control, if the termination is at the request of a third party who is a party to the change in control or otherwise arose in connection with or in anticipation of the change in control and if Mr. Cherry has complied with the non-disclosure and non-competition covenants under the Cherry CIC Agreement and with the non-piracy, non-solicitation and non-disparagement covenants under the Cherry Employment Agreement.  The special termination payment in the amended and restated Cherry CIC Agreement replaces provisions in the prior version of the agreement that would have applied in connection with a termination prior to a change in control.  This special termination payment would be in addition to any payments or benefits under the terms of the Cherry Employment Agreement.  The Cherry CIC Agreement includes non-disclosure and non-competition covenants and incorporates the non-piracy, non-solicitation and non-disparagement covenants from the Cherry Employment Agreement.

The CIC Agreements with Messrs. Long and Crone (the “Long CIC Agreement” and the “Crone CIC Agreement”, respectively) each provide for certain payments and benefits in the event of a termination of employment by the Corporation without cause (as defined in the agreement) or by either Mr. Long or Mr. Crone for good reason (as defined in the agreement) during the two-year period following a change in control (as defined in the agreement).  In such event, Mr. Long or Mr. Crone (i) would each be entitled to receive a lump sum cash payment in an amount equal to two times the sum of his highest annual base salary during the 24-month period preceding the change in control and his highest annual bonus for the three fiscal years preceding the change in control, and (ii) would each generally be entitled to receive continuing benefits under the Group Health Plans for a period of two years following termination.  Additionally, the Long CIC Agreement and Crone CIC Agreement each provide for a special termination payment in an amount equal to the sum of one times Mr. Long’s or Mr. Crone’s highest annual base salary during the 24-month period preceding his termination and two times his highest annual bonus for the three fiscal years preceding his termination in the limited circumstance in which Mr. Long’s or Mr. Crone’s employment is involuntarily terminated without cause prior to a change in control, if the termination is at the request of a third party who is a party to the change in control or otherwise arose in connection with or in anticipation of the change in control and if Mr. Long or Mr. Crone has complied with the non-disclosure and non-competition covenants under the Long CIC Agreement or the Crone CIC Agreement, respectively, and with the non-piracy, non-solicitation and non-disparagement covenants under the Long Employment Agreement or the Crone Employment Agreement, respectively.  The special termination payment in the amended and restated Long CIC Agreement and the Crone CIC Agreement replaces provisions in the prior versions of the agreements that would have applied in connection with a termination prior to a change in control.  This special termination payment would be in addition to any payments or benefits under the terms of the Long Employment Agreement or the Crone Employment Agreement.  The Long CIC Agreement and Crone CIC Agreement each includes non-disclosure and non-competition covenants and incorporates the non-piracy, non-solicitation and non-disparagement covenants from the Long Employment Agreement and Crone Employment Agreement, respectively.

The CIC Agreement with Mr. Dillon provides for certain payments and benefits in the event of a termination of employment by the Corporation without cause (as defined in the agreement), or by Mr. Dillon for good reason (as defined in the agreement), during the two-year period following a change in control (as defined in the agreement), or prior to a change in control in the event of a termination of employment in anticipation of a change in control.  In such event, Mr. Dillon would be entitled (i) to receive a lump sum cash payment in an amount equal to two and one-half times the sum of his highest annual base salary during the 24-month period preceding the change in control and his highest annual bonus for the three fiscal years preceding the change in control; and (ii) generally receive continuing vision benefits for a period of three years following termination of employment.  Mr. Dillon also has a right to continued medical, prescription and dental coverage for himself and his spouse under a separate agreement with the Corporation.  The Dillon CIC Agreement includes non-disclosure and non-competition covenants.

As of December 31, 2021, the CIC Agreement with Mr. McKernon (the “McKernon CIC Agreement”) provided for certain payments and benefits in the event of a termination of employment by the Corporation without cause (as defined in the agreement) or by Mr. McKernon for good reason (as defined in the agreement) during the two-year period following a change in control (as defined in the agreement), or prior to a change in control in the event of a termination of employment in anticipation of a change in control, and also in the event of a voluntary termination of employment by Mr. McKernon for any reason during three “window periods” following a change in control.  In such event, Mr. McKernon (i) would have been entitled to receive a lump sum cash payment in an amount equal to two times his highest annual base salary during the 24-month period preceding the change in control date and (ii) would have been entitled to receive continuing benefits under the Group Health Plans for a period of two years following termination.  Effective February 15, 2022, the McKernon CIC Agreement was amended and restated, such that it now provides for generally the same payments and benefits as described above, except that the amended and restated agreement removed the “window period” provisions described above. Additionally, the amended and restated agreement eliminated provisions that allowed a Section 280G tax gross-up payment in certain circumstances where payments under the McKernon CIC Agreement would be subject to excise tax as an excess parachute payment under Section 280G of the Code, and now provides for payments to be made on a “best net after-tax” basis.

In certain cases, some or all of the payments and benefits provided on termination of employment under the employment agreements and the CIC Agreements may be delayed for six months following termination to comply with the requirements of Section 409A of the Code.  Any payment required to be delayed would be paid at the end of the six-month period in a lump sum, with any payments due after the six-month period being paid at the normal payment date provided for under the agreement.  In the case of benefits that are delayed, the executive would pay the cost of benefit coverage during the six-month delay period and then be reimbursed by the Corporation at the end of the six-month period.

Retirement, Early Retirement, Death, Disability.  For terminations due to death or disability, vesting of any unvested restricted stock and retirement benefits occur at the date of termination.  For terminations due to retirement, restricted stock awards granted prior to December 31, 2021 provide for accelerated vesting at the date of termination.  For terminations due to early retirement, restricted stock awards provide for accelerated vesting upon the one-year anniversary of the date of termination and only if the individual has complied with a non-competition agreement.  Further, restricted stock awards granted to key employees also provide for accelerated vesting in the event of termination by the Corporation for reasons other than cause.

In addition to the agreements discussed above and other elements of the Corporation’s executive compensation program detailed in the Compensation Discussion and Analysis within this Proxy Statement, Mr. Dillon is eligible, upon his retirement, to payment of post-retirement medical, prescription and dental benefits for himself and his spouse for life.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee

J. P. Causey Jr., Chair
James H. Hudson III
Elizabeth R. Kelley
C. Elis Olsson

2021 EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid or earned by each of the Corporation’s named executive officers for the fiscal years ended December 31, 2021, 2020 and 2019.

Summary Compensation Table

						Change in
						Pension
					Non-	Value and
					Equity	Nonqualified
					Incentive	Deferred	All
				Stock	Plan	Compensation	Other
		Salary	Bonus	Awards[2]	Compensation[3]	Earnings[4]	Compensation[5]	Total
Name and Principal Position[1]	Year	($)	($)	($)	($)	($)	($)	($)
Thomas F. Cherry	2021	440,000	—	217,408	295,000	48,498	156,227	1,157,133
President/	2020	386,000	—	162,260	230,000	50,007	149,332	977,599
Chief Executive Officer	2019	355,000	—	153,870	244,000	51,703	135,077	939,650
Jason E. Long	2021	255,000	—	92,863	100,000	16,098	67,730	531,691
Executive Vice President/Chief Financial Officer/	2020	227,000	—	69,160	70,000	15,569	47,646	429,375
Secretary	2019	212,000	—	62,574	80,000	14,903	30,653	400,130
Larry G. Dillon	2021	250,000	—	54,625	50,000	320,628	83,469	758,722
Executive Chairman	2020	250,000	—	52,668	50,000	360,547	75,504	788,719
	2019	250,000	—	153,870	50,000	39,574	111,125	604,569
Bryan E. McKernon	2021	235,000	—	57,903	1,652,020	—	32,238	1,977,161
President/Chief Executive	2020	235,000	—	55,860	2,296,762	—	35,359	2,622,981
Officer of C&F Mortgage Company	2019	235,000	—	51,290	805,280	—	26,623	1,118,193
S. Dustin Crone	2021	271,000	—	80,845	160,000	—	71,303	583,148
President/Chief Executive	2020	263,000	—	74,480	123,500	—	69,373	530,353
Officer of C&F Finance Company	2019	246,500	—	69,242	112,000	—	63,465	491,207

1	Reflects titles as of December 31, 2021.

2	The amounts in this column reflect the grant date fair value for restricted stock granted during fiscal years ended December 31, 2021, 2020 and 2019, respectively, pursuant to the 2013 Plan, calculated in accordance with ASC Topic 718, based on the closing price of the Corporation’s stock on the date of grant. These amounts do not include the 2021 long-term equity incentive compensation awards discussed in further detail on pages 45 to 48, which were granted in February 2022.

3	The amounts in this column reflect the short-term cash incentive compensation awards for 2021, 2020 and 2019, which are discussed in further detail on pages 42 to 45.

4	The amounts in this column reflect the actuarial increase in the present value of the named executive officers’ accumulated benefits under the Retirement Plan established by the Bank determined using assumptions consistent with those used in the Corporation’s audited financial statements. Amounts shown for Mr. Dillon include changes in the actuarial value of benefits earned prior to 2009, when the Bank offered a traditional pension plan, as discussed in further detail on page 49. Messrs. McKernon and Crone are not participants in the Retirement Plan. All earnings under the Nonqualified Plan are actual dividends and earnings of investments based on participants’ investment elections and are not required to be reported in this column.

5	The amounts in this column for 2021 are described in further detail in the All Other Compensation Table for 2021, immediately below.

All Other Compensation for 2021

		Corporation
	Dividends	Contributions
	Paid on	to Defined
	Unvested Stock	Contribution
	Awards	Plans[1]	Other[2]
Name	($)	($)	($)
Thomas F. Cherry	25,627	108,000	22,600
Jason E. Long	8,818	43,500	15,412
Larry G. Dillon	18,018	41,200	24,251
Bryan E. McKernon	7,737	11,700	12,801
S. Dustin Crone	10,991	46,825	13,487

1	The amounts in this column include $93,500, $29,000, $26,700, and $32,325 in SERP contributions to the Nonqualified Plan made by the Corporation for 2021 for Messrs. Cherry, Long, Dillon and Crone, respectively, that were not paid to the plan as of the end of the fiscal year. These contributions were made by the Corporation in January 2022 into each respective NEO’s account in the Nonqualified Plan. Other amounts included in this column represent employer matching contributions to tax-qualified defined contribution plans. These plans are discussed in further detail on pages 48 to 50.

2	The amounts in this column include personal use of Corporation-owned automobiles and matching charitable contributions for each NEO, an executive physical exam for Mr. Dillon, and club dues for Messrs. Cherry and Dillon.

The following table summarizes certain information with respect to cash and equity incentive opportunities established in 2021.

Grants of Plan-Based Awards for 2021

								Other Stock
								Awards:
								Number	Grant Date
								of Shares	Fair Value
		Estimated Possible Payouts Under			Estimated Possible Payouts Under			of Stock	of Stock
		Non-Equity Incentive Plan Awards[2]			Equity Incentive Plan Awards[3]			or Units[4]	Awards[1]
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date[1]	($)	($)	($)	($)	($)	($)	(#)	($)
Thomas F. Cherry
Cash award		99,000	198,000	396,000
Equity award - Performance	n/a				74,250	148,500	222,750		154,025
Equity award - Annual	n/a							950	47,975
Jason E. Long
Cash award		—	63,750	127,500
Equity award - Performance	n/a				15,938	31,875	47,813		47,369
Equity award - Annual	n/a							612	30,906
Larry G. Dillon
Cash award		—	50,000	50,000
Equity award	n/a				—	50,000	50,000		49,238
Bryan E. McKernon
Cash award		—	1,652,020	—
Equity award - Performance	n/a				5,875	23,500	35,250		28,987
Equity award - Annual	n/a							451	22,776
S. Dustin Crone
Cash award		—	160,000	—
Equity award - Performance	n/a				8,469	33,875	50,813		39,138
Equity award - Annual	n/a							650	32,825

1	The 2021 long-term equity incentive compensation awards do not have a grant date during the year ended December 31, 2021 and were ultimately granted in the form of restricted stock on February 15, 2022. The awards granted under the MIP are comprised of a performance component and an annual component, and the award granted to Mr. Dillon is comprised of only a performance component. The fair value of these awards at the grant date was determined in accordance with ASC Topic 718, based on the closing price of the Corporation’s stock on that date and has been allocated, except for Mr. Dillon, to the two components in this table. The awards were granted in the form of restricted stock, subject to graded vesting over a period of three years or accelerated vesting under certain circumstances, and include rights to non-forfeitable dividends on unvested shares equal to dividends declared to common shareholders. See pages 45 to 48 for further details on the 2021 long-term equity incentive compensation awards. Because the fair value of these awards at the grant date was determined based on the closing price of the Corporation’s stock on that date, the values in this column are different from the Actual Award Values reflected in the table on page 47 which reflect the award values determined by the Compensation Committee, with the number of shares awarded determined based on the average closing stock price of the Corporation for the 20 business days preceding the grant date, rounded to next greater multiple of 25 shares.

2	These columns reflect the threshold, target and maximum amounts established under the 2021 short-term cash incentive compensation award for Messrs. Cherry and Long. The actual amounts awarded under the 2021 short-term cash incentive compensation award for Messrs. Cherry and Long were $295,000 and $100,000, respectively. Mr. Dillon’s short-term cash incentive compensation award is based on the Committee’s evaluation of his individual involvement and performance in matters of corporate strategy and governance and has a target and maximum of 20 percent of Mr. Dillon’s base salary. Threshold, target and maximum amounts are not established under the 2021 short-term cash incentive compensation award for Mr. McKernon, whose award is determined pursuant to his employment agreement and is based on the profitability of C&F Mortgage, or Mr. Crone, whose award is determined based on the ROA and net income of C&F Finance and achievement of strategic objectives. The amounts reported in these columns for Messrs. McKernon and Crone reflect the actual amounts of their 2021 short-term cash incentive compensation awards.

3	These columns reflect the threshold, target and maximum equity values established for the performance component of the 2021 long-term equity incentive compensation award. These amounts do not include $49,500, $31,875, $23,500 and $33,875 of the annual component of the 2021 long-term equity incentive compensation awards for Messrs. Cherry, Long, McKernon and Crone, respectively, which is fixed as a percentage of annual base salary and earned through consistent individual performance during 2021. Mr. Dillon’s long-term equity incentive compensation award is based on the Committee’s evaluation of his individual involvement and performance in matters of corporate strategy and governance and has a target and maximum of 20 percent of Mr. Dillon’s base salary.

4	The amounts in this column reflect the approximate number of shares granted for the annual component of the 2021 long-term equity incentive compensation award that were granted on February 15, 2022 based on the average closing price of the Corporation’s stock for the preceding 20 business days. The annual component is earned through consistent individual performance during 2021 and is not reported under the columns for equity incentive plan awards in this table because its value is fixed as a percentage of base salary.

The following table includes certain information with respect to all previously-awarded unvested restricted stock awards held by the named executive officers at December 31, 2021. None of the NEOs held any unexercised stock options at December 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

	Stock Awards
			Market
		Number of	Value of
		Shares or	Shares or
		Units of	Units of
		Stock That	Stock That
		Have Not	Have Not
	Vesting	Vested[1]	Vested[2]
Name	Date	(#)	($)
Thomas F. Cherry	2/1/2022	3,000	153,570
	2/1/2023	3,050	156,130
	2/1/2024	4,975	254,670
Total:		11,025	564,370

Jason E. Long	2/1/2022	1,220	62,452
	2/1/2023	1,300	66,547
	2/1/2024	2,125	108,779
Total:		4,645	237,778

Larry G. Dillon	2/1/2022	3,000	153,570
	2/1/2023	990	50,678
	2/1/2024	1,250	63,988
Total:		5,240	268,236

Bryan E. McKernon	2/1/2022	1,000	51,190
	2/1/2023	1,050	53,749
	2/1/2024	1,325	67,827
Total:		3,375	172,766

S. Dustin Crone	2/1/2022	1,350	69,107
	2/1/2023	1,400	71,666
	2/1/2024	1,850	94,702
Total		4,600	235,475

1	The amounts in this column reflect the number of shares of restricted stock granted from 2019 through 2021 to each NEO pursuant to the 2013 Plan. These awards of restricted stock were modified in December 2021, and the vesting date of each award was changed to February 1 of the third year following the date of grant, subject to accelerated vesting under certain circumstances. Participants are entitled to non-forfeitable dividends on unvested shares equal to dividends declared to common shareholders. This table does not include awards under the 2021 long-term equity incentive compensation award, which were granted on February 15, 2022.

2	The amounts in this column represent the fair market value of the restricted stock as of December 31, 2021. The closing price of the Corporation’s stock was $51.19 on that date.

The following table provides information regarding the value realized by our NEOs who held restricted stock that vested during 2021.  None of the NEOs exercised any stock options during 2021.

Stock Vested for 2021

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting[1]
Name	(#)	($)
Thomas F. Cherry	9,640	449,847
Jason E. Long	1,525	78,339
Larry G. Dillon	9,640	449,847
Bryan E. McKernon	2,550	121,355
S. Dustin Crone	4,220	196,936

1	The value realized on vesting is the fair market value based on the closing price of the Corporation’s stock on the date of vesting multiplied by the number of shares that vested. For purposes of this table, if the date of vesting was a non-business day, the closing price of the Corporation’s stock on the business day prior to the date of vesting was used.

The following table shows the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer and payments made to each named executive officer under the Retirement Plan, which is described in more detail beginning on page 48.

Pension Benefits as of December 31, 2021

		Number of Years	Present Value of	Payments During Last
		Credited Service	Accumulated Benefit[1]	Fiscal Year
Name	Plan Name	(#)	($)	($)
Thomas F. Cherry	Retirement Plan	25	654,700	—
Jason E. Long	Retirement Plan	7	65,779	—
Larry G. Dillon[2]	Retirement Plan	—	868	2,724,610
Bryan E. McKernon[3]	n/a	—	—	—
S. Dustin Crone[3]	n/a	—	—	—

1	Assumptions used in the calculation of these amounts are included in Note 14 to the Corporation’s audited financial statements for the fiscal year ended December 31, 2021 included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 1, 2022. This account balance for each participant will grow each year with annual pay credits based on age and years of service and monthly interest credits based for 2021 on the December 2020 average yield for 30-year Treasuries plus 150 basis points, but no less than 3 percent and not to exceed the IRS third segment rate.

2	During 2021, Mr. Dillon received an in-service distribution of his benefits under the Retirement Plan as a lump sum, as a result of which his years of credited service were reduced to zero. Mr. Dillon has 44 years of actual service with the Corporation. He will continue to accrue benefits as an active participant in the plan from the date of his in-service distribution until his separation from service as an employee.

3	Messrs. McKernon and Crone are not participants in the Retirement Plan.

The following table summarizes our named executive officers’ compensation under our Nonqualified Plan, which is described in more detail beginning on page 49.

Nonqualified Deferred Compensation for 2021

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY1	Last FY2	in Last FY3	Distributions	at Last FYE[4,5]
Name	($)	($)	($)	($)	($)
Thomas F. Cherry	—	93,500	182,813	177,373	1,420,910
Jason E. Long	—	29,000	9,424	—	136,643
Larry G. Dillon	—	26,700	102,161	460,544	1,481,074
Bryan E. McKernon	—	—	539,495	—	3,845,833
S. Dustin Crone	—	32,325	62,073	—	510,865

1	Pursuant to the Nonqualified Plan, certain executives, including named executive officers, may defer any portion of their base salary or awards earned under the MIP. No NEOs elected to defer any portion of their compensation in 2021.

2	Amounts in this column represent discretionary employer SERP contributions for 2021 for each NEO other than Mr. McKernon, which were not paid to the plan as of the end of the fiscal year. These amounts are reported as 2021 compensation in the Summary Compensation Table on page 57 and were paid by the Corporation in January 2022 into each respective NEO’s account in the Nonqualified Plan.

3	Earnings (losses) attributed to participants under the Nonqualified Plan are actual returns based on their investment elections under the plan.

4	The aggregate balance includes $85,063 and $157,329 for Messrs. Long and Crone, respectively, which amounts were not vested as of December 31, 2021. These amounts would vest upon the earlier of death, disability, retirement, a change in control or five years from the year for which each applicable contribution was made.

5	Of the amounts disclosed in this column, $699,329, $53,025, $1,302,128, $437,899 and $176,200 were previously reported as compensation to Messrs. Cherry, Long, Dillon, McKernon and Crone, respectively, in Summary Compensation Tables for years prior to 2021.

The following table shows the potential payments upon termination, including following a change in control of the Corporation, for the NEOs based on agreements and plans in effect as of December 31, 2021.  The amounts in this table are calculated assuming the change in control or termination event occurred on December 31, 2021 and all executives were paid in a lump sum payment.  The closing price of the Corporation’s stock was $51.19 per share on December 31, 2021.

The amounts in this table are estimates, as the actual amounts to be paid to or received by an NEO can only be determined at the time of termination or change in control. Additionally, this table reports only amounts that are increased, accelerated or otherwise paid or payable as a result of the applicable termination or change in control event and, as a result, excludes amounts accrued through December 31, 2021, such as accrued but unpaid salary and incentive compensation amounts for completed performance periods, already vested restricted stock awards and vested account balances under the Retirement Plan and Nonqualified Plan.  In particular, certain vested amounts included in the tables above related to pension benefits or nonqualified deferred compensation may become payable upon a change in control and are excluded from the table below. This table also excludes any amounts that are available generally to all salaried employees in a manner that does not discriminate in favor of our NEOs.

Potential Payments Upon Termination or Change in Control

		Unvested and
		Accelerated		Supplemental
		Restricted	Welfare	Retirement	280G Tax
	Severance	Stock	Benefits	Benefits	Gross-ups[9]	Total
Name and Principal Position	($)	($)	($)	($)	($)	($)
Thomas F. Cherry President/Chief Executive Officer
Voluntary [1]	-	-	-	-	-	-
By Corporation without cause [2]	440,000	564,370	17,480	-	-	1,021,850
By Corporation with cause [1]	-	-	-	-	-	-
By Executive with good reason [3]	440,000	-	17,480	-	-	457,480
After change in control [4]	2,045,160	564,370	78,321	-	-	2,687,851
In anticipation of change in control [5]	2,052,000	564,370	17,480	-	-	2,633,850
Retirement [6]	-	-	-	-	-	-
Disability [7]	-	564,370	-	-	-	564,370
Death [7]	-	564,370	-	-	-	564,370
Jason E. Long Executive Vice President/Chief Financial Officer/Secretary
Voluntary [1]	-	-	-	-	-	-
By Corporation without cause [2]	255,000	237,778	17,283	-	-	510,061
By Corporation with cause [1]	-	-	-	-	-	-
By Executive with good reason [3]	255,000	-	17,283	-	-	272,283
After change in control [4]	670,000	237,778	49,948	85,063	-	1,042,789
In anticipation of change in control [5]	670,000	237,778	17,283	-	-	925,061
Retirement [6]	-	-	-	-	-	-
Disability [7]	-	237,778	-	85,063	-	322,841
Death [7]	-	237,778	-	85,063	-	322,841
Larry G. Dillon Executive Chairman
Voluntary [1]	-	-	-	-	-	-
By Corporation without cause [2]	-	268,236	-	-	-	268,236
By Corporation with cause [1]	-	-	-	-	-	-
By Executive with good reason	-	-	-	-	-	-
After change in control [4]	1,175,000	268,236	344,036	-	-	1,787,272
In anticipation of change in control [5]	1,175,000	268,236	344,036	-	-	1,787,272
Retirement [6]	-	268,236	343,665	-	-	611,901
Disability [7]	-	268,236	343,665	-	-	611,901
Death [7]	-	268,236	231,628	-	-	499,864
Bryan E. McKernon[8] President/Chief Executive Officer of C&F Mortgage
Voluntary [1]	-	-	-	-	-	-
By Corporation without cause [2]	176,250	172,766	-	-	-	349,016
By Corporation with cause [1]	-	-	-	-	-	-
By Executive with good reason	-	-	-	-	-	-
After change in control [4]	470,000	172,766	2,586	-	-	645,352
In anticipation of change in control [5]	470,000	172,766	2,586	-	-	645,352
Retirement [6]	-	172,766	-	-	-	172,766
Disability [7]	-	172,766	-	-	-	172,766
Death [7]	-	172,766	-	-	-	172,766
S. Dustin Crone President/Chief Executive Officer of C&F Finance
Voluntary [1]	-	-	-	-	-	-
By Corporation without cause [2]	271,000	235,474	7,584	-	-	514,058
By Corporation with cause [1]	-	-	-	-	-	-
By Executive with good reason [3]	271,000	-	7,584	-	-	278,584
After change in control [4]	789,000	235,474	15,986	157,329	-	1,197,789
In anticipation of change in control [5]	789,000	235,474	7,584	-	-	1,032,058
Retirement [6]	-	-	-	-	-	-
Disability [7]	-	235,474	-	157,329	-	392,803
Death [7]	-	235,474	-	157,329	-	392,803

1	There are no payments due in the event of voluntary termination by an NEO or if the Corporation terminates an NEO’s employment with cause.

2	In the event the Corporation elects to terminate employment without cause (including during the one-year period following non-renewal of the employment agreement), other than in connection with a change in control, employment agreements with Messrs.

Cherry, Long and Crone provide for payment in a lump sum of each executive’s annual base salary in effect immediately prior to termination and for continuing COBRA coverage, with the Corporation paying the employer portion of the cost of such coverage, for a period of twelve months, if the executive timely executes a general release of claims and complies with various post-employment covenants. Mr. McKernon would be entitled to receive a severance payment equal to nine months of his base salary. Additionally, 11,025, 4,645, 5,240, 3,375 and 4,600 shares of restricted stock would immediately become vested for Messrs. Cherry, Long, Dillon, McKernon and Crone, respectively, provided however that with respect to Messrs. Cherry, Dillon and McKernon, the vesting of these shares would be accelerated only if they did not continue to serve on the Boards of Directors of the Corporation and the Bank, as applicable. The welfare benefits represent the net present value of such benefits costs for twelve months.
3	Employment agreements with Messrs. Cherry, Long and Crone provide that in the event of termination of employment by the executive for good reason, as defined in the respective agreements, the executive would be entitled to the same severance and COBRA benefits described above in the case of termination by the Corporation without cause.
4	In the case of each NEO other than Mr. McKernon, upon termination by the Corporation without cause following a change in control, or termination by the executive with good reason following a change in control, the executive would be entitled to severance based on a multiple of the sum of (1) his highest annual base salary during the 24 months preceding the change in control date and (2) his highest annual bonus in the three years preceding the year in which the change in control occurred. For Mr. Cherry, the multiple is 2.99 times, for Messrs. Long and Crone, the multiple is 2 times, and for Mr. Dillon, the multiple is 2.5 times. In the case of Mr. McKernon, upon termination by the Corporation without cause following a change in control, or termination by Mr. McKernon with good reason following a change in control, Mr. McKernon would be entitled to severance in the amount of two times his highest annual base salary during the 24 months preceding the change in control date. The welfare benefits represent the net present value of benefits costs for three years in the case of Messrs. Cherry and Dillon and two years in the case of all other NEOs after the assumed change in control date. Additionally, unvested restricted stock and unvested balances in the Nonqualified Plan related to SERP contributions would immediately vest on the change in control date by the terms of the respective plans and agreements. The CIC Agreements for NEOs other than Mr. McKernon provided for change in control benefits on a “best net after-tax” basis, such that the executive’s change in control benefits will be reduced to avoid excise taxes related to excess parachute payments under Section 280G of the Code only if such a reduction would result in greater after-tax compensation than without a reduction. The amounts shown in this table do not reflect any reductions that might be made pursuant to these provisions.

5	In the case of Messrs. Dillon and McKernon, their CIC Agreements treat a termination by the Corporation without cause in anticipation of a change in control in the same manner as a termination without cause following a change in control. In the case of Messrs. Cherry, Long and Crone, their employment agreements provide for severance and continuing COBRA coverage upon termination without cause, including termination in anticipation of a change in control. In addition, their CIC Agreements provide for a special termination benefit in such circumstances. The special termination benefit for Mr. Cherry is the sum of two times his highest annual base salary in effect during the 24 months preceding his termination and three times his highest annual bonus in the three years preceding the year in which his termination occurs. For each of Messrs. Long and Crone, the special termination benefit is the sum of his highest annual base salary in effect during the 24 months preceding his termination and two times his highest annual bonus in the three years preceding the year in which his termination occurs. Additionally, unvested restricted stock would immediately become vested upon termination by the Corporation without cause, provided however that with respect to Messrs. Cherry, Dillon and McKernon, the vesting of these shares would be accelerated only if they did not continue to serve on the Boards of Directors of the Corporation and the Bank, as applicable. The CIC Agreements for NEOs other than Mr. McKernon provide for change in control benefits on a “best net after-tax” basis, such that the executive’s change in control benefits will be reduced to avoid excise taxes related to excess parachute payments under Section 280G of the Code only if such a reduction would result in greater after-tax compensation than without a reduction. The amounts shown in this table do not reflect any reductions that might be made pursuant to these provisions.

6	Messrs. Cherry, Long and Crone were not eligible for retirement or early retirement for purposes of the restricted stock accelerated vesting provisions, or in the case of Messrs. Long and Crone vesting of balances in the Nonqualified Plan related to SERP contributions, on December 31, 2021. Messrs. Dillon and McKernon were eligible for retirement at December 31, 2021. Upon retirement, their unvested restricted stock would immediately vest, provided however that vesting would only be accelerated if Mr. Dillon or Mr. McKernon also retired from service on the Boards of Directors of the Corporation and the Bank, as applicable. Additionally, Mr. Dillon would be entitled to payment of medical, prescription and dental benefits for himself and his spouse for life, which is reported in this table as an actuarial present value of those benefits.

7	Payments for separation of service due to disability or death include accelerated vesting of restricted stock, and Messrs. Long and Crone would be immediately vested in balances in the Nonqualified Plan related to SERP contributions. Additionally, Mr. Dillon would be entitled to payment of medical, prescription and dental benefits for himself and his spouse for life, which is reported in this table as an actuarial present value of those benefits.

8	The amounts in this table present the amounts that would have been due assuming a change in control or termination event occurred on December 31, 2021. On February 15, 2022, Mr. McKernon’s employment agreement and CIC Agreement were amended and restated. If the amended and restated agreements had been in effect on December 31, 2021, the same amounts as shown in this table would have been due assuming a change in control or termination event occurred on December 31, 2021, except that the net present value of the cost of welfare benefits in the event of a termination by the Corporation without cause or by Mr. McKernon for good reason following a change in control would have been $2,260. Additionally, following its amendment and restatement, the McKernon CIC Agreement provides for change in control benefits on a “best net after-tax” basis, consistent with the Corporation’s other CIC Agreements. As in effect as of December 31, 2021, if any payments to or benefits under the McKernon CIC Agreement would have been subject to excise tax as an “excess parachute payment” under Section 280G of the Code, the Corporation would have been obligated to pay a 280G tax gross-up payment to cover the excise tax liability and the taxes on the gross-up payment (except in certain circumstances). No 280G tax gross-up payment would have been made under the McKernon CIC Agreement based on an assumed change in control date of December 31, 2021, because the applicable payments would not have been subject to excise tax. No value is provided in this table for C&F Mortgage’s right to purchase a limited non-solicitation commitment from Mr. McKernon in the event of termination of his employment for any reason other than pursuant to a three-year notice, because such purchase is subject to C&F Mortgage’s election and the amount of any such purchase would depend on certain elections to be made by C&F Mortgage.

9	None of the Corporation’s current agreements with executives provide for 280G tax gross-up payments.

CEO Pay Ratio

We determined that the 2021 annual total compensation of the median-compensated employee of all our employees, other than the CEO, as of December 31, 2021 was $81,304; the CEO’s 2021 annual total compensation was $1,157,133; and the ratio of these amounts was 14:1.

For our median compensated employee as of December 31, 2021, we used the same employee who was identified as our median compensated employee as of December 31, 2020, as there has been no change in our employee population or employee compensation arrangements during 2021 that the Corporation believes would result in a significant change in our CEO pay ratio disclosure.  As of December 31, 2020, our total population consisted of 692 employees, all of whom worked in the United States. This population consisted of all of our full-time and part-time employees. To identify the median compensated employee, we used a consistently applied compensation measure defined as wages reported on each employee’s 2020 IRS Form W-2. We further annualized pay for those individuals not employed for a full year in 2020, but who were employed as of December 31, 2020.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

AUDIT COMMITTEE MATTERS

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Yount, Hyde & Barbour, P.C. (“YHB”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022. YHB also served as independent registered public accounting firm for the fiscal year ended December 31, 2021.  In the event that the appointment of YHB is not ratified by shareholders at the Annual Meeting, the Audit Committee will consider making a change in the independent registered public accounting firm for 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Evaluation and Selection of Principal Accountant

The Audit Committee performs an annual evaluation of YHB as its independent registered public accounting firm.  As part of this evaluation, the Audit Committee considers various matters that are relevant to the suitability of the firm, its independence, and the quality of the audit services provided to the Corporation.  Among other matters, the Audit Committee considers communications with the firm related to its independence and the performance of its audits, its reputation, and the results of inspections and reviews performed by the Public Company Accounting Oversight Board of the firm’s audits and quality controls.  The Audit Committee is responsible for approving the compensation paid to the Corporation’s independent registered public accounting firm.  In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent public accounting firm.  The Audit Committee oversees the Corporation’s cooperation with its independent registered public accounting firm to ensure the firm’s continuing independence.  Key audit partners involved in the audit of the consolidated financial statements of the Corporation are rotated every five years as required by law and SEC regulations. YHB has served as the Corporation’s independent registered public accounting firm since 1997.

The members of the Audit Committee and the Board believe that continued retention of YHB to serve as the Corporation’s independent registered public accounting firm is in the best interests of the Corporation and its shareholders.  Representatives of YHB are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to your questions.

Principal Accountant Fees

The following table presents the fees for professional audit services rendered by YHB for the audit of the Corporation’s annual financial statements for the years ended December 31, 2021 and 2020, and fees billed for other services rendered by YHB during those periods.  All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by YHB was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

	Year Ended December 31,
	2021	2020
Audit fees [1]	$287,400	$313,750
Audit-related fees [2]	61,300	59,150
Tax fees [3]	39,406	44,095
All other fees	—	—
	$388,106	$416,995

1	Audit fees consist of audit and review services, consents, review of documents filed with the SEC; C&F Mortgage’s, C&F Select LLC’s and C&F Finance’s standalone audits; review of the Bank’s special purpose standalone financial statements; and the attestation report on internal controls under SEC rules. For 2021, includes amounts billed through December 31, 2021 and additional amounts estimated to be billed for the 2021 audit.

2	Audit-related fees consist of employee benefit plan audits; HUD audits; and consultation concerning financial accounting, reporting standards and other related issues.

3	Tax fees consist of preparation of federal and state tax returns; reviews of quarterly estimated tax payments and consultations regarding tax compliance issues.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Corporation’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Corporation’s independent registered public accounting firm.  The Audit Committee, or a designated member of the Audit

Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firm’s independence.  The Audit Committee has delegated interim pre-approval authority to Mr. D. Anthony Peay, Chair of the Audit Committee.  Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.  The CFO will report to the Audit Committee actual fees incurred periodically throughout the year, by category of service.  With respect to each proposed pre-approved service, the independent registered public accounting firm must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee.  Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee (or the Audit Committee Chair) by both the independent registered public accounting firm and the Corporation’s CFO, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.  The Audit Committee conducts an annual review of its pre-approval policy to evaluate the policy’s appropriateness and compliance with applicable law and exchange listing standards.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Corporation is currently comprised of six directors, all of whom satisfy all of the following criteria:  (1) meet the independence requirements set forth in the NASDAQ listing standards’ definition of “independent director,” (2) have not accepted directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, (3) are not affiliated persons of the Corporation or any of its subsidiaries, (4) have not participated in the preparation of the financial statements of the Corporation or any of its current subsidiaries at any time during the past three years, and (5) are competent to read and understand financial statements.  In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication.  The Board has determined that the Chair of the Audit Committee, Mr. D. Anthony Peay, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC promulgated pursuant to the Sarbanes-Oxley Act.  Mr. Peay is independent of management based on the independence requirements set forth in the NASDAQ listing standards’ definition of “independent director.”  The Audit Committee has furnished the following report:

The Audit Committee is appointed by the Corporation’s Board of Directors to assist the Board in overseeing: (1) the quality and integrity of the financial statements of the Corporation, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of the Corporation’s internal audit function and independent registered public accounting firm, (4) the Corporation’s compliance with legal and regulatory requirements, (5) the review, approval and ratification of all covered related party transactions and (6) the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.  The authority and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board and include sole responsibility for the appointment, compensation and evaluation of the Corporation’s independent registered public accounting firm and the internal auditors for the Corporation, as well as establishing the terms of such engagements.  The Audit Committee has the authority to retain the services of independent legal, accounting or other advisors as the Audit Committee deems necessary, with appropriate funding available from the Corporation, as determined by the Audit Committee, for such services.  The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.  The Audit Committee Charter is posted on the Corporation’s website.

The Audit Committee is responsible for overseeing the Corporation’s overall financial reporting process.  In fulfilling its oversight responsibilities for the financial statements for fiscal year 2021, the Audit Committee:

●	Monitored the preparation of quarterly and annual financial reports by the Corporation’s management;
●	Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2021 with management and YHB, the Corporation’s independent registered public accounting firm;
●	Discussed with management, YHB and the Corporation’s Director of Internal Audit the adequacy of the system of internal controls;
●	Discussed with YHB the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, relating to the conduct of the audit; and
●	Received written disclosures and a letter from YHB as required by the applicable requirements of the Public Company Accounting Oversight Board regarding YHB’s communications with the Audit Committee concerning independence. The Audit Committee discussed with YHB its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.  In addition, the Audit Committee’s meetings included, when appropriate, executive sessions with the Corporation’s independent registered public accounting firm and the Corporation’s Director of Internal Audit, in each case without the presence of the Corporation’s management.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  Also, in its oversight role, the Audit Committee relies on the work and assurances of the Corporation’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Corporation’s annual financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and YHB, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Audit Committee

D. Anthony Peay, Chair
Dr. Julie R. Agnew	C. Elis Olsson
J. P. Causey Jr.	Paul C. Robinson
James T. Napier

OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table shows as of February 16, 2022, the beneficial ownership of the Corporation’s common stock, par value $1.00 per share, held by (a) each director and director nominee, (b) each named executive officer, (c) all currently-serving directors and executive officers of the Corporation as a group, and (d) each holder of more than five percent of the Corporation’s common stock.

	Amount and Nature of
Name	Beneficial Ownership[1]		Percent of Class
Julie R. Agnew	3,072	(2)	*
J. P. Causey Jr.	28,571	(2)	*
Thomas F. Cherry	41,406	(3)	1.2%
S. Dustin Crone	12,172	(3)	*
Larry G. Dillon	40,382	(3)	1.1%
Audrey D. Holmes	12,148	(2)	*
James H. Hudson III	13,827	(2)	*
Elizabeth R. Kelley	3,072	(2)	*
Jason E. Long	7,943	(3)	*
Bryan E. McKernon	15,682	(3)	*
James T. Napier	4,535	(2)	*
C. Elis Olsson	12,495	(2)	*
D. Anthony Peay	1,755	(2)	*
Paul C. Robinson	15,420	(2)	*
George R. Sisson III	5,635	(2)	*
Jeffery O. Smith	1,145	(2)	*
All Directors and Executive Officers as a group (17 persons)	226,583		6.4%

>5% Shareholders:
Dimensional Fund Advisors LP	184,993	(4)	5.2%

*	Represents less than 1 percent of the total outstanding shares of the Corporation’s common stock.

1	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”). Except as otherwise indicated, each director or executive officer has sole voting and investment power with respect to the shares shown, and none of such shares are pledged.

2	Includes 1,880 shares each of stock restricted as to sale or other transfer for each non-employee director other than Messrs. Peay and Sisson and Dr. Smith and includes 1,455 shares each of stock restricted as to sale or other transfer for Messrs. Peay and Sisson and 1,030 shares of stock restricted as to sale or other transfer for Dr. Smith. A description of the plan under which these restricted shares of stock were issued is set forth above in “Director Compensation.” Also includes 3,720 shares held by Mr. Olsson’s adult children, with respect to which shares Mr. Olsson shares voting and investment power, and 500 shares held in a family trust, of which Mr. Olsson is trustee. Also includes 2,100 shares held by a church with respect to which shares Mr. Sisson shares voting and investment power in his voluntary capacity with the church. Also includes 1,200 shares held by the Mary Hedrick Causey Family Trust, with respect to which shares Mr. Causey has voting and investment power in his capacity as trustee for the trust. Excludes 389, 843 and 738 shares held solely by Mr. Hudson’s, Mr. Olsson’s and Mr. Sisson’s spouses, respectively, as to which Messrs. Hudson, Olsson and Sisson each disclaim beneficial ownership; and excludes 3,488 shares held solely by Ms. Holmes’ mother as to which Ms. Holmes disclaims beneficial ownership.

3	Includes 12,025, 4,675, 3,215, 4,975 and 3,400 shares of stock restricted as to sale or other transfer for Messrs. Cherry, Crone, Dillon, Long and McKernon, respectively. A description of the plan under which these restricted shares of stock were issued is set forth above in greater detail in “Compensation Discussion and Analysis.”

4	This information is based on Amendment No. 2 to Schedule 13G filed with the SEC on February 8, 2022, which reported that Dimensional Fund Advisors LP (“Dimensional”) had sole voting power over 178,484 shares and sole investment power over 184,993 shares. Dimensional is a registered investment advisor and may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and accounts for which Dimensional serves as investment advisor, sub-advisor and/or manager. Dimensional disclaims beneficial ownership of all such shares. The address of Dimensional is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, executive officers, and beneficial owners of greater than 10 percent of the Corporation’s common stock to file reports concerning their ownership of and transactions in Corporation common stock.  Based on a review of the copies of those reports furnished to the Corporation, or written representations that no other reports were required, the Corporation believes that its officers and directors complied with all such filing requirements under Section 16(a) during 2021.

Interest of Management in Certain Transactions

During 2021 and up to the present time, there were transactions between the Corporation’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business.  As of December 31, 2021, the total maximum extensions of credit (including used and unused lines of credit) to policy-making officers, directors and their associates amounted to $1.7 million, or 0.8 percent of total year-end capital.  The maximum aggregate amount of such indebtedness outstanding during 2021 was $2.8 million, or 1.3 percent of total year-end capital.  These loans were made in the ordinary course of the Bank’s business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with unrelated parties, and in the opinion of management and the Corporation’s Board, do not involve more than the normal risks of collectability or present other unfavorable features.  The Corporation expects to have similar banking transactions in the future with its officers, directors and their associates.

The Corporation’s Board of Directors has adopted a written policy with respect to related party transactions that governs the review, approval or ratification of covered related party transactions.  The Audit Committee oversees this policy.  The policy generally provides that we may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the transaction involves compensation approved by the Compensation Committee or with respect to loans to or similar relationships with related parties, the loan or other relationship has been approved in accordance with the Corporation’s Regulation O procedures and is not disclosed as nonaccrual, past due, restructured or a potential problem loan.

In the event management determines to recommend a related party transaction, the transaction must be presented to the Audit Committee for approval.  After review, the Audit Committee will approve or disapprove such transaction and quarterly, management will update the Audit Committee as to any material change to the approved related party transaction.  The Audit Committee approves only those related party transactions that are in, or are not inconsistent with, the best interests of the Corporation and its shareholders, as the Audit Committee determines in good faith.

For purposes of this policy, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Corporation or a subsidiary is, was or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest.  For purposes of determining whether a transaction is a related party transaction, the Audit Committee refers to Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related party” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Corporation or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5 percent of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and any person (other than a tenant or employee) sharing the household of any of the foregoing persons, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5 percent or greater beneficial ownership interest.

Other Business

As of the date of this Proxy Statement, management of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than Proposal One, Proposal Two, Proposal Three and Proposal Four referred to above.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report may be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or, if they are shareholders of record,  direct their request to American Stock Transfer & Trust LLC, the Corporation’s stock transfer agent, by telephone at (877) 864-4749.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, if you are a beneficial owner or, if you are a shareholder of record, direct your written request to American Stock Transfer & Trust LLC, 6201 15th Avenue, Brooklyn, New York, 11219, or direct your request by telephone at (877) 864-4749.

If requested, we will also promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Corporation’s Secretary, C&F Financial Corporation, 3600 La Grange Parkway, Toano, Virginia 23168, or by telephone at (804) 843-2360.

Shareholder Proposals For 2023 Annual Meeting

If any shareholder intends to propose a matter for consideration at the Corporation’s 2023 Annual Meeting (other than director nominations, discussed on pages 15 and 16), notice of the proposal must be received in writing by the Corporation’s Secretary by January 25, 2023.  If any shareholder intends to present a proposal to be considered for inclusion in the Corporation’s proxy materials in connection with the 2023 Annual Meeting, the proposal must meet the requirements of Rule 14a-8 under the Exchange Act and must be received by the Corporation’s Secretary, at the Corporation’s principal office in Toano, Virginia, on or before November 11, 2022.

In addition, the proxy solicited by the Board of Directors for the 2023 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Corporation has not received notice of such proposal by January 25, 2023, in writing delivered to the Corporation’s Secretary.

By Order of the Board of Directors,

Jason E. Long
Secretary

Toano, Virginia

March 11, 2022

A copy of the Corporation’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2021, will be furnished without charge to shareholders upon written request to Secretary, C&F Financial Corporation, 3600 La Grange Parkway, Toano, Virginia 23168.  Copies of the Annual Report on Form 10-K may also be obtained without charge by visiting the Corporation’s website at www.cffc.com.

Appendix A

NON-GAAP FINANCIAL MEASURES

The accounting and reporting policies of the Corporation conform to GAAP in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of the Corporation’s performance. These include adjusted net income, adjusted earnings per share, adjusted ROE, and adjusted ROA.

Management believes that the use of these non-GAAP measures provides meaningful information about operating performance by enhancing comparability with other financial periods and other financial institutions. The non-GAAP measures used by management enhance comparability by excluding the effects of items that do not reflect ongoing operating performance. These non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently.

A reconciliation of the non-GAAP financial measures used by the Corporation to evaluate and measure the Corporation’s performance to the most directly comparable GAAP financial measures is presented below.

	For The Year Ended
	December 31,
(Dollars in thousands, except per share amounts)	2021	2020	2019
Adjusted Net Income and Earnings Per Share
Net income, as reported	$29,123	$22,424	$18,850
Sale of PCI loans[1]	-	(2,756)	-
Early repayment charges[2]	-	1,735	-
Pension settlement accounting[3]	995	-	-
Merger related expenses[4]	-	1,132	653
Branch consolidation[5]	(107)	222	-
Change in tax law	-	(326)	-
Adjusted net income	$30,011	$22,431	$19,503

Weighted average shares - basic and diluted	3,604,119	3,648,696	3,450,745

Earnings per share - basic and diluted, as reported	$7.95	$6.06	$5.47
Sale of PCI loans	-	(0.76)	-
Early repayment charges	-	0.48	-
Pension settlement accounting	0.28	-	-
Merger related expenses	-	0.31	0.19
Branch consolidation	(0.03)	0.06	-
Change in tax law	-	(0.09)	-
Adjusted earnings per share - basic and diluted	$8.20	$6.06	$5.66

Adjusted ROE
Average total equity, as reported	$197,204	$178,862	$156,810

ROE, as reported	14.77%	12.54%	12.02%
Adjusted ROE	15.22%	12.54%	12.44%

Adjusted ROA
Average total assets, as reported	$2,167,419	$1,966,299	$1,565,428

ROA, as reported	1.34%	1.14%	1.20%
Adjusted ROA	1.38%	1.14%	1.25%

________________________

1	Sale of PCI loans is net of related income taxes of $733,000 for the year ended December 31, 2020.
2	Early repayment charges are net of related income tax benefits of $462,000 for the year ended December 31, 2020.
3	Pension settlement expense is net of related income tax benefits of $265,000 for the year ended December 31, 2021.
4	Merger related expenses are net of related income tax benefits of $264,000 and $56,000 for the years ended December 31, 2020 and 2019, respectively. Merger related expenses for the community banking segment are net of related income tax benefits of $264,000 and $40,000 for the years ended December 31, 2020 and 2019, respectively.
5	Branch consolidation charges consist of income tax benefits of $107,000 for the year ended December 31, 2021. Branch consolidation charges are net of related income taxes of $59,000 for the year ended December 31, 2020.

A-1

Appendix B

C&F FINANCIAL CORPORATION

2022 STOCK AND INCENTIVE COMPENSATION PLAN

(Effective April 19, 2022)

ARTICLE I
Establishment, Purpose, and Duration
1.1Establishment of the Plan.  C&F Financial Corporation, a Virginia corporation, hereby establishes the 2022 Stock and Incentive Compensation Plan as set forth in this document.  Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein.  The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.  The Plan was approved by the Board of Directors of the Company on February 15, 2022 and shall become effective on April 19, 2022 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company on such date.  Upon approval of the Plan by the shareholders of the Company, no additional awards shall be made under the Company’s 2013 Stock and Incentive Compensation Plan or any other prior equity plan of the Company (collectively, the “Prior Plans”), although outstanding awards under the Prior Plans shall remain outstanding in accordance with their terms.
1.2Purpose of the Plan.  The purpose of the Plan is to promote the long-term growth and profitability of the Company and its Subsidiaries, to provide Key Employees, Non-Employee Directors and Consultants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide Key Employees, Non-Employee Directors and Consultants with incentives that are closely linked to the interests of all shareholders of the Company.  The Plan is intended to be operated within the Company’s risk profile and is not intended to expose the Company or its Subsidiaries to imprudent risks.
1.3Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XV herein.  No Awards shall be made under the Plan prior to the Effective Date.  No Awards shall be granted under the Plan after April 18, 2032; however, Awards granted on or before April 18, 2032 shall remain valid in accordance with their terms.
ARTICLE II
Definitions
2.1Definitions.  Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.
(b)“Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of each Award and setting forth the specific terms of an Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer or director of the Company and by the Participant, except that no signature or acknowledgment will be required from the Participant in the case of an Award with no vesting conditions.  The Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Board, and such other officers or directors of the Company as shall be designated by the Committee are hereby authorized to execute or acknowledge Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).
(c)“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-qualified Stock Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.

(d)“Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under this Plan.
(e)“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f)“Beneficiary” means the person designated by a Participant under Article XIV to (i) receive any Shares subject to a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award made to such Participant that is payable upon death, or (ii) have the right to exercise any Options granted to such Participant that are exercisable after death.
(g)“Board” or “Board of Directors” means the Board of Directors of the Company, unless otherwise indicated.
(h)“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied at any time after the Effective Date, provided that if a Change in Control occurs on account of a series of transactions or events, the Change in Control occurs on the date of the last of such transactions or events:
(i)during any twelve (12) month period, any Person (other than the Company, any subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its subsidiaries or Affiliates), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(ii)during any twelve (12) month period, as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or
(iii)if at any time, (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (D) during any twelve (12) month period, the Company shall sell or otherwise transfer assets from the Company or its subsidiaries that have a total gross fair market value of 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) immediately prior to the sale or transfer to any Person or Persons.

For purposes of any Award that is subject to Section 409A of the Code, this definition shall be narrowed as required to comply, and shall be interpreted consistent, with the requirements of Section 409A of the Code.

(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(j)“Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, which shall be the Compensation Committee of the Board unless a subcommittee is required as provided below or unless the Board determines otherwise.  All members of the Committee shall be “independent directors” under applicable stock exchange listing standards. For actions which require that all of the members of the Committee constitute “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule (“SEC Rule 16b-3”), the Committee shall consist of a subcommittee of at least two members of the Compensation Committee meeting such qualifications.  In the event the Board of Directors of the

Company exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a) herein, the term “Committee” shall refer to the Board of Directors of the Company in connection with the Plan or with regard to that Award.
(k)“Company” means C&F Financial Corporation, or any successor thereto as provided in Article XVII herein.
(l)“Consultant” means a natural person who provides bona fide consulting or advisory services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.
(m)“Continuing Director” means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors of the Company was recommended or approved by the affirmative vote of two-thirds (2/3) of the Continuing Directors then in office.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.
(o)“Fair Market Value” of a Share means (A) the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Share on the relevant date if it is a trading date or, if not, on the most recent date on which the Share was traded prior to such date, as reported by the NASDAQ Stock Market, or, if not reported on the NASDAQ Stock Market, such other market on which the Share is traded, or (B) if the Share is not traded as provided in (A) or if, in the opinion of the Committee, the method provided in (A) is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
(p)“Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Section 422 of the Code.
(q)“Key Employee” means an officer or other employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.
(r)“Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary or the group known as the “regional” or “advisory” board of the Company or any Subsidiary (including any division of a Subsidiary) and, in either case, who is not an employee of the Company or a Subsidiary.
(s)“Non-qualified Stock Option” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option and is so designated.
(t)“Option” means an Incentive Stock Option or a Non-qualified Stock Option.
(u)“Other Stock-Based Award” means an Award payable in Shares pursuant to Article IX herein.
(v)“Participant” means a Key Employee, Non-Employee Director or Consultant who is granted an Award under the Plan and whose Award remains outstanding.
(w)“Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer pursuant to Article VII herein, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article VIII herein.  The relevant restriction may lapse based on a period of time or after meeting one or more Performance Goals specified by the Committee, or both. The Period of Restriction shall be set by the Committee, provided, however, that, except as permitted under Section 4.6 herein, the Period of Restriction shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.
(x)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Sections 13(d) and 14(d).
(y)“Plan” means the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan, as described herein and as hereafter from time to time amended, or any successor plan.
(z)“Performance-Based Compensation Award” means any Award for which payment, vesting, exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal(s) applicable thereto. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.
(aa)“Performance Goal” means one or more performance criteria, measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award.
(bb)“Performance Period” means the period during which a Performance Goal must be satisfied or achieved in connection with a Performance-Based Compensation Award.  The Performance Period shall be set by the Committee, provided, however, that, except as permitted under Section 4.6 herein, the Performance Period shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.
(cc)“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VII herein.
(dd)“Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article VIII herein and valued by reference to the Fair Market Value of a Share or to a number of Shares or valued as a fixed dollar amount, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied. A Restricted Stock Unit is sometimes referred to as a “Restricted Unit” and a Restricted Stock Unit subject to achievement of one or more Performance Goals is sometimes referred to as a “Performance Unit” or “Performance Stock Unit.” Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.  Restricted Stock Units are payable in cash, Stock or a combination thereof. Even to the extent a Restricted Stock Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.
(ee)“Stock” or “Shares” means the common stock of the Company.
(ff)“Subsidiary” shall mean, in the case of Incentive Stock Options, any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and, in the case of Awards other than Incentive Stock Options, any subsidiary corporation, partnership, limited liability company, joint venture or other trade or business which is considered a single employer with the Company within the meaning of Section 414(b) or Section 414(c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein), except to the extent a different definition is required under Section 409A of the Code.  For purposes hereof, subject to the provisions of applicable law, the term Subsidiary includes any entity which becomes a Subsidiary after the approval of the Plan by the Board.
ARTICLE III
Administration
3.1The Committee.
(a)The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration.  To the extent required by SEC Rule 16b-3, all Awards shall be made by members of the

Committee who are “non-employee directors” as that term is defined in SEC Rule 16b-3 or by the Board. In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable stock exchange listing standards and/or was not a “non-employee director” as defined in SEC Rule 16b-3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms.  Any authority granted to the Committee may also be exercised by the full Board.
(b)The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised, paid or distributed and to determine the extent to which one or more applicable Performance Goals has been satisfied or achieved; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the end of any Performance Period or the termination of any Period of Restriction or other restrictions imposed under the Plan with respect to Restricted Stock or any other Award to the extent permitted by Section 409A of the Code; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its discretion.  In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
(c)The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
(d)The Committee, in its discretion, may delegate to any of the Chief Executive Officer or the Chief Financial Officer of the Company all or part of the Committee’s authority and duties with respect to Awards to individuals who are not officers and directors of the Company subject to the reporting and other provisions of Section 16 of the Exchange Act (such officers and directors are hereafter sometimes referred to as “Section 16 Persons”). The Committee may establish the maximum number of shares that can be granted by such officer and may establish guidelines for such officer’s authority and discretion. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.
3.2Selection of Participants.  The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees, Non-Employee Directors and/or Consultants as may be selected by it to be Participants.  Each Award shall be evidenced by an Agreement.
3.3Decisions Binding.  All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan or an Agreement shall be made in its discretion and shall be final, conclusive, and binding.
3.4Requirements of SEC Rule 16b-3.  Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of SEC Rule 16b-3.

Notwithstanding any provision of the Plan to the contrary, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to Section 16 Persons shall comply with any applicable conditions of SEC Rule 16b-3; and (ii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

3.5Indemnification.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.
ARTICLE IV
Stock Subject to the Plan
4.1Number of Shares.  Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 200,000.  Except as provided in Section 4.2 herein, the issuance of Shares in connection with the exercise of, or in settlement of any Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.  Subject to adjustment as provided in Section 4.4 herein, no more than an aggregate of 200,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421 and 422 of the Code).
4.2Lapsed Awards or Forfeited Shares.  If any Award granted under this Plan terminates, expires, is cancelled or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to an Award are forfeited, any Shares subject to such Award or such forfeited Shares, as applicable, again shall be available for the grant of an Award under the Plan.
4.3Use of Shares as Payment of Option Price or Taxes.  Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those Shares issued upon exercise.
4.4Capital Adjustments.  The number and kind or class of Shares or securities subject to each outstanding Award, the Option Price for each outstanding Award, and the aggregate number and kind or class of Shares or securities for which Awards thereafter may be made and other relevant provisions shall be proportionately, equitably, and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company) in which the number or class of Shares is changed without the receipt of consideration by the Company. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.  Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or Section 409A, as applicable, of the Code.  Adjustments made by the Committee pursuant to this Section 4.4 to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment.  Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons.
4.5No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
4.6Minimum Vesting and Performance Period. An Award granted under the Plan shall not vest earlier than one year from the Award Date and, if applicable, shall not have a Performance Period of less than one year, provided, however, that this minimum vesting restriction and, if applicable, minimum Performance Period shall not apply to (a) substituted Awards granted pursuant to Article XII herein; (b) shares of Stock delivered in lieu of fully-vested cash obligations; (c) Awards to Non-Employee Directors that vest on the earlier of one year from the Award Date and the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting of shareholders; and (d) any additional Awards granted under the Plan up to a maximum of five percent (5%) of the maximum aggregate number of Shares authorized for delivery under the Plan pursuant to Section 4.1 herein (subject to adjustment as provided in Section 4.4 herein). This Section 4.6 shall not restrict the right of the Committee or the Board to provide for accelerated payment, vesting or exercisability of an Award, including in the event of death, disability, termination of employment or service (including retirement) or a Change in Control, in the terms of the Agreement or otherwise.
ARTICLE V
Eligibility

Persons eligible to participate in the Plan and receive Awards are all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees and merit becoming Participants and all Non-Employee Directors and Consultants who, in the opinion of the Committee, merit becoming Participants.  The grant of an Award shall not obligate the Company to pay a Key Employee, Non-Employee Director or Consultant any particular amount of remuneration, to continue the employment of a Key Employee or the service of a Non-Employee Director or Consultant after the grant, or to make further grants to a Key Employee, Non-Employee Director or Consultant at any time thereafter.

ARTICLE VI
Stock Options
6.1Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Key Employees, Non-Employee Directors and/or Consultants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder (the “Limitation Amount”), (ii) no ISO may be granted on or following the tenth anniversary of the Effective Date, and (iii) no ISO may be granted to a Non-Employee Director or a Consultant.  ISOs granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an ISO to ensure that the foregoing requirement is met. If ISOs that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Non-qualified Stock Options to the extent permitted by law.
6.2Option Agreement.  Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as defined in Section 6.3 herein), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine consistent with the Plan.  The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-qualified Stock Option.  No Option may be exercised after the expiration of its term or, except as set forth in the Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or service; provided that in the event an Incentive Stock Option may be exercised after (a) three (3) months from the Participant’s termination of employment with the Company for reasons other than disability (as defined under Section 22(e)(3) of the Code) or death, or (b) one (1) year from the Participant’s termination of employment on account of disability (as defined under Section 22(e)(3) of the Code) or death, then the Agreement shall specifically provide that the exercise beyond such periods shall be the exercise of a Non-qualified Stock Option. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.
6.3Option Price.  The exercise price per Share covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and in the Plan.  The Option Price shall not be less than 100% of the Fair Market Value of such Share on the Award Date.  In addition, an ISO granted to a Key Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Share on the Award Date.
6.4Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the expiration of ten (10) years from its Award Date.  In addition, an ISO granted to a Key Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company, shall not be exercisable after the expiration of five (5) years from its Award Date.
6.5Exercisability.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.
6.6Method of Exercise.  Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise.  The Option Price shall be payable to the Company in full by any method provided for in the Agreement or as otherwise approved by the Committee in its discretion, which may be in cash, by delivery of Shares valued at Fair Market Value at the time of exercise, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Option Price to be paid, by broker-assisted cashless exercise, or by a combination of the foregoing.  As soon as practicable after receipt of written notice and payment, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs.  No Participant who is awarded Options shall have rights as a shareholder unless and until the underlying Shares are issued to the Participant upon exercise of the Options.  In no event shall any Option granted under the Plan include any right to dividend equivalents with respect to such Option or the underlying Shares.
6.7Transfer of Options.  An Option by its terms shall not be transferable by the Participant other than due to the Participant's death as provided in Article XIV herein and shall be exercisable, during the life of the Participant, only by the Participant or his guardian or legal representative.
6.8Disqualifying Disposition of Shares Issued on Exercise of an ISO.  If a Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two (2) years from the Award Date or within one (1) year from the date the Shares are transferred to the Participant, the Participant shall, within ten (10) days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.
ARTICLE VII
Restricted Stock
7.1Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine.  Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.
7.2Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the number of Restricted Stock Shares granted, the applicable Period of Restriction, and, if applicable, any Performance Goals or other restrictions and such other provisions as the Committee shall determine consistent with the Plan. If a Restricted Stock Award is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goals and Period of Restriction and, if different, Performance Period, shall be set forth in an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.
7.3Transferability.  Except as provided in this Article VII or Article XIV herein, and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
7.4Other Restrictions.  The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock (or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form) to give appropriate notice of such restrictions.  Unless otherwise determined by the Committee, custody of Shares of Restricted Stock issued in certificated form shall be retained by the Company until the termination of the restrictions pertaining thereto.
7.5Certificate Legend.  In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 7.4 herein, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend, until such time as the restrictions hereunder lapse and such Shares become freely transferable:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated ____________.  A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Secretary of C&F Financial Corporation.

7.6Removal of Restrictions.  Except as otherwise provided in this Article VII, the Agreement or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goals.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 herein removed from his Share certificate or similar notation removed from such Shares if issued in book-entry or electronic form.
7.7Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares while subject to restrictions hereunder.
7.8Dividends and Other Distributions.  During the Period of Restriction, unless otherwise provided in the Agreement, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were paid.
7.9Failure to Satisfy Performance Goals.  Unless otherwise provided in the Agreement, in the event that specified Performance Goals are established with respect to an Award and not satisfied within the time period established by the Committee, the Shares of Restricted Stock which were awarded subject to the satisfaction of such Performance Goals shall be automatically forfeited and returned to the Company, unless otherwise determined by the Committee, subject to any limitations under Article X herein, if applicable.
ARTICLE VIII
Restricted Stock Units
8.1Grant of Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Key Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine.  Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.  The Committee is expressly authorized to grant Restricted Stock

Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.
8.2Restricted Stock Unit Agreement.  Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and, if applicable, any Performance Goals or other restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine consistent with the Plan.  If a Restricted Stock Unit Award is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goals and Period of Restriction and, if different, Performance Period, shall be set forth in an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.  A Restricted Stock Unit Award granted under this Article VIII that is subject to Performance Goals or other performance criteria may be referred to as a “Performance Unit” or “Performance Stock Unit.”
8.3Transferability.  Except as provided in this Article VIII or Article XIV herein, and subject to the limitation in the next sentence, the Restricted Stock Units granted hereunder and the rights thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
8.4Dividends and Other Distributions; Voting.  A Participant holding Restricted Stock Units shall have no rights to deemed dividends or other distributions with respect to such Restricted Stock Units unless the Committee provides otherwise in the Agreement.  The Committee may provide in the Agreement for deemed dividends or other distributions with respect to Restricted Stock Units and may provide for current payment of such deemed dividends or other distributions or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable.  Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the underlying Shares are issued to the Participant.
8.5Settlement after Lapse of Restrictions. Unless otherwise provided in the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit Award, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares of Stock for which the Restricted Stock Unit vested multiplied by the Fair Market Value per share of Stock on the date the restrictions lapse, or a combination thereof as determined by the Committee.  Any payment in Shares shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs.
8.6Incorporation of Section 7.9 by Reference.  Unless otherwise provided in the Agreement, the provisions of Section 7.9 herein shall apply to Restricted Stock Units awarded under the Plan.
ARTICLE IX
Other Stock-Based Awards

Subject to the terms of the Plan, the Committee may grant other forms of equity-based Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, subject to such terms as shall be determined by the Committee, including, without limitation, Performance Goals or other criteria which must be satisfied or achieved, completion of a specified period of service with the Company, a combination of any of the foregoing factors or such other factors as determined by the Committee consistent with the Plan.  Such Awards shall be payable in Shares, to the extent earned, and no Participant shall have any rights of ownership unless and until the underlying Shares are issued  to the Participant.

ARTICLE X
Performance-Based Compensation Awards

10.1General.  Any Award granted under the Plan may be a Performance-Based Compensation Award.  The Committee shall determine the applicable Performance Goal(s) and Performance Period for each Performance-Based Compensation Award and any service-based restrictions or other restrictions and provisions as the Committee shall determine consistent with the Plan.
10.2Performance Goals.  The extent to which Performance Goals are satisfied or achieved will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise or receive. For purposes of the Plan, a Performance Goal may be particular to a Participant and may include, but is not limited to, any one or more of the following performance criteria, either individually, alternatively, or in any combination, subset or component, measured either quarterly, annually, or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Agreement: (a) net income and earnings per share (before or after interest, taxes, depreciation or amortization); (b) pre-tax, pre-provision measures of income or net income; (c) revenues; (d) return measures (including, but not limited to, total shareholder return, return on average assets, return on average shareholders’ equity, return on investment and return on average tangible equity or average tangible common equity); (e) interest or net interest income; (f) net interest income on a tax equivalent basis; (g) net interest margin; (h) net interest margin on a tax equivalent basis; (i) net non-interest expense to average assets; (j) interest-sensitivity gap levels; (k) expense targets, efficiency ratio or other expense measures; (l) assets under management; (m) levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); (n) market share; (o) growth in target market relationships; (p) investments; (q) value of assets; (r) asset quality levels; (s) charge-offs; (t) loan-loss reserves; (u) non-performing assets; (v) business expansion or consolidation (acquisitions and divestitures); (w) strategic plan development and implementation; (x) Share price; (y) regulatory compliance; (z) satisfactory internal or external audits; (aa) satisfactory regulatory examination results; (bb) measures of book value of equity, tangible equity or tangible common equity or ratios of such measures to a measure of assets, risk-weighted assets or tangible assets; (cc) improvement of financial ratings; (dd) achievement of balance sheet or income statement objectives; or (ee) any component or components of the foregoing.

Any Performance Goal(s) may be used to measure the performance of the Company as a whole or any subsidiary, division, business unit, line of business or business segment of the Company or any combination thereof, as the Committee may deem appropriate. Such performance may be measured on a diluted or non-diluted basis, in absolute terms or measured against or in relationship to a pre-established target, the Company's budget or budgeted results, previous period results, and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate, or any combination thereof.  Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

In its discretion, the Committee may provide for any Performance Goal to include or exclude the effects of events that occur during the relevant period, including, without limitation: (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) other non-recurring items; (iii) material extraordinary items that are both unusual and infrequent; (iv) non-budgeted items; (v) an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (vi) asset write-downs; (vii) litigation or claim judgments or settlements; (viii) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable Performance Goal(s); (ix) any reorganization and restructuring programs; (x) acquisitions or divestitures and (xi) discontinued operations and dispositions of business units or segments. Satisfaction or achievement of Performance Goals shall be evaluated and determined by the Committee in its judgment under the provisions of the Plan and the applicable Agreement, and any determination by the Committee shall be final, conclusive and binding.

The Committee shall determine the Performance Period during which a Performance Goal must be met, and satisfaction or achievement of Performance Goals shall be subject to certification by the Committee. To the extent permitted in the Agreement, the Committee may, in its discretion, adjust the compensation or economic benefit due upon satisfaction or achievement of Performance Goals and adjust the Performance Goals themselves and/or the length of the Performance Period in which one or more Performance Goals must be achieved.

ARTICLE XI
Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion  and without the consent of any Participant (except that it may not take any action which would cause any Award not to comply with Section 409A of the Code) may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions:  (i) provide for the acceleration of the vesting, delivery and exercisability of and the lapse of time-based and/or performance-based vesting restrictions with respect to any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement or cancellation of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii)  provide for the replacement of any such Stock-settled Award with a cash-settled Award; (iv) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (v) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.  Where an Award is subject to or falls under an exemption from Section 409A of the Code, this Article XI will be applied in a manner so as to comply with Section 409A of the Code or to maintain the exemption from Section 409A of the Code, as applicable.

ARTICLE XII
Amendment, Modification and Substitution of Awards
12.1Amendment, Modification and Substitution.  Subject to the terms and provisions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Awards, or accelerate the vesting thereof and amend or modify the terms of any outstanding Agreement accordingly. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor, so long as the new or substituted Awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new or substituted Awards may be of a different type than the cancelled or surrendered Awards or awards, may provide for a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, or may contain any other provisions that are authorized by the Plan.  The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after April 18, 2032, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Agreement. Notwithstanding the foregoing, however, but subject to Section 4.4 and Article XI herein, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.  Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Section 409A of the Code, or causes an Award that previously qualified for an exemption from Section 409A of the Code to become subject to Section 409A of the Code, and the Committee shall not amend, modify, or substitute an Award that satisfies the requirements of SEC Rule 16b-3 in a manner that causes any exemption pursuant to SEC Rule 16b-3 to become no longer available.
12.2Stock Option Repricing.  Notwithstanding any provision of the Plan to the contrary,  neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option, or to cancel an outstanding Option at a time when the Option Price is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, or to extend the exercise period beyond the original term of the Option, except in connection with a corporate transaction involving the Company in accordance with Section 4.4 or Article XI herein.
ARTICLE XIII
Amendment, Modification and Termination of the Plan
13.1Amendment, Modification and Termination.  At any time and from time to time, the Board may terminate, amend, or modify the Plan.  Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

13.2Awards Previously Granted.  No termination, amendment or modification of the Plan other than pursuant to Section 4.4 or Article XI herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.
ARTICLE XIV
Beneficiary Designations

A Participant may designate a Beneficiary to receive any Options that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement.  If the Agreement does not address when a Beneficiary can receive an Award, the following rules shall apply: (1) with regard to an Option,  the Beneficiary shall have up to one (1) year to exercise any vested Options, but in no event may an Option be exercised after the expiration of its term, and (2) with regard to other Awards, the Beneficiary shall only  have a right to receive the Award if the Award is fully earned and payable at or prior to the death of the Participant, as determined by the Committee in its sole discretion.  Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant's death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.  If the Participant and the designated Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.

ARTICLE XV
Restrictions on Stock Transferability

The Committee shall impose such restrictions on any Shares acquired pursuant to an Award under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable federal securities law, under the requirements of any stock exchange upon which such Shares are then listed or quoted and under any blue sky or state securities laws applicable to such Shares.  In addition to applicable restrictions above, the Committee may impose such restrictions on any Shares delivered to a Participant in settlement of an Award as it may deem advisable in its sole and absolute discretion, including, without limitation, restricting transferability and/or designating such Shares as Restricted Stock or Shares subject to further service, performance, consulting or non-competition period or non-solicitation period after settlement.  Any Stock acquired pursuant to an Award under the Plan shall, if issued in book-entry form, be subject to and, if issued in certificated form, bear a legend referencing the restrictions on such Stock, which legend may be similar to the legend placed on certificates pursuant to Section 7.5 herein.  The Committee may require each Participant purchasing or acquiring Shares pursuant to an Option or other Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof and that he will make no transfer of the same except in compliance with any rules and regulations in effect at the time of transfer under the applicable federal and state securities laws or any other applicable law.  No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

ARTICLE XVI
Withholding
16.1Tax Withholding.  Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.  The Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that, subject to any limitation under Section 409A of the Code, the Committee may permit a Participant to elect to have an additional amount (up to the maximum allowed by law) withheld. Until the applicable withholding taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book-entry or electronic form (or, in the case of Restricted Stock, no issuance in book-entry or electronic form free of a restrictive legend or notation) shall be made for the Participant.

16.2Use of Shares to Satisfy Withholding Obligations.  As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, the Committee may permit Participants to elect or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock that the Participant has previously acquired and owned having a Fair Market Value equal to the amount required to be withheld.  The value of any Shares so withheld or delivered shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.  All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.
ARTICLE XVII
Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XVIII
General
18.1Requirements of Law.  The granting of Awards and the issuance of Shares and all obligations of the Company under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., stock exchanges) as may be required.
18.2Effect of Plan.  The establishment of the Plan shall not confer upon any Key Employee, Non-Employee Director or Consultant any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan.  The Plan does not constitute an inducement or consideration for the employment or service of any Key Employee, Non-Employee Director or Consultant, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee, Non-Employee Director or Consultant.  Participation in the Plan shall not give any Key Employee, Non-Employee Director or Consultant any right to be engaged or retained in the employment or service of the Company or any Subsidiary.  Except as may be otherwise expressly provided in the Plan or in an Agreement, no Key Employee, Non-Employee Director or Consultant who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.
18.3Creditors.  The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
18.4Governing Law.  The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.  The Plan and Awards are subject to all present and future applicable provisions of the Code. If any provision of the Plan or an Award conflicts with any such Code provision, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.
18.5Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.6Termination of Employment or Service.  Unless otherwise provided in the Agreement, in the event that a Participant’s employment or service with the Company and its Subsidiaries terminates for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company.  Unless otherwise provided in the Agreement pertaining to an Award or as may be required by applicable law, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an employee and a Non-Employee Director, or between that of an employee and a Consultant, or between that of a Non-Employee Director and a Consultant, shall be disregarded.  The Committee may provide in an Agreement made under the Plan for vesting of

Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee.  The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.
18.7Transfer of Awards.  Except as provided in the Agreement, no Award shall be transferable for any reason (including pursuant to a domestic relations order) other than due to the Participant's death as provided in Article XIV herein.
18.8Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
18.9Clawback.  All Awards (whether vested or unvested) shall be subject to such clawback or recovery by the Company or a related entity as may be required to be made pursuant to the terms of any clawback, repayment or similar policy of the Company as such may be in effect from time to time or any applicable federal or other law, rule, regulation or stock exchange listing requirement.
18.10Banking Regulatory Provision.  All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company is subject.
18.11Share Certificates and Book-Entry.  To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed or quoted.  Notwithstanding any other provisions contained in this Plan, in its discretion, the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form.  If the Company issues any Shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer.  In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 7.5 herein.
18.12Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through email or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
ARTICLE XIX
Omnibus Code Section 409A Provision
19.1Intent of Awards.  It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee.  Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee.  The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent.  To the extent required for an Award to comply with Section 409A of the Code or for an Option to be an exempt stock right under Section 409A, a defined term in the Plan shall be applied and interpreted (and to the extent required, deemed narrowed) to comply with the requirements under, or exemption from, Section 409A of the Code and applicable guidance thereunder.  Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code.  Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an Award that is subject to Section 409A of the Code or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code.  Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.
19.2409A Awards.  The Committee may grant an Award under the Plan that is subject to Section 409A of the Code and is intended to comply with Section 409A of the Code (a “409A Award”).  The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.
19.3Time of Payment.  The time and form of payment of a 409A Award, including application of a six-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Agreement.  A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, a Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code.  The time of distribution of the 409A Award must be fixed by reference to the specified payment event.  Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2½) months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code.  For purposes of Section 409A of the Code, each installment payment will be treated as the entitlement to a separate payment.
19.4Acceleration or Deferral.  The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Section 409A of the Code.
19.5Distribution Requirements.  Any distribution of a 409A Award, or a non-409A Award to the extent required to be exempt from Section 409A of the Code, triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Section 409A of the Code.  A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period.  Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.
19.6Scope and Application of this Provision.  For purposes of this Article XIX, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A of the Code means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Section 409A of the Code.

Appendix C

Past Compensation Peer Groups

2019 Incentive Compensation Peer Group

The financial institutions included in the 2019 Incentive Compensation Peer Group are shown in the table below.

American National Bankshares Inc. (VA)	Old Line Bancshares, Inc. (MD)
CapStar Financial Holdings, Inc. (TN)	Old Point Financial Corporation (VA)
Community Bankers Trust Corporation (VA)	Peoples Bancorp of North Carolina, Inc. (NC)
The Community Financial Corporation (MD)	Premier Financial Bancorp, Inc. (WV)
First Community Bancshares, Inc. (VA)	Reliant Bancorp, Inc. (TN)
First Community Corporation (SC)	Select Bancorp, Inc. (NC)
First United Corporation (MD)	Severn Bancorp, Inc. (MD)
FVCBankcorp, Inc. (VA)	Shore Bancshares, Inc. (MD)
Howard Bancorp, Inc. (MD)	SmartFinancial, Inc. (TN)
Limestone Bancorp, Inc. (KY)	Southern First Bancshares, Inc. (SC)
MainStreet Bancshares, Inc. (VA)	Southern National Bancorp of Virginia, Inc. (VA)
MVB Financial Corp. (WV)	Summit Financial Group, Inc. (WV)
National Bankshares, Inc. (VA)

2020 Incentive Compensation Peer Group

The financial institutions included in the 2020 Incentive Compensation Peer Group are shown in the table below.

American National Bankshares Inc. (VA)	MVB Financial Corp. (WV)
CapStar Financial Holdings, Inc. (TN)	National Bankshares, Inc. (VA)
Community Bankers Trust Corporation (VA)	Old Line Bancshares, Inc. (MD)
The Community Financial Corporation (MD)	Peoples Bancorp of North Carolina, Inc. (NC)
First Community Bancshares, Inc. (VA)	Premier Financial Bancorp, Inc. (WV)
First Community Corporation (SC)	Reliant Bancorp, Inc. (TN)
First United Corporation (MD)	Select Bancorp, Inc. (NC)
FVCBankcorp, Inc. (VA)	Shore Bancshares, Inc. (MD)
HomeTrust Bancshares, Inc. (NC)	SmartFinancial, Inc. (TN)
Howard Bancorp, Inc. (MD)	Southern First Bancshares, Inc. (SC)
Limestone Bancorp, Inc. (KY)	Southern National Bancorp of Virginia, Inc. (VA)
MainStreet Bancshares, Inc. (VA)	Summit Financial Group, Inc. (WV)

C-1

ANNUAL MEETING OF SHAREHOLDERS OF C&F FINANCIAL CORPORATION April 19, 2022 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone any time before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - Attend the Annual Meeting of shareholders by visiting https://web.lumiagm.com/284158993, using your control number and the meeting code c&f2022 (case sensitive). GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20430303000000001000 5 041922 O Audrey D. Holmes FOR ALL NOMINEES Corporation’s named executive officers disclosed in the Proxy Statement. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect directors as instructed below. NOMINEES: O Elizabeth R. Kelley WITHHOLD AUTHORITYO James T. Napier FOR ALL NOMINEESO Paul C. Robinson FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. To approve the C&F Financial Corporation 2022 Stock and Incentive Compensation Plan. 3. To approve, in an advisory, non-binding vote, the compensation of the 4. To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2022. 5. To transact such other business as may properly come before the meeting or any adjournment thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. Meeting Attendance I plan to attend the virtual Annual Meeting on Tuesday, April 19, 2022. Please check here if you plan to attend the meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of ShareholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement, proxy card and 2021 Annual Report to Shareholders are available at http://www.astproxyportal.com/ast/08723/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

0 C&F FINANCIAL CORPORATION This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Larry G. Dillon and James H. Hudson III, jointly and severally, as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of C&F Financial Corporation standing in the name of the undersigned as of the close of business on February 16, 2022, at the Annual Meeting of Shareholders to be held virtually on Tuesday, April 19, 2022 at 3:30 p.m., or any adjournment thereof, on each of the matters listed on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed by the shareholder signing on the reverse side of this proxy card. If no direction is made, this proxy will be voted FOR all director nominees in Proposal 1 and FOR Proposals 2, 3 and 4, and on any other matters, to the extent entitled, in the best judgment of the proxy agents. (Continued and to be signed on Reverse Side) 14475 1.1